PROSPECTUS SUPPLEMENT
(To Prospectus dated June 10, 1997)
                                  $130,000,000
                   Irwin Home Equity Corporation Trust 1997-2
================================================================================
                       $70,000,000 Class A-1 Certificates
                       $24,500,000 Class A-2 Certificates
                       $20,500,000 Class A-3 Certificates
                       $15,000,000 Class A-4 Certificates
                                IHE Funding Corp.
                                    (Seller)
                          Irwin Home Equity Corporation
                                   (Servicer)
                              Prudential Securities
                          Secured Financing Corporation
                                   (Depositor)
                Mortgage Pass-Through Certificates, Series 1997-2
      Principal and interest payable monthly, commencing December 15, 1997

                            -------------------------

      The Irwin Home Equity Corporation Series 1997-2 Mortgage Pass-Through Certificates (the "Certificates") will consist of four Classes of senior Certificates (the "Class A-1 Certificates", the "Class A-2 Certificates", the "Class A-3 Certificates", the "Class A-4 Certificates" and, collectively, the "Class A Certificates"), and one Class of residual Certificates (the "Class R Certificates"). Only the Class A Certificates are being offered hereby. The Class A-1 Pass-Through Rate is an adjustable rate which shall be equal to the lesser of the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") plus 0.21% per annum and the Weighted Average Rate Cap (as defined herein), the Class A-2 Pass-Through Rate is a fixed rate of 6.425% per annum, the Class A-3 Pass-Through Rate is a fixed rate of 6.420% per annum, and the Class A-4 Pass-Through Rate is a fixed rate of 6.770% per annum (subject to certain step-up provisions described herein). Interest on the Class A-1 Certificates is payable on the basis of a 360-day year and the actual number of days elapsed. Interest on the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates is payable monthly at one-twelfth the related Pass-Through Rate.

      The Certificates will evidence in the aggregate all of the beneficial ownership interests in a specified portion of a trust fund (the "Trust") whose assets will be divided into two segregated pools of assets ("Group I", "Group II" and, generically, a "Group"). The assets of the Trust will consist primarily of (i) a pool of home equity floating rate revolving credit line loans (the "HELOCs") and (ii) a pool of closed end fixed rate home equity loans (the "HELs") secured in either case by mortgages on residential one-to-four-family properties (the "Mortgage Loans" and together with all other assets of the Trust, the "Trust Fund"). An election will be made to treat certain assets of the Trust Fund as a REMIC (the "1997-2 REMIC"). The HELOCs will be assigned to a separate group ("Group I") and the HELs will be assigned to a separate group ("Group II"). The interest rate on the HELOCs will be adjustable based on the highest prime rate published in the "Money Rates" section of The Wall Street Journal on the last Business Day of the month of the applicable period. The HELs will each bear interest at fixed rates.

                                      MBIA

      The Depositor has caused MBIA Insurance Corporation (the "Certificate Insurer") to issue two certificate guaranty insurance policies (the "Certificate Insurance Policies") for the benefit of the Class A Certificateholders pursuant to which it will guarantee certain payments to the Class A Certificateholders as described herein.
                                                  (Cover continued on next page)

      Prospective Investors should consider the factors set forth under "Risk Factors" appearing on pages S-25 through S-27

      If purchased at a price other than par, a Class A  Certificate's  yield to maturity will be sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans, the majority of which may be prepaid at any time without penalty. Investors in the Class A Certificates should consider the associated risks, including, in the case of Class A Certificates purchased at a discount (or premium), the risk that a slower (or faster) than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans could result in an actual yield that is lower than anticipated. See "Description of the Certificates--Flow of Funds" in this Prospectus Supplement and "Prepayment and Yield Considerations" in the Prospectus

THESE SECURITIES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE CERTIFICATE INSURER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THESE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------------

      The Class A Certificates will be purchased by Prudential Securities Incorporated (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class A Certificates will be approximately $129,545,000.00 before deducting expenses payable by the Depositor estimated to be approximately $290,000 in the aggregate, and before adding accrued interest. See "Plan of Distribution" in this Prospectus Supplement.

     The Class A Certificates are offered by the Underwriter when, as and if issued, subject to delivery by the Depositor and acceptance by the Underwriter, to prior sale and to withdrawal, cancellation or modification of the offer without notice. It is expected that the Class A Certificates will be available for delivery through the facilities of The Depository Trust Company, CEDEL S.A. and Euroclear on or about November 18, 1997.

                       Prudential Securities Incorporated
           The date of this Prospectus Supplement is November 11, 1997

(Cover continued from previous page)

Additional HELOCs and HELs (the "Subsequent Mortgage Loans") may be purchased by the Trust from time to time on or before February 16, 1998 from funds on deposit in the pre-funding account held by the 1997-2 REMIC (the "Pre-Funding Account"), and any such HELOCs shall be allocated to Group I and any such HELs shall be allocated to Group II. On the Issue Date an aggregate cash amount of $43,099,866.46 from the proceeds of the sale of the Class A-1 Certificates allocated to Group I and $36,899,748.63 from the proceeds of the sale of the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates allocated to Group II will be deposited with the Trustee in the Pre-Funding Account.

Distributions in respect of interest will be made on the 15th day of each month or, if the 15th day is not a Business Day, on the next succeeding Business Day, commencing on December 15, 1997 (each, a "Remittance Date"), to the holders of Certificates to the extent described herein. On each Remittance Date, the amount of interest distributed in respect of the Class A-1 Certificates will equal the interest accrued at the Class A-1 Pass-Through Rate during the period commencing on the 15th day of the month immediately preceding the month in which such Remittance Date occurs and ending on the 14th day of the month in which such Remittance Date occurs, and will be calculated based on actual days elapsed divided by 360. On each Remittance Date, the amount of interest distributed in respect of the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates will equal the interest accrued at the Class A-2 Pass-Through Rate, Class A-3 Pass-Through Rate and Class A-4 Pass-Through Rate, respectively, during the period commencing on the first day and ending on the last day of the month immediately preceding the month in which such Remittance Date occurs, and will be calculated based on an assumed year of 360 days consisting of twelve 30 day months.

      There is currently no secondary market for the Class A Certificates and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Class A Certificates.

     An election will be made to treat the 1997-2 REMIC as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Class A Certificates will constitute "regular interests" in the 1997-2 REMIC and the Class R Certificates will constitute a "residual interest" in the 1997-2 REMIC. See "Summary Terms of the Certificates--Federal Income Tax Status" and "Certain Federal Income Tax Considerations" in this Prospectus Supplement and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

      The Class A Certificates described herein represent a Class of a separate series of Certificates being offered by the Depositor from time to time pursuant to the Prospectus dated June 10, 1997 accompanying this Prospectus Supplement. The Prospectus shall not be considered complete without this Prospectus Supplement. Any prospective investor should not purchase any Class A Certificates described herein unless it shall have received the Prospectus and this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                              ---------------------

      Until ninety days from the date of this Prospectus Supplement, all dealers effecting transactions in the Class A Certificates, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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                        SUMMARY TERMS OF THE CERTIFICATES

      The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus. See "Index of Significant Prospectus Supplement Definitions" herein and "Index of Significant Definitions" in the Prospectus.

Title of Securities............. Irwin Home Equity  Corporation,  Series  1997-2
                                   Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4 and Class R (the "Certificates").

Trust........................... Irwin Home Equity  Corporation  Trust 1997-2, a
                                   trust to be formed under the laws of the State of New York

Depositor....................... Prudential    Securities    Secured   Financing
                                   Corporation  (the   "Depositor").   See  "The
                                   Depositor" in the Prospectus.

Servicer ....................... Irwin Home Equity Corporation  ("Irwin",  or in
                                   its capacity as servicer, the "Servicer") will act as Servicer for the Trust Fund and, in that capacity, will provide customary servicing functions with respect to the Mortgage Loans pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Depositor, the Servicer and The Chase Manhattan Bank, a New York banking corporation (the "Trustee"), will provide certain reports to the Trustee and will make certain advances to the extent described in this Prospectus Supplement. See "The Trustee" in this Prospectus Supplement and "Servicing of the Mortgage Loans and Contract--The Servicer" in the Prospectus.

Seller.......................... The Depositor  will acquire the Mortgage  Loans from IHE Funding Corp. (in its capacity as the seller to the Depositor the "Seller"). The Seller will acquire the Mortgage Loans from Irwin Union Bank and Trust Company ("Irwin Union Bank").

Certificates Offered ........... The Certificates  will consist of the Class A-1
                                   Certificates (the "Class A-1 Certificates"), the Class A-2 Certificates (the "Class A-2 Certificates"), the Class A-3 Certificates (the "Class A-3 Certificates") and the Class A-4 Certificates (the "Class A-4 Certificates" and collectively with the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, the "Class A Certificates") and one class of residual Certificates (the "Class R Certificates"). Only the Class A Certificates are offered hereby.

Cut-Off Date.................... The close of business on October 31, 1997.

Issue Date...................... On or  about  November  18,  1997  (the  "Issue
                                   Date").

First Remittance Date........... December   15,  1997.   Distributions   on  the
                                   Certificates will be made on the 15th day of each month (or, if such 15th day is not a Business Day, on the next succeeding Business
                                   Day) (each, a "Remittance Date"). "Business Day" shall mean any day other than (i) a Saturday or Sunday, or (ii) any day on which banking institutions located in the States of New York, Illinois or California are authorized or obligated by law or executive order to close.

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Record Date..................... All distributions  will be made by or on behalf of the Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the calendar month immediately preceding the related Remittance Date.

Description of Certificates;
  Denominations................. General.  The  1997-2  REMIC and the Trust Fund
                                   will be formed and the Certificates will be issued pursuant to the Pooling and Servicing Agreement. The Certificates will represent the entire beneficial ownership interest in the 1997-2 REMIC. The assets of the 1997-2 REMIC will consist primarily of the principal balances as of the Cut-Off Date (such principal balances with respect to an individual Mortgage Loan, the "Trust Balance") of (i) the pool of HELOCs evidenced by loan agreements (each, a "Loan Agreement") and (ii) the pool of HELs evidenced by promissory notes, in each case secured by mortgages or deeds of trust on residential one-to-four-family properties (such properties, the "Mortgaged Properties" and such pools collectively, the "Mortgage Pool"). Any additional balances added to the HELOCs ("Additional Balances") (which will not serve as collateral for the Certificates) shall be held by the Trust Fund as a separate Mortgage Pool (the "Additional Loan Group"). See "Description of the Mortgage Loans" in this Prospectus Supplement. The Pooling and Servicing Agreement will designate each Mortgage Pool as a sub-trust to be held by the Trustee.

                                   In addition, the Depositor has caused MBIA Insurance Corporation (the "Certificate Insurer") to issue two certificate guaranty insurance policies (the "Certificate Insurance Policies") one relating to the Class A-1 Certificates and one relating to the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates for the benefit of the related Class A Certificateholders, pursuant to which it will guarantee certain payments to the Trustee for the benefit of the related Class A Certificateholders, as described herein.

                                 Book-Entry   Form.  The  Class  A  Certificates
                                   initially will be issued in book-entry form, in minimum denominations of $1,000 initial principal balance with integral multiples thereof (except for one Certificate of each Class which may be issued in a lesser amount). The Class A Certificates are sometimes referred to in this Prospectus Supplement as "Book-Entry Certificates." No person acquiring an interest in the Book-Entry Certificates (a "Beneficial Owner") will be entitled to receive a definitive certificate representing such person's interest in the 1997-2 REMIC, except under the limited circumstances described herein. Beneficial Owners may elect to hold their interests through The Depository Trust Company ("DTC"), in the United States, or Centrale de Livraison des Valeurs Mobiliers, S.A. ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be,

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                                   will be in accordance with the usual rules and operating procedures of the relevant system. In general, "Certificateholder" or "Holder" shall mean each Person in whose name a Certificate is registered in the Certificate Register and the Book-Entry Certificates initially will be represented by a single certificate in respect of each of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates registered in the name of Cede & Co. ("Cede"), which will be the "Holder" or "Certificateholder" of such Certificates, as the nominee of DTC or CEDEL or Euroclear (collectively, the "European Depositories").

                                   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through The Chase Manhattan Bank ("Chase"), the relevant depositories of CEDEL or Euroclear, respectively, and each participating member of DTC. The rights of Beneficial Owners may only be exercised through DTC and its participating organizations, except as otherwise specified herein.

                                 See  "Description  of the  Certificates -- Book
                                   -Entry    Registration"   and   "--Definitive
                                   Certificates" in this Prospectus Supplement.

The Mortgage Pool............... The  statistical   information   regarding  the
                                   Mortgage Loans and the Mortgaged Properties which is presented in this Prospectus Supplement is based upon the characteristics of the respective Group within the Mortgage Pool as of the close of business on the Cut-Off Date. Unless otherwise indicated, all percentages set forth in this Prospectus
                                   Supplement are based upon the aggregate Principal Balances of the Mortgage Loans in the related Group as of the Cut-Off Date, which was $26,900,133.54 with respect to HELOCs allocated to Group I and $23,100,251.37 with respect to HELs allocated to Group II.

                                   The Trust Balance of the HELOCs to be included in Group I will be home equity revolving credit line loans evidenced by Loan Agreements and secured by mortgages (of which approximately 97.60% by Cut-Off Date principal balance are second mortgages and the remainder of which are first mortgages) or deeds of trust on one-to-four family residential properties, a substantial portion of which are located in the northern half of the State of California and in selected metropolitan markets in the States of Massachusetts, Michigan, Florida and Ohio, which generally have original terms to stated maturity of approximately 20 years and which have scheduled payments of interest only for the first ten years of their respective terms. Commencing in its eleventh year, each HELOC has scheduled payments on a ten-year fully amortizing basis.

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                                   The Trust Balance of the HELs to be included in Group II will be closed end fixed rate home equity loans evidenced by promissory notes and secured by mortgages (of which approximately 96.77% by Cut-Off Date principal balance are second mortgages and the remainder of which are first mortgages) or deeds of trust on one-to-four family residential properties, a substantial portion of which are located in the northern half of the State of California and in selected metropolitan markets in the States of Massachusetts, Michigan, Florida and Ohio of which approximately 75.25% have original terms to stated maturity of approximately 10 years or less and approximately 100% of which have original terms to stated maturity of approximately 15 years or less, and which provide for substantially equal payments in an amount sufficient to amortize the HEL over its term.

                                   Unless otherwise provided in an applicable supplement hereto, the Monthly Payments for each Mortgage Loan will be due on the fifteenth day of each month (each, a "Due Date"). See "Description of the Mortgage Loans" herein.

                                   On the Issue Date, $43,099,866.46 (the "Original Group I Pre-Funded Amount") from the proceeds of the sale of the Class A-1
                                   Certificates will be deposited with the Trustee, held as an asset of the 1997-2 REMIC and used to purchase the Subsequent Mortgage Loans which are HELOCs. On the Issue Date, $36,899,748.63 (the "Original Group II Pre-Funded Amount") from the proceeds of the sale of the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates will be deposited with the Trustee, held as an asset of the 1997-2 REMIC and used to purchase the Subsequent Mortgage Loans which are HELs. The Subsequent Mortgage Loans, if available, will be originated by Irwin Union Bank, sold by Irwin Union Bank to the Seller, sold by the Seller to the Depositor and then sold by the Depositor to the Trust. The Subsequent Mortgage Loans, as well as all Mortgage Loans, must conform to certain specified characteristics.

                                   The Trust Fund will be obligated to purchase the Subsequent Mortgage Loans from time to time on or before February 16, 1998 subject to the availability thereof. In connection with each purchase of Subsequent Mortgage Loans, the Trust Fund will be required to pay to the Depositor a cash purchase price of 100% of the principal amount thereof from the Pre-Funding Account. The Depositor will be obligated to sell Subsequent Mortgage Loans to the Trust Fund and the Trust Fund will be obligated, subject to the satisfaction of certain conditions described therein, to purchase such Subsequent Mortgage Loans. The Depositor will designate as a cut-off date (each a "Subsequent Cut-Off Date") the last day of the month immediately preceding the month in which Subsequent Mortgage Loans will be conveyed by the

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                                   Depositor to the Trust Fund (each a "Subsequent Transfer Date") occurring during the Pre-Funding Period (as defined herein). The Trust Fund may purchase the Subsequent Mortgage Loans only from the Depositor and not from any other person. See "Description of the Mortgage Loans."

                                   The Mortgage Loans were underwritten in accordance with the underwriting standards of the Servicer developed at the direction of Irwin Union Bank. See "Risk Factors Underwriting Standards and Potential Delinquencies" in this Prospectus Supplement. As of the Cut-Off Date, approximately 20.26% of the HELOCs and 16.16% of the HELs in each case by aggregate principal balance are secured by Mortgaged Properties located in California, approximately 8.30% of the HELOC's and 14.09% of the HELs in each case by aggregate principal balance are secured by Mortgaged Properties located in selected metropolitan markets in Massachusetts, approximately 10.43% of the HELOCs and 9.93% of the HELs in each case by aggregate principal balance are secured by Mortgaged Properties located in selected metropolitan markets in Michigan, approximately 7.05% of the HELOCs and 6.16% of the HELs in each case by aggregate principal balance are secured by Mortgaged Properties located in selected metropolitan markets in Florida and approximately 4.90% of the HELOCs and 9.28% of the HELs in each case by aggregate principal balance are secured by Mortgage Properties located in selected metropolitan markets in Ohio. See "Risk Factors--Geographic Concentration" in this Prospectus Supplement.

Pre-Funding Account............. On the Issue Date the Trustee  will deposit the
                                   Original Group I Pre-Funded Amount and the Original Group II Pre-Funded Amount in the Pre-Funding Account. Such amount will be funded from the proceeds of the sale of the Certificates, and may, subject to the satisfaction of certain conditions, be used to acquire Subsequent Mortgage Loans during the period (the "Pre-Funding Period") from the Issue Date until, with respect to Group I or Group II as applicable, the earliest of
                                   (i) the date on which the amount on deposit in the Pre-Funding Account with respect to such Group is less than $100,000, (ii) the date on which an Event of Default occurs under the Pooling and Servicing Agreement or
                                   (iii) February 16, 1998. Subject to the satisfaction of certain conditions, the amount on deposit in the Pre-Funding Account will be reduced during the Pre-Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans and by transfers to the Reserve Account. The Depositor expects that the Original Group I Pre-Funded Amount will be reduced to less than $100,000 by February 16, 1998 and the Original Group II Pre-Funded Amount will be reduced to less than $100,000 by February 16, 1998. Any amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period and allocated to Group I or

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                                   Group II will be used to prepay the related Class of Class A Certificates and in the case of amounts allocated to Group II in accordance with the sequential pay features of the Class A-2 Certificates, the Class A-3 and the Class A-4 Certificates. Amounts on deposit in the Pre-Funding Account will be invested in Permitted Investments.

Capitalized Interest Account.... On the  Closing  date the  Trustee  will make a cash deposit from the proceeds of the sale of the Certificates into an account held by the Trustee (the "Capitalized Interest Account") unless a letter of credit in form and substance, and from a provider, acceptable to the Certificate Insurer evidencing the availability of such amount is delivered to the Trustee on the Closing Date. Amounts on deposit in the Capitalized Interest Account will be withdrawn, or drawings under such letter of credit will be made, on each Remittance Date, to fund portions of the Class A-1 Interest Distribution Amount, the
                                   Class A-2 Interest Distribution Amount, the Class A-3 Interest Distribution Amount and the Class A-4 Interest Distribution Amount to the extent set forth in the Pooling and Servicing Agreement.

Mortgage Interest Rate.......... The "Mortgage  Interest  Rate" of each Mortgage
                                   Loan is the per annum interest rate required to be paid by the mortgagor under the terms of the related mortgage note (the "Mortgage Note"). The Mortgage Interest Rate borne by each Mortgage Loan is fixed as of the closing date of such Mortgage Loan in the case of a HEL and adjustable on the date (each such date, an "Interest Adjustment Date") specified in the related Mortgage Note with respect to a HELOC to a rate which is based on the highest prime rate as published in the "Money Rates" section of The Wall Street Journal on the last Business Day of the month. The Mortgage Interest Rate on each HELOC will be adjusted on each Interest Adjustment Date to a rate equal to the sum of the applicable prime rate and a fixed percentage (the "Gross Margin") specified in the related Mortgage Note, and is generally subject to maximum and minimum lifetime Mortgage Interest Rates ("Lifetime Rate Caps" and "Lifetime Rate Floors," respectively) specified in the related Loan Agreement. As of the Cut-Off Date, the weighted average Mortgage Interest Rate for the HELs was approximately 13.967% and for the HELOCs was approximately 12.868%.

                                   As of the Cut-Off Date, the Gross Margins for the HELOCs will range from 1.00% to 7.90% and the weighted average Gross Margin will be approximately 4.368%. As of the Cut-Off Date, the Lifetime Rate Caps for the HELOCs will range from approximately 13.00% to 25.00% per annum and the weighted average Lifetime Rate Cap will be approximately 19.823% per annum. As of the Cut-Off Date, the Lifetime Rate
                                   Floors for the HELOCs will range from approximately 1.90% to 14.40% per annum and the weighted average Lifetime Rate Floor will be approximately 10.825% per annum.

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Original Class A-1 Principal
 Balance........................   $70,000,000.

Original Class A-2 Principal
 Balance........................   $24,500,000

Original Class A-3 Principal
 Balance .......................   $20,500,000.

Original Class A-4 Principal
 Balance .......................   $15,000,000.

Interest; Class A-1
 Pass-Through Rate.............. The Class A-1 Pass-Through Rate, in the case of the first Remittance Date, will be 5.85063%, and for each Remittance Date thereafter, shall be equal to a per annum rate equal to the lesser of (a) the sum of (i) LIBOR on the second to the last Business Day prior to the preceding Remittance Date plus (ii) 0.21%, subject to certain exceptions described under "Description of the Certificates--Calculation of LIBOR" herein, and (b) the Weighted Average Rate Cap. Such rate will be calculated on the basis of actual days elapsed divided by 360. See "Description of the Certificates--Weighted Average Rate Cap."

                                   Interest on the Class A-1 Certificates will accrue from and including the preceding Remittance Date (as defined below)(except in the case of the first such period, in which case interest shall accrue from the Issue
                                   Date) to but not including the related Remittance Date (each, an "Accrual Period") at the Class A-1 Pass-Through Rate on the Class A-1 Principal Balance as of the last Remittance Date (after giving effect to principal distributed on such last Remittance
                                   Date)(such interest, net of interest shortfalls not covered by Compensating Interest and reductions in respect of the Civil Relief Act, the "Class A-1 Interest Distribution Amount"). The amount of the Class A-1 Interest Distribution Amount payable with respect to the Class A-1 Certificates on any Remittance Date shall be distributable, to the extent described herein, on such Remittance Date. With respect to the first Remittance Date, interest shall accrue on the Class A-1 Certificates at the Class A-1 Pass-Through Rate on the Class A-1 Principal Balance as of the close of business on the Cut-Off Date for the period commencing on the Issue Date and ending on December 14, 1997. See "Description of the Certificates" in this Prospectus Supplement.

                                   In the event that LIBOR exceeds the Prime Rate, or the Prime Rate increases to a level that subjects the Mortgage Interest Rate for the HELOCs to an applicable statutory maximum interest rate, it is possible that the weighted average Mortgage Interest Rate on the Mortgage Loans in Group I for the related Due Period, net of the rates at which the Servicing Fee, the Trustee Fee and the amount owed to the Certificate Insurer as premium for the Certificate Insurance Policy related to the Class A-1 Certificates (the "Class A-1 Certificate Insurance Premium Amount") are calculated (the "Net Mortgage Interest Rate") will be less than the amount of interest calculated in clause (a) under "Interest; Class A-1 Pass-Through Rate" above. Therefore, the Class A-1 Pass-Through Rate is, on each Remittance Date, subject

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                                   to a maximum annual rate (the "Weighted Average Rate Cap") equal to the weighted average Net Mortgage Interest Rate for the HELOCs and beginning on the 13th Remittance Date, the weighted average Net Mortgage Interest Rate for HELOCs minus 0.50%.

Interest; Class A-2 Pass-Through
 Rate........................... 6.425%.  Interest on the Class A-2 Certificates
                                   will accrue from and including the first day through and including the last day of the month preceding the related Remittance Date at the Class A-2 Pass-Through Rate on the Class A-2 Principal Balance as of the last Remittance Date (after giving effect to principal distributed on such last Remittance
                                   Date)(such interest, net of interest shortfalls not covered by Compensating Interest and reductions in respect of the Civil Relief Act, the "Class A-2 Interest Distribution Amount"). For purposes of accrual and payment of interest on the Class A-2 Certificates all calculations will be based on an assumed year of 360 days consisting of twelve 30-day months.

                                   The amount of the Class A-2 Interest Distribution Amount payable with respect to the Class A-2 Certificates on any Remittance Date shall be distributable, to the extent described herein, on such Remittance Date.

Interest; Class A-3 Pass-Through
 Rate........................... 6.420%.  Interest on the Class A-3 Certificates
                                   will accrue from and including the first day through and including the last day of the month preceding the related Remittance Date at the Class A-3 Pass-Through Rate on the Class A-3 Principal Balance as of the last Remittance Date (after giving effect to principal distributed on such last Remittance
                                   Date)(such interest, net of interest shortfalls not covered by Compensating Interest and reductions in respect of the Civil Relief Act, the "Class A-3 Interest Distribution Amount"). For purposes of accrual and payment of interest on the Class A-3 Certificates all calculations will be based on an assumed year of 360 days consisting of twelve 30-day months.

                                   The amount of the Class A-3 Interest Distribution Amount payable with respect to the Class A-3 Certificates on any Remittance Date shall be distributable, to the extent described herein, on such Remittance Date.

Interest; Class A-4 Pass-Through
 Rate........................... Prior to the date on which the sum of the Class
                                   A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance is less than 10% of the sum of the aggregate Trust Balances of the Mortgage Loans in Group II as of the Cut-Off Date plus the Original Group II Prefunded Amount (as defined herein), the Class A-4 Pass-Through Rate shall equal 6.770% and for each Accrual Period after the next succeeding Remittance Date, the Class A-4 Pass-Through Rate shall equal 7.270%. Interest on the Class A-4 Certificates will accrue from and including the first day through and including the last day of the month preceding the related Remittance Date at the Class A-4 Pass-Through Rate on the Class A-4 Principal Balance as of the last Remittance Date (after

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                                   giving effect to principal distributed on such last Remittance Date)(such interest, net of interest shortfalls not covered by Compensating Interest and reductions in respect of the Civil Relief Act, the "Class A-4 Interest Distribution Amount"). For purposes of accrual and payment of interest on the Class A-4 Certificates all calculations will be based on an assumed year of 360 days consisting of twelve 30-day months.

                                   The amount of the Class A-4 Interest Distribution Amount payable with respect to the Class A-4 Certificates on any Remittance Date shall be distributable, to the extent described herein, on such Remittance Date.



Principal; Class A Principal
 Balance........................ The  "Principal  Balance" of any Mortgage  Loan
                                   (or related REO Property) is the outstanding principal balance of such Mortgage Loan as of the end of the calendar month preceding such date of determination. The "Class A-1 Principal Balance" represents the maximum specified dollar amount of principal to which the Holders of the Class A-1 Certificates are entitled from the future cash flow on the assets in the 1997-2 REMIC. The "Class A-1 Principal Balance" at any time is equal to the Class A-1 Principal Balance as of the Cut-Off Date (the "Original Class A-1
                                   Principal Balance") minus the aggregate, cumulative amounts actually distributed as principal to the Class A-1 Certificateholders. The "Class A-2 Principal Balance" represents the maximum specified dollar amount of principal to which the Holders of the Class A-2 Certificates are entitled from the future cash flow on the assets in the 1997-2 REMIC. The "Class A-2 Principal Balance" at any time is equal to the Class A-2 Principal Balance as of the Cut-Off Date (the "Original Class A-2
                                   Principal Balance") minus the aggregate, cumulative amounts actually distributed as principal to the Class A-2 Certificateholders. The "Class A-3 Principal Balance" represents the maximum specified dollar amount of principal to which the Holders of the Class A-3 Certificates are entitled from the future cash flow on the assets in the 1997-2 REMIC. The "Class A-3 Principal Balance" at any time is equal to the Class A-3 Principal Balance as of the Cut-Off Date (the "Original Class A-3
                                   Principal Balance") minus the aggregate, cumulative amounts actually distributed as principal to the Class A-3 Certificateholders. The "Class A-4 Principal Balance" represents the maximum specified dollar amount of principal to which the Holders of the Class A-4 Certificates are entitled from the future cash flow on the assets in the 1997-2 REMIC. The "Class A-4 Principal Balance" at any time is equal to the Class A-4 Principal Balance as of the Cut-Off Date (the "Original Class A-4
                                   Principal Balance") minus the aggregate, cumulative amounts actually distributed as principal to the Class A-4 Certificateholders. The "Class A Principal Balance" refers to each of the Class A-1 Principal

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                                   Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance. See "Description of the Certificates--Flow of Funds" in this Prospectus Supplement.

                                   The Holders of Class A-1 Certificates are entitled to receive certain monthly distributions of principal on each Remittance Date which generally reflect collections of principal on the HELOCs during the prior calendar month (the "Due Period"). The
                                   Holders of Class A-2 Certificates are entitled to receive certain monthly distributions of principal which generally reflect collections of principal on the HELs during the related Due Period on each Remittance Date until the Class A-2 Principal Balance has been reduced to zero. Following the reduction of the Class A-2 Principal Balance to zero, the Holders of Class A-3 Certificates are entitled to receive certain monthly distributions of principal which generally reflect collections of principal on the HELs during the related Due Period on each Remittance Date until the Class A-3 Principal Balance has been reduced to zero. Following the reduction of the Class A-3
                                   Principal Balance to zero, the Holders of Class A-4 Certificates are entitled to receive certain monthly distributions of principal which generally reflect collections of principal on the HELs during the related Due Period on each Remittance Date.

                                   The "Class A Principal Distribution Amount" for any Remittance Date and either Group will be the lesser of:

                                   (a) the excess of (i) the sum, as of such Remittance Date, of (A) the Group I Available Amount or Group II Available Amount, as applicable, plus (B) any amounts on deposit in and available to be withdrawn from the Reserve Account with respect to such Group, plus (C) any Insured Payment with respect to such Group, over (ii) the Class A-1 Interest Distribution Amount, Class A-2 Interest Distribution Amount, Class A-3 Interest Distribution Amount and Class A-4 Interest Distribution Amount, as applicable; and

                                   (b)    the sum, without duplication, of:

                                   (i) with respect to each Mortgage Loan in such Group, and until the Trust Balance of such Mortgage Loan is reduced  to  zero,  (A) all  scheduled
                                          installments of principal  received or
                                          advanced   during  the   related   Due
                                          Period,     (B)    all    prepayments,
                                          curtailments  and  other   unscheduled
                                          receipts  of   principal   other  than
                                          Liquidation   Proceeds   and  (C)  all
                                          Liquidation      Proceeds     actually
                                          collected by the  Servicer  during the
                                          prior  calendar month and allocable to
                                          the  Trust  Balance  of such  Mortgage
                                          Loan (see  "Allocations of Payments on
                                          the HELOCs  Between the Trust Balances
                                          and the Additional Balances"),

                                   (ii)   theTrust Balance of each Mortgage Loan
                                          in  such   Group   that   either   was
                                          repurchased  by the  Seller  or by

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                                          the  Depositor  or  purchased  by  the
                                          Servicer  on  the  related  Remittance
                                          Date, to the extent such Trust Balance
                                          is actually received by the Trustee,

                                   (iii) any Substitution Adjustments delivered by the Depositor on the related Remittance Date in connection with a substitution of a Mortgage Loan in such Group, to the extent such Substitution Adjustments are actually received by the Trustee,

                                   (iv) with respect to each Mortgage Loan in such Group that became a Liquidated Mortgage Loan during the prior calendar month, the Trust Balance of such Mortgage Loan immediately prior to the time when such Mortgage Loan became a Liquidated Mortgage Loan,

                                   (v) any monies released from the Pre-Funding Account as a prepayment of the related Class of Class A Certificates on or prior to the Remittance Date in February 1998.

                                   (vi) the proceeds received by the Trustee of any termination of the 1997-2 REMIC (to the extent such proceeds related to principal).

                                   In no event will the Class A Principal Distribution Amount for any Class of Class A Certificates with respect to any Remittance Date be (x) less than zero or (y) greater than the related outstanding Class A Principal Balance as of the end of the month preceding the applicable Remittance Date.

                                   With respect to any Remittance Date, the sum of the Class A-1 Interest Distribution Amount and the Principal Distribution Amount for Group I as would be calculated pursuant to
                                   (b) above with respect to such Remittance Date, is the "Class A-1 Formula Distribution Amount" for such Remittance Date. With respect to any Remittance Date, the Class A-2 Interest Distribution Amount, the Class A-3
                                   Interest Distribution Amount, the Class A-4 Interest Distribution Amount and the Principal Distribution Amount for Group II as would be calculated pursuant to (b) above with respect to such Remittance Date is the "Group II Formula Distribution Amount" for such Remittance Date.

                                   The  "Group  I  Available   Amount"  for  any
                                   Remittance   Date  equals  (i)  the  Servicer
                                   Remittance Amount for Group I on such Remittance Date plus (ii) any portion of the Servicer Remittance Amount for Group II not required to pay the Group II Formula Distribution Amount, the Trustee Fee for Group II or the premium payable with respect to the Certificate Insurance Policy for the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates (the "Group II Certificate Insurance Premium Amount") minus (iii) the Trustee Fee for Group I and the Class A-1 Certificate Insurance Premium Amount.

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                                   The  "Group  II  Available  Amount"  for  any
                                   Remittance   Date  equals  (i)  the  Servicer
                                   Remittance Amount for Group II on such Remittance Date plus (ii) any portion of the Servicer Remittance Amount for Group I not required to pay the Class A-1 Formula Distribution Amount, the Trustee Fee for
                                   Group  I  or  the   Class   A-1   Certificate
                                   Insurance Premium Amount minus (iii) the Trustee Fee for Group II and the Group II Certificate Insurance Premium Amount.

                                   With respect to any Remittance Date, the excess of the Class A-1 Formula Distribution Amount over the Group I Available Amount with respect to such Remittance Date is the "Class A-1 Credit Enhancement Distribution Amount" for such Remittance Date. With respect to any Remittance Date, the excess of the Group II Formula Distribution Amount over the Group II Available Amount with respect to such Remittance Date is the "Group II Credit Enhancement Distribution Amount" for such Remittance Date.

                                   The actual amount distributed with respect to the Class A-1 Certificates on any Remittance Date is the "Class A-1 Distribution Amount" for such Remittance Date. The actual amount distributed with respect to the Class A-2 Certificates on any Remittance Date is the "Class A-2 Distribution Amount" for such Remittance Date. The actual amount distributed with respect to the Class A-3 Certificates on any Remittance Date is the "Class A-3 Distribution Amount" for such Remittance Date. The actual amount distributed with respect to the Class A-4 Certificates on any Remittance Date is the "Class A-4 Distribution Amount" for such Remittance Date. The sum of the Class A-2 Distribution Amount, the Class A-3 Distribution Amount and the Class A-4 Distribution Amount for any Remittance Date is the Group II Distribution Amount for such Remittance Date.

                                   A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). Losses will be allocated to the Trust Balance of any Liquidated Mortgage Loan that is a HELOC as provided in "Allocation of Payments on the HELOCs between the Trust Balance and the Additional Balance." A loss on a Liquidated Mortgage Loan (a "Liquidated Loan Loss") will be recovered by the Holders of the related Class of Class A Certificates on the Remittance Date which immediately follows the event of loss. Such distribution will be in the form of an Insured Payment if not covered by withdrawals from the Reserve Account or otherwise available from the Group I
                                   Available Amount or Group II Available Amount, as applicable. MBIA will insure the timely payment of interest and the ultimate payment of principal on the Class A Certificates. See "The Certificate

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                                   Insurance   Policies   and  the   Certificate
                                   Insurer" in this Prospectus Supplement.

                                   The "Trust Balance" of any Mortgage Loan as of any date of determination is the portion of the principal balance of such Mortgage Loan sold to the Trust as of the Cut-Off Date, after giving effect to prepayments received on or prior to the latest Due Date, Deficient Valuations incurred prior to such Due Date and the payment of principal due on such Due Date (all allocated in the case of a Mortgage Loan that is a HELOC, as provided in "Allocation of Payments on HELOCs between the Trust Balance and the Additional Balance") and irrespective of any delinquency in payment by the related Mortgagor. The Trust
                                   Balance of a Mortgage Loan which becomes a Liquidated Mortgage Loan on or prior to such Due Date shall be zero.

Credit Enhancement ............. The credit enhancement provided for the benefit of the Class A Certificateholders consists of
                                   (a) drawings on the Reserve Account and, if adequate funds do not exist therein, (b) the Certificate Insurance Policy. See "Description of the Certificates--Reserve Account."

                                   The Reserve Account

                                   On the Issue Date, an amount required by the Certificate Insurer from the proceeds of the sale of the Class A Certificates, or a letter of credit in form and substance, and from a provider, acceptable to the Certificate Insurer evidencing the availability of such amount (or any combination of cash and a letter of credit aggregating such amount), will be deposited into the Reserve Account. On each Subsequent Transfer Date, the Seller will transfer an additional amount as required by the Certificate Insurer to the Reserve Account from the Pre-Funding Account (or provide a letter of credit in form and substance, and from a provider, acceptable to the Certificate Insurer evidencing the availability of an amount which when aggregated with such transferred amount will meet the requirements of the Certificate Insurer). With respect to the Certificates, the Pooling and Servicing Agreement generally provides separately with respect to Group I and Group II that, subject to certain floors and triggers, the Required Reserve Account Level may be reduced. In addition, certain triggers or conditions may cause the Required Reserve Account Level to be increased. Funds on deposit in the Reserve Account may be withdrawn (or drawings on a letter of credit may be made) to make payments of the Class A-1 Credit Enhancement Distribution Amount or Group II Credit Enhancement Distribution Amount. Withdrawals from the Reserve Account (or drawings on a letter of credit) will be replenished (or reimbursed) from the flow of funds. See "Description of the Certificates - Flow of Funds." Subject to certain limitations and requirements described in the Pooling and Servicing Agreement, distributions may be made to the owner of the Residual Certificate only from

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                                   amounts on deposit in the Reserve Account in excess of the Required Reserve Account Level or from funds remaining on deposit in the Certificate Account after the making of any Reserve Account Deposits. Amounts on deposit in the Reserve Account will be invested in Permitted Investments. See "Description of the Certificates -- Reserve Account."

                                   The Certificate Insurance Policies

                                   The Class A Certificateholders will have the benefit of the Certificate Insurance Policies, discussed more fully below. See "The Certificate Insurance Policies and the Certificate Insurer" herein and "Credit Support--Other Credit Enhancement" in the Prospectus.

Mandatory Prepayment of Class A
 Certificates................... The  Original  Group  I  Pre-Funded  Amount  of
                                   $43,099,866.46 funded from the proceeds of the sale of the Class A-1 Certificates may be used to acquire Subsequent Mortgage Loans which are HELOCs. The Original Group II Pre-Funded Amount of $36,899,748.63 funded from the proceeds of the sale of the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates may be used to acquire Subsequent Mortgage Loans which are HELs. In the event that, at the end of the Pre-Funding Period, not all of the Original Group I Pre-Funded Amount or the Original Group II Pre-Funded Amount has been used to acquire Subsequent Mortgage Loans, then the related Class of Class A Certificates will be prepaid in part on the February, 1998
                                   Remittance Date, to the extent of such remaining funds. Such amount will be allocated as between the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, if applicable, in accordance with the sequential pay feature of such Certificates.

The Certificate Insurer ........ MBIA Insurance  Corporation  (the  "Certificate
                                   Insurer"). See "The Certificate Insurer and the Certificate Insurance Policy" in this Prospectus Supplement.

Certificate Insurance Policies.. The   Certificate   Insurer   will   issue  two
                                   Certificate Guaranty Insurance Policies (the "Certificate Insurance Policies") one with respect to the Class A-1 Certificates and one with respect to the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, pursuant to which it will irrevocably and unconditionally guaranty payment on each Remittance Date of Insured Payments to the Trustee for the benefit of the Holders of the related classes of Class A Certificates. On any Remittance Date, the Certificate Insurer will generally be required to make available to the Trustee the amount, if any, by which the Class A-1 Credit Enhancement Distribution Amount or Group II Credit Enhancement Distribution Amount exceeds amounts on deposit in and available to be withdrawn from the Reserve Fund (including any amounts available to be drawn on a letter of credit). See "Description of the Certificates -- Reserve Account." The Certificate Insurance Policy does not guarantee the Class

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                                   A Certificates any specified rate of prepayments. A payment by the Certificate Insurer under either of the Certificate Insurance Policies is referred to herein as an "Insured Payment." The Certificate Insurer will be entitled to reimbursement for all Insured Payments together with interest thereon. See "The Certificate Insurance Policies and the Certificate Insurer" in this Prospectus Supplement.

Servicing of the Mortgage Loans. The Servicer has agreed to service the Mortgage
                                   Loans on a "scheduled/scheduled" basis (i.e., the Servicer is responsible for advancing scheduled payments of interest and scheduled payments of principal to the extent described
                                   in      "Summary       Terms      of      the
                                   Certificates--Periodic Advances" below) in accordance with the Pooling and Servicing Agreement and to cause the Mortgage Loans to be serviced with the same care as it customarily employs in servicing and administering mortgage loans for its own account in accordance with accepted mortgage servicing practices of prudent lending institutions and giving due consideration to the Certificate Insurer's and the Certificateholders' reliance on the Servicer.

Periodic Advances............... Subject to the  Servicer's  determination  that such action would not constitute a Nonrecoverable Advance (as defined herein), the Servicer is required to deposit into the Trustee Collection Account no later than the close of business on the third Business Day prior to the related Remittance Date (such day, the "Determination Date") an amount equal to the sum of (a) Monthly Payments on each Mortgage Loan due by the related Due Date but not received by the Servicer as of the close of business on the related Determination Date, net of the Servicing Fee and (b) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO disposition did not occur during the related Due Period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan related to such REO Property at the related Mortgage Interest Rate, net of the Servicing Fee, for the related Due Period for the related Mortgage Loan over the net income from the REO Property to be transferred to the Certificate Account for such Remittance Date pursuant to the Pooling and Servicing Agreement (the "Periodic Advance"). Such Periodic Advances by the Servicer are reimbursable to the Servicer subject to certain conditions and restrictions and are intended to provide both sufficient funds for the payment of interest to the Holders of the Class A Certificates and to pay the premium due the Certificate Insurer. In the event that, notwithstanding the Servicer's good faith determination at the time such Periodic Advance was made that it would not be a Nonrecoverable Advance, such Periodic Advance becomes a Nonrecoverable Advance, the Servicer will be entitled to reimbursement therefor from the
                                   1997-2  REMIC.   See

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                                   "Description of the  Certificates-Payments on
                                   the  Mortgage   Loans"  in  this   Prospectus
                                   Supplement.

Prepayment Interest Shortfalls.. Not  later  than the close of  business  on the
                                   Business Day immediately following each Determination Date, the Servicer is required to remit to the Trustee Collection Account, an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related Remittance Date resulting from principal prepayments during the related Due Period and (b) its aggregate Servicing Fees received in the related Due Period and shall not have the right to reimbursement therefor (the "Compensating Interest"). With respect to any Remittance Date and any Mortgage Loan, the "Prepayment Interest Shortfall" will be an amount equal to the excess, if any, of (a) 30 days' interest on the outstanding Principal Balance of such Mortgage Loan at a per annum rate equal to the related Mortgage Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act"), any reduction as a result of a bankruptcy proceeding (a "Deficient Valuation") and/or any reduction by a court of the monthly payment due on such Mortgage Loan (a "Debt Service Reduction")), minus the rate at which the Servicing Fee is calculated, over (b) the amount of interest actually remitted by the Mortgagor in connection with such principal prepayment in full less the Servicing Fee for such Mortgage Loan in such month.

Servicing Advances.............. Subject to the  Servicer's  determination  that such action would not constitute a Nonrecoverable Advance and that a prudent mortgage lender would make a like advance if it or an affiliate owned the related Mortgage Loan, the Servicer is required to advance amounts with respect to the Mortgage Loans ("Servicing Advances") constituting
                                   "out-of-pocket" costs and expenses relating to (a) the preservation and restoration of the Mortgaged Property, (b) enforcement proceedings, including foreclosures, (c) expenditures relating to the purchase or maintenance of a first lien not included in the 1997-2 REMIC on the Mortgaged Property, and (d) certain other customary amounts described in the Pooling and Servicing Agreement. Such Servicing Advances by the Servicer are reimbursable to the Servicer subject to certain conditions and restrictions. In the event that, notwithstanding the Servicer's good faith determination at the time such Servicing Advance was made, that it would not be a Nonrecoverable Advance, in the event such Servicing Advance becomes a Nonrecoverable Advance, the Servicer will be entitled to reimbursement therefor from the 1997-2 REMIC.

Servicing Fee................... The Servicer is entitled to a servicing  fee of
                                   1.00% per annum of the Principal Balance of each Mortgage Loan (the "Servicing Fee"), calculated and payable monthly from the interest portion of Monthly Payments, Net Liquidation

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                                   Proceeds and certain other proceeds. In the case that Irwin is no longer acting as
                                   Servicer,  the  Successor  Servicer  will  be
                                   entitled to a Servicing Fee of 1.00% per annum of the Principal Balance of each Mortgage Loan.

Optional Termination by the
 Servicer or Seller............. The  Servicer or Seller may, at its option (and if such option is not exercised by the Servicer or the Seller, the Certificate Insurer may, at its option) repurchase all but not less than all of the Mortgage Loans in the related Group on any date on which the Class A-1 Principal Balance, with respect to Group I or the sum of the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance, with respect to Group II, is less than 10% of the sum of
                                   (x) the aggregate Trust Balances of the Mortgage Loans in the related Group as of the Cut-Off Date, and (y) the Original Group I Pre-Funded Amount or the Original Group II Pre-Funded Amount, as applicable, by purchasing from the 1997-2 REMIC on the next succeeding Remittance Date, all of the property in such Group at a price equal to the sum of (a) the greater of (i) 100% of the aggregate Trust Balances of each outstanding Mortgage Loan in such Group and each REO
                                   Property acquired in respect of a Mortgage Loan in such Group and (ii) the fair market value (disregarding accrued interest) of the Trust Balances of such Mortgage Loans and such REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price) made by nationally-recognized dealers and based on a valuation process which would be used to value comparable mortgage loans and REO properties, (b) the greater of (i) the aggregate amount of accrued and unpaid interest on the Trust Balances of the Mortgage Loans in such Group through the related Due Period and (ii) 30 days' accrued interest thereon computed at a rate equal to the related Mortgage Interest Rate, in each case net of the Servicing Fee, and (c) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement and any accrued and unpaid Insured Payments.

                                   See     "Servicing     of    the     Mortgage
                                   Loans--Termination;   Purchase   of  Mortgage
                                   Loans" herein.

Trustee......................... The Chase  Manhattan  Bank,  a New York banking corporation, with offices located at 450 West 33rd Street, 10th Floor, New York New York. See "The Trustee" in this Prospectus Supplement.

ERISA Considerations............ A fiduciary  of any  employee  benefit  plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. The

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                                   U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-32, to the Underwriter (the "Exemption"), which generally exempts from the application of certain of the prohibited transaction provisions of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates such as the Class A Certificates and the servicing and operation of asset pools such as the 1997-2 REMIC, provided that certain conditions are satisfied. Prior to the reduction of the Pre-Funded Amount for the related Group to zero, the purchase or holding of Class A Certificates by a fiduciary of any employee benefit plan or other retirement arrangement subject to the ERISA, or the Code could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.
                                   Accordingly, prior to such reduction, the assets of such plans or arrangements may not be used to purchase the Class A Certificates. See "ERISA Considerations" in this Prospectus Supplement.

Legal Investment ............... The Class A  Certificates  will not  constitute
                                   "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Federal Income Tax Status....... An  election  will be made to treat Group I and
                                   Group II as a single real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4
                                   Certificates will be designated as the regular interests in the 1997-2 REMIC and the Class R Certificates will be designated as the residual interest in the 1997-2 REMIC.

                                   The Class A Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners of the Class A Certificates will be required to report income thereon in accordance with the accrual method of accounting.

                                   In addition, if the Class A Certificates are issued with original issue discount for federal income tax purposes, such event generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income.

                                   See "Certain Federal Income Tax Considerations" in this Prospectus Supplement and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

Certificate Ratings ............ It is a condition  to the issuance of the Class
                                   A Certificates that the Class A Certificates shall have been rated not lower than AAA by Standard & Poor's Ratings Group ("Standard & Poor's") and Aaa by Moody's Investors Service ("Moody's") based on the presence of the

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                                   Certificate Insurance Policies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the possibility that Class A Certificateholders may suffer a lower than anticipated yield. See "Ratings" in this Prospectus Supplement and "Prepayment and Yield Considerations" in this Prospectus.

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                                  RISK FACTORS

      Investors should consider, among other things, the following factors in connection with the purchase of the Class A Certificates.

Underwriting Standards and Potential Delinquencies

      Irwin was incorporated as an Indiana corporation in September of 1994 and has been in the home equity lending business since January 1995. The underwriting standards for the Mortgage Loans have been developed by Irwin in conjunction with Irwin Union Bank and Trust Company, an affiliate of Irwin headquartered in Columbus, Indiana ("Irwin Union Bank") and have been audited to confirm compliance with those standards.

      In soliciting the potential borrowers for the Mortgage Loans, Irwin attempts to target the most creditworthy and profitable customer segments within its targeted mailing lists. Irwin's adjustable rate home equity line of credit and closed end fixed rate products are targeted primarily as debt consolidation loans for repeat or frequent borrowers with strong credit ratings. Loan decisions are based on an analysis of the prospective borrower's documented cash flow and credit history and supplemented by a collateral evaluation. Since April, 1996, Irwin has issued commitments on behalf of Irwin Union Bank for loans within Irwin Union Bank's standard credit guidelines and Irwin Union Bank has reviewed and approved each other loan prior to a commitment to lend being issued.

      There can be no assurance as to the level of delinquencies and defaults that may be experienced by the Mortgage Loans. Since the Mortgage Loans are originated by mail solicitation, prospective investors should be aware that delinquencies and defaults with respect to the pool of Mortgage Loans may be different than they would be with respect to a pool of similar mortgage loans originated through other means of solicitation. In addition, because the original Combined Loan-to-Value Ratio of the Mortgage Loans may be high relative to that of other similar second mortgage loans, recoveries on Defaulted Mortgage Loans may be lower than the level of recoveries experienced by such other defaulted mortgage loans.

Geographic Concentration

      Approximately 50.93% of the HELOCs and 55.64% of the HELs are secured by Mortgaged Properties located in the State of California, a substantial portion of which are located in the northern half thereof, and selected metropolitan markets in Florida, Michigan, Massachusetts and Ohio. See "DESCRIPTION OF THE MORTGAGE LOANS" "Geographic Distribution of Mortgaged Properties Securing HELOCs" and "Geographic Distribution of Mortgaged Properties Securing HELs". Because of the relative geographic concentration of the Mortgage Loans within California, Florida, Michigan, Massachusetts and Ohio, losses on the Mortgage Loans may be higher than would be the case if the Mortgage Loans were more geographically diversified. For example, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the regional economies of the areas in which the Mortgage Loans are located may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. In recent years, property values of residential real estate generally have declined in California and in Florida. If the relevant California, Florida, Michigan, Massachusetts and Ohio residential real estate metropolitan markets experience an overall decline in property values after the dates of origination of the respective Mortgage Loans, then the rates of delinquencies, foreclosures and losses on the Mortgage Loans may be expected to increase and such increase may be substantial. Further, Mortgage Loans in the State of California are subject to "one action" and "anti-deficiency" laws which generally means that in the event of default on Mortgage Loans in that state, the lender, in this case the Servicer, on behalf of the Trustee, must elect either (i) to seek a judicial foreclosure of the Mortgaged Property and, in the event the loan balance exceeds the sales price at the foreclosure sale, seek a deficiency judgment against the borrower or (ii) to seek a non-judicial foreclosure, in which case any such deficiency would be waived.

Decline in Real Estate Values

      No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses on the Mortgaged Properties could be higher than losses now generally experienced in the mortgage lending industry.

Risk of Mortgage Loan Yield Reducing Class A-1 Pass-Through Rate

      The Class A-1 Pass-Through Rate is based upon the value of an index (one-month LIBOR) which is different from the value of the prime rate applicable to the Mortgage Loans, as described under "The Mortgage Loans" herein. The Mortgage Loans adjust monthly based upon the highest prime rate as published in the "Money Rates" section of The Wall Street Journal on the last Business Day in the month whereas the Pass-Through Rate on the Class A-1 Certificates adjusts monthly based upon a one-month LIBOR index, limited by the Weighted Average Rate Cap. Consequently, the actual Class A-1 Pass-Through Rate for any Remittance Date may not equal what the Class A-1 Pass-Through Rate for such Remittance Date would have been without regard to the Weighted Average Rate Cap. In addition, one-month LIBOR and the prime rate may respond to different economic and market factors. Also, the Mortgage Loans indexed to the prime rate are generally subject to specified Lifetime Rate Caps and Lifetime Rate Floors. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which the prime rate applicable to the Mortgage Loan is stable or is falling or that, even if both one-month LIBOR and the prime rate rise during the same period, one-month LIBOR may rise much more rapidly than the applicable prime rate. See "Interest; Class A-1 Pass-Through Rate" in the Summary to this Prospectus Supplement and "Description of the Certificates--Calculation of LIBOR" and "--Weighted Average Rate Cap."

The Subsequent Mortgage Loans and the Pre-Funding Account

      If the principal amount of eligible HELOCs or HELs available during the Pre-Funding Period and sold to the Trust is less than 100% of the Original Pre-Funded Amount allocated to Group I or Group II, respectively, the Depositor will have insufficient Mortgage Loans to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in prepayments of principal to Holders of the related class of Class A Certificates as described herein. See "Social, Economic and Other Factors" below. In addition, any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others: (i) each such Subsequent Mortgage Loan must satisfy certain specified representations and warranties; (ii) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Holders of the Class A Certificates or the Certificate Insurer; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans and tax and corporate enforceability matters; and (iv) as of the Subsequent Cut-Off Date, the Mortgage Loans at that time, including the Subsequent Mortgage Loans to be conveyed by the Depositor as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement, as described herein under "Description of the Mortgage Loans -- Conveyance of Subsequent Mortgage Loans."

      Amounts on deposit in the Pre-Funding Account will be invested in Permitted Investments. To the extent that amounts on deposit in the Pre-Funding Account and allocated to Group I or Group II have not been fully applied to the purchase of Subsequent Mortgage Loans by the end of the Pre-Funding Period, such remaining amount will be applied as a prepayment of principal paid to the Holders of the related Class A Certificates on the Remittance Date following the end of the Pre-Funding Period (in no event later than the February, 1998 Remittance Date). The amount of any such prepayment will be applied to the Class A Certificates in accordance with the "sequential pay" feature, if any, of such Certificates. Although no assurances can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Holders of the Class A Certificates.

      Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Mortgage Loans may have been originated by Irwin or purchased by the Depositor using credit criteria different from those which were applied to other Mortgage Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Mortgage Loans to the Trust, the aggregate characteristics of the Mortgage Loans then held in the Trust Fund may vary from those of the Mortgage Loans initially included in the Trust. See "Description of the Mortgage Loans -- Conveyance of Subsequent Mortgage Loans."

Social, Economic and Other Factors

      The ability of the Trust Fund to invest in Subsequent Mortgage Loans is largely dependent upon whether the mortgagors thereunder perform their payment and other obligations required by such Subsequent Mortgage Loans in order that such Subsequent Mortgage Loans meet the specified requirements for transfer on a Subsequent Transfer Date. The performance by such mortgagors may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, the Depositor is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the performance by such mortgagors and the availability of Subsequent Mortgage Loans.

                        DESCRIPTION OF THE MORTGAGE LOANS

General

      The statistical information regarding the Mortgage Loans which is presented in this Prospectus Supplement is based upon the characteristics of the HELOCs to be included in Group I and the HELs to be included in Group II as of the close of business on October 31, 1997 (the "Cut-Off Date"). Unless otherwise indicated, all percentages set forth in this Prospectus Supplement are based upon the aggregate Principal Balances of the Mortgage Loans in the respective Group as of the Cut-Off Date, which was $26,900,133.54 with respect to Group I and $23,100,251.37 with respect to Group II.

      The HELOCs to be included in Group I of the 1997-2 REMIC are evidenced by loan agreements (each, a "Loan Agreement") secured by mortgages or deeds of trust (of which approximately 97.60% by Cut-Off Date principal balance are second liens and the remainder are first liens) (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties") and have the additional characteristics described below.

      The HELOCs have original terms to stated maturity of approximately 20 years. Each HELOC was selected for inclusion in the REMIC 1997-2 from among those that met the following criteria as of the Cut-Off Date: (i) a current Principal Balance of no less than $2,860.00, (ii) not more than 59 days past due and no more than 1% of the Mortgage Loans more than 31 days past due and (iii) not less than 224 months to contractual maturity. The HELOCs were selected by Irwin from the mortgage loans in Irwin Union Bank's portfolio that met the above criteria using a selection process believed by Irwin not to be adverse to the Certificateholders, the Certificate Insurer or Irwin Union Bank. As of the
Cut-Off Date, the average unpaid principal balance of the HELOCs was approximately $37,258. As of the Cut-Off Date, the weighted average Gross Margin of the HELOCs was approximately 4.368% and the weighted average Mortgage Interest Rate of the HELOCs was 12.868%. The weighted average "Combined Loan-to-Value Ratio" (calculated by dividing the sum of (x) any outstanding first mortgage balance as of the date the HELOC was originated plus (y) the maximum available credit under the HELOC as of the Cut-Off Date, by the appraised value of such Mortgaged Property at origination) of the HELOCs was approximately 89.47%. As of the Cut-Off Date, the weighted average maximum credit limit utilization rate (computed by dividing the aggregate Principal Balance for the HELOCs by the aggregate credit limit of the HELOCs) was approximately 95.86%. The weighted average remaining term to maturity was 237 months and the latest scheduled maturity of any HELOC is October 15, 2017; however the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

      Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans and Contracts--Enforceability of Certain Provisions" in the Prospectus.

      The Mortgage Interest Rate on each HELOC will adjust monthly on each applicable Interest Adjustment Date to a rate equal to the sum, which rate will, in the principal repayment period beginning after the first ten years of the HELOC, be rounded up to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the highest prime rate as published in the "Money Rates" section of The Wall Street Journal on the last Business Day of the month immediately preceding the related Interest Adjustment Date Bank plus (ii) a fixed percentage (the "Gross Margin"), which total is generally subject to a specified maximum and minimum lifetime Mortgage Interest Rates ("Lifetime Rate Caps" and "Lifetime Rate Floors," respectively) as specified in the related Mortgage Note. Due to the application of the Lifetime Rate Caps and Lifetime Rate Floors, the Mortgage Interest Rate on any HELOC, as adjusted on any related Interest Adjustment Date, may not equal the sum of the related prime rate and the Gross Margin. The Due Date is the 15th day of the month for all of the HELOCs. Each HELOC requires the related Mortgagor to make current interest payments during the life of the HELOCs.

     Effective with the first payment due on a HELOC after the tenth anniversary date of the date of origination thereof in the case of substantially all HELOCs, on each related Interest Adjustment Date, the Monthly Payment will be adjusted to an amount that will amortize the outstanding principal balance of the HELOC over its remaining term. The weighted average number of months from the Cut-Off Date to the first adjustment of the monthly payment such that the resulting amount will amortize the outstanding principal balance of the HELOCs over the remaining term is 117 months.

     Based on information supplied by the Mortgagors in connection with their loan applications at origination, 716 of the Mortgaged Properties securing the HELOCs, which secure approximately 98.88% of the outstanding principal balance of the HELOCs, will be owner occupied primary residences and 6 of the Mortgaged Properties securing the HELOCs, which secure approximately 1.12% of the outstanding principal balance of the HELOCs, will be non-owner occupied or second homes.

     The HELs to be included in Group II of the 1997-2 REMIC are evidenced by promissory notes secured by mortgages or deeds of trust (of which approximately 96.77% by Cut-Off Date principal balance are second liens and the remainder are first liens) (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties") and to have the additional characteristics described below.

     Approximately 75.25% of the HELs have original terms to stated maturity of approximately 10 years or less and approximately 100.00% of the HELs have original terms to stated maturity of approximately 15 years or less. Each HEL was selected for inclusion in the REMIC 1997-2 from among those that met the following criteria of the applicable Cut-Off Date: (i) a current Principal Balance of no less than $9,823, (ii) not more than 59 days past due and no more than 1% of the Mortgage Loans more than 31 days past due and (iii) not less than 101 months to contractual maturity. The HELs were selected by Irwin from the mortgage loans in the Irwin's portfolio that met the above criteria using a selection process believed by Irwin not to be adverse to the Certificateholders, the Certificate Insurer or Irwin Union Bank. As of the Cut-Off Date, the average unpaid principal balance of the HELs was approximately $32,444. As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the HELs was 13.967%. The weighted average "Combined Loan-to-Value Ratio" (calculated by dividing the sum of (x) any outstanding first mortgage balance as of the date of origination of the related Mortgage Loan plus (y) the Trust Balance under the HEL as of the Cut-Off Date, by the appraised value of such Mortgaged Property at origination) of the HELs was approximately 89.13%. The weighted average remaining term to stated maturity was approximately 132 months and the latest scheduled maturity of any HEL is October 15, 2012; however the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

     Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans and Contracts-Enforceability of Certain Provisions" in the Prospectus.

     Based on information supplied by the Mortgagor in connection with their loan applications at origination, 702 of the Mortgaged Properties securing the HELs, which secure approximately 98.62% of the outstanding principal balance of the HELs, will be owner occupied primary residences and 10 of the Mortgaged Properties securing the HELs, which secure approximately 1.38% of the outstanding principal balance of the HELs, will be non-owner occupied or second homes.

Solicitation Process

     By monitoring geographic and economic trends, Irwin attempts to identify stable or appreciating properties within selected real estate markets. Irwin employs a number of data resources to identify metropolitan markets demonstrating past, present, and Irwin believes, future economic viability. Among the factors considered in such regional analysis are (i) rate of unemployment as a percentage of the labor force, (ii) changes in the number of non-agricultural wage and salaried employment opportunities, (iii) number of housing starts in the trailing twelve-month period, (iv) number of months of supply of property resale inventory, (v) first mortgage delinquency rates by Metropolitan Statistical Area and (vi) SMR data on nonperforming consumer credit, bankruptcies and foreclosures at the county level. Since January 1995, Irwin has processed over one hundred and eighteen thousand loan applications from an initial geographic mailing base that included areas within 20 states. Irwin expects to originate its home equity loan product line through a variety of origination channels in other states meeting the criteria set forth above.

     Using pre-screening and list processing (response modeling) techniques, Irwin uses direct-mail methods to contact the most creditworthy and profitable customer segments within its targeted mail base. Irwin's target borrowers have the following general characteristics: (i) repeat or frequent borrowers, (ii) have one or more credit cards with higher than average interest rates, (iii) fee and payment-level sensitive, (iv) have relatively few strong banking relationships, (v) higher than average income for the target economic region, and (vi) the substantial majority of which qualify as traditional "A" credits.

Underwriting Criteria

     Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least two credit reports on each applicant from national credit reporting companies are required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. All property securing loans over $100,000 is subject to a full appraisal. Property securing loans from $50,001 to $100,000 is subject to a drive-by appraisal with an interior inspection as is property securing loans from $35,001 to $50,000 with a second lien ratio greater than 25%. On loans from $35,001 to $50,000 with a second lien ratio less than or equal to 25%, property is valued on the basis of the HUD-1 if the property has been purchased within the last two years, a nationally recognized data base on property values is consulted, or, if neither of these methods is available, a drive-by appraisal is obtained. On loans of $35,000 or less, a HUD-1 is consulted if available or an internal collateral valuation is performed. All appraisers are approved by Irwin. Irwin requires the appraiser to address neighborhood conditions, site and zoning status and the condition and valuation of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and market value analysis based on recent sales of comparable homes in the area. All appraisals are required to conform to FIRREA and the Uniform Standards of Professional Appraisal Practice. All appraisal reports are reviewed by in-house appraisers and determined to be acceptable to Irwin before the mortgage loan is made. A property profile is obtained on all home equity loans which are in a second lien position with a credit limit or Principal Balance of $35,000 or less, or a credit limit or Principal Balance from $35,001 to $50,000 and a second lien ratio less than or equal to 25%. All home equity loans which are in a second lien position with a credit limit or Principal Balance of $35,001 to $50,000 and a second lien ratio greater than 25% and all home equity loans from $50,001 to $100,000 are required to be subject to limited liability title assurance. All home equity loans which are in a first lien position and all home equity loans which are in a second lien position with a credit limit or Principal Balance of more than $100,000 are required to be covered by title insurance policies.

Origination Process

     The  Mortgage  Loans  were   underwritten   by  Irwin  in  accordance  with
underwriting standards developed in conjunction with Irwin Union Bank which approves any variance from such standards and makes the extension of credit.

Mortgage Loan Closing Procedures

     The Mortgage Loans are closed and the loan files reviewed, verified and completed in accordance with the procedures developed by Irwin in conjunction with Irwin Union Bank. For each loan file, the following closing procedures are observed. Following the customer's acceptance of the credit offer, the account manager responsible for the mortgage loan delivers the loan file to the closing area. The documents are drafted after verifying that all files received contain a "signing confirmation request" from the applicable title company and the file is audited for completeness. Once documents are prepared, the loan file is delivered for review and further audit to the individual responsible for approving the closing of the loan. Following approval, the loan file is delivered by overnight courier to the signing agent. Using a funding audit checklist prepared by Irwin and Irwin Union Bank, the signing agent reviews each loan file for completeness. At the time of funding, the individual responsible for closing the loan will fund the appropriate account. Using post-closing procedures developed in conjunction with the Irwin Union Bank, every account funded is audited for completeness.

     Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-Off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.

                        Mortgage Interest Rates of HELOCs

                                                Percentage of
                                                 Cut-Off Date
                                    Number of     Aggregate     Aggregate Unpaid
                                    Mortgage    Trust Balance   Trust Balance of
Gross Mortgage Interest Rates         Loans     of all HELOCs         HELOCs
-----------------------------       ---------   -------------   ----------------
 9.25% < Gross Coupon <=  9.50%           1         0.37%       $     100,000.00
 9.75% < Gross Coupon <= 10.00%           1         0.07%       $      20,000.00
10.00% < Gross Coupon <= 10.25%           1         0.37%       $     100,000.00
10.25% < Gross Coupon <= 10.50%          96        16.68%       $   4,487,323.62
10.50% < Gross Coupon <= 10.75%           2         0.56%       $     150,399.50
10.75% < Gross Coupon <= 11.00%           8         1.71%       $     459,949.84
11.00% < Gross Coupon <= 11.25%           1         0.17%       $      45,979.32
11.25% < Gross Coupon <= 11.50%          70        10.63%       $   2,859,308.27
11.50% < Gross Coupon <= 11.75%           2         0.64%       $     171,419.49
11.75% < Gross Coupon <= 12.00%           2         0.23%       $      61,400.00
12.25% < Gross Coupon <= 12.50%          97        14.56%       $   3,916,824.12
12.75% < Gross Coupon <= 13.00%           7         1.86%       $     499,798.41
13.25% < Gross Coupon <= 13.50%         110        15.39%       $   4,139,189.96
13.75% < Gross Coupon <= 14.00%           3         0.29%       $      79,050.21
14.25% < Gross Coupon <= 14.50%         233        29.44%       $   7,920,331.58
14.75% < Gross Coupon <= 15.00%           1         0.09%       $      24,115.05
15.25% < Gross Coupon <= 15.50%          78         6.45%       $   1,736,114.82
16.25% < Gross Coupon <= 16.50%           9         0.48%       $     128,929.35
--------------------------------------------------------------------------------
Total                                   722       100.00%       $  26,900,133.54
================================================================================

     The weighted average Mortgage Interest Rate of the HELOCs will be approximately 12.868% per annum.

                             Gross Margin of HELOCs

                                                 Percentage of
                                                 Cut-Off Date      Aggregate
                                    Number of      Aggregate      Unpaid Trust
                                     Mortgage    Trust Balance     Balance of
         Gross Margin                 Loans      of all HELOCs       HELOCs
         ------------               ---------    -------------    ------------
0.500% < Gross Margin <= 1.000%          1             0.37%     $   100,000.00
1.000% < Gross Margin <= 1.500%          1             0.07%     $    20,000.00
1.500% < Gross Margin <= 2.000%         97            17.05%     $ 4,587,323.62
2.000% < Gross Margin <= 2.500%         10             2.27%     $   610,349.34
2.500% < Gross Margin <= 3.000%         71            10.80%     $ 2,905,287.59
3.000% < Gross Margin <= 3.500%          4             0.87%     $   232,819.49
3.500% < Gross Margin <= 4.000%         97            14.56%     $ 3,916,824.12
4.000% < Gross Margin <= 4.500%          7             1.86%     $   499,798.41
4.500% < Gross Margin <= 5.000%        110            15.39%     $ 4,139,189.96
5.000% < Gross Margin <= 5.500%          3             0.29%     $    79,050.21
5.500% < Gross Margin <= 6.000%        233            29.44%     $ 7,920,331.58
6.000% < Gross Margin <= 6.500%          1             0.09%     $    24,115.05
6.500% < Gross Margin <= 7.000%         78             6.45%     $ 1,736,114.82
7.500% < Gross Margin <= 8.000%          9             0.48%     $   128,929.35
-------------------------------------------------------------------------------
Total                                  722           100.00%     $26,900,133.54
===============================================================================

     The weighted average Gross Margin of the HELOCs will be approximately 4.368% per annum.

                           Lifetime Rate Cap of HELOCs

                                             Percentage of
                                             Cut-Off Date
                                 Number of     Aggregate       Aggregate Unpaid
                                  Mortgage   Trust Balance     Trust Balance of
      Lifetime Rate Cap            Loans     of all HELOCs           HELOCs
      -----------------          ---------   -------------     ----------------
12.500% < Life Cap <= 13.000%         1            0.15%      $       41,000.00
13.000% < Life Cap <= 13.500%         1            0.09%      $       25,000.00
14.000% < Life Cap <= 14.500%         2            0.25%      $       66,150.00
15.500% < Life Cap <= 16.000%        32            3.62%      $      974,235.60
17.000% < Life Cap <= 17.500%         1            0.37%      $      100,000.00
17.500% < Life Cap <= 18.000%       162           22.57%      $    6,070,141.61
18.000% < Life Cap <= 18.500%        69           12.42%      $    3,341,697.16
18.500% < Life Cap <= 19.000%         8            1.78%      $      479,366.58
19.000% < Life Cap <= 19.500%        60            9.12%      $    2,454,280.61
19.500% < Life Cap <= 20.000%        36            4.73%      $    1,271,793.41
20.000% < Life Cap <= 20.500%        56            8.53%      $    2,293,891.07
20.500% < Life Cap <= 21.000%        74            9.16%      $    2,465,104.64
21.000% < Life Cap <= 21.500%        55            7.57%      $    2,035,733.08
22.000% < Life Cap <= 22.500%       123           15.84%      $    4,261,810.75
23.000% < Life Cap <= 23.500%        38            3.48%      $      936,659.03
24.000% < Life Cap <= 24.500%         2            0.11%      $       28,970.00
24.500% < Life Cap <= 25.000%         2            0.20%      $       54,300.00
-------------------------------------------------------------------------------
Total                               722          100.00%      $   26,900,133.54
===============================================================================

     The weighted average Lifetime Rate Cap of the HELOCs will be approximately 19.823% per annum.

                          Lifetime Rate Floor of HELOCs

                                               Percentage of
                                               Cut-Off Date
                                   Number of     Aggregate     Aggregate Unpaid
                                    Mortgage   Trust Balance   Trust Balance of
     Lifetime Rate Floor             Loans       of HELOCs          HELOCs
     -------------------           ---------   -------------   ----------------
1.500% < Life Floor <= 2.000%             1            0.13%   $       34,949.04
3.500% < Life Floor <= 4.000%             1            0.08%   $       20,809.03
5.500% < Life Floor <= 6.000%             1            0.16%   $       43,097.22
6.500% < Life Floor <= 7.000%             2            0.17%   $       46,025.83
7.000% < Life Floor <= 7.500%             1            0.37%   $      100,000.00
7.500% < Life Floor <= 8.000%             1            0.07%   $       20,000.00
8.000% < Life Floor <= 8.500%            95           16.55%   $    4,452,975.68
8.500% < Life Floor <= 9.000%             9            2.00%   $      536,731.94
9.000% < Life Floor <= 9.500%            70           10.44%   $    2,809,104.99
9.500% < Life Floor <= 10.000%            4            0.87%   $      232,819.49
10.000% < Life Floor <= 10.500%          96           14.86%   $    3,996,135.84
10.500% < Life Floor <= 11.000%           8            1.91%   $      514,774.91
11.000% < Life Floor <= 11.500%         110           15.73%   $    4,232,506.45
11.500% < Life Floor <= 12.000%           3            0.29%   $       79,050.21
12.000% < Life Floor <= 12.500%         236           29.64%   $    7,972,128.72
12.500% < Life Floor <= 13.000%          59            4.54%   $    1,221,930.42
13.000% < Life Floor <= 13.500%          23            2.09%   $      561,793.77
14.000% < Life Floor <= 14.500%           2            0.09%   $       25,300.00
--------------------------------------------------------------------------------
Total                                   722          100.00%   $   26,900,133.54
================================================================================

     The  weighted   average   Lifetime   Rate  Floor  of  the  HELOCs  will  be
approximately 10.825% per annum.

                      Remaining Term to Maturity of HELOCs

                                          Percentage of
                                           Cut-Off Date
                             Number of      Aggregate       Aggregate Unpaid
   Remaining Months to        Mortgage    Trust Balance     Trust Balance of
        Maturity               Loans      of all HELOCs           HELOCs
   -------------------        --------    -------------     ----------------
216 < Rem Term <= 228             4             0.33%      $        88,288.97
228 < Rem Term <= 240           718            99.67%      $    26,811,844.57
-----------------------------------------------------------------------------
Total                           722           100.00%      $    26,900,133.54
=============================================================================

     The calculated weighted average remaining term of the HELOCs will be approximately 237 months.

                          Year of Origination of HELOCs

                                           Percentage of
                                           Cut-Off Date
                               Number of     Aggregate       Aggregate Unpaid
                                Mortgage   Trust Balance     Trust Balance of
  Year of Origination            Loans     of all HELOCs          HELOCs
  -------------------            -----     -------------     ----------------
1996                                  9           1.07%      $     288,554.71
1997                                713          98.93%      $  26,611,578.83
--------------------------------------------------------------------------------
Total                               722         100.00%      $  26,900,133.54
================================================================================

     The earliest month and year of origination of any HELOC is June 1996 and the latest month and year of origination will be October 1997.

                     Combined Loan-to-Value Ratios of HELOCs

                                             Percentage of
                                              Cut-Off Date
                                Number of Aggregate Aggregate Unpaid Mortgage Trust Balance Trust Balance of
Combined Loan-to-Value Range      Loans      of all HELOCs         HELOCs
----------------------------      -----      -------------   ----------------

10.000% < CLTV <=  15.000%           1              0.23%     $      60,941.64
25.000% < CLTV <=  30.000%           2              0.19%     $      50,599.64
40.000% < CLTV <=  45.000%           3              0.74%     $     199,616.32
45.000% < CLTV <=  50.000%           3              0.74%     $     199,784.93
50.000% < CLTV <=  55.000%           5              1.02%     $     274,333.36
55.000% < CLTV <=  60.000%          10              1.76%     $     473,409.44
60.000% < CLTV <=  65.000%          13              2.34%     $     630,297.89
65.000% < CLTV <=  70.000%          15              2.52%     $     677,401.41
70.000% < CLTV <=  75.000%          11              2.25%     $     605,428.00
75.000% < CLTV <=  80.000%          59              7.76%     $   2,088,031.39
80.000% < CLTV <=  85.000%          70              9.71%     $   2,612,073.85
85.000% < CLTV <=  90.000%         102             13.54%     $   3,641,935.96
90.000% < CLTV <=  95.000%          91             15.17%     $   4,080,659.06
95.000% < CLTV <=  100.000%        337             42.03%     $  11,305,620.65
-------------------------------------------------------------------------------
Total                              722            100.00%     $  26,900,133.54
===============================================================================

     The minimum and maximum Combined Loan-to-Value Ratios of the HELOCs as of the Cut-Off Date are approximately 13.96% and 100%, respectively, and the weighted average Combined Loan-to-Value Ratio as of the Cut-Off Date of the HELOCs is approximately 89.47 %. The "Combined Loan-to-Value Ratio" of a HELOC as of the Cut-Off Date is the ratio, expressed as a percentage, equal to the sum of any outstanding first mortgage balance as of the date of origination plus the maximum available amount of credit under the HELOC as of the Cut-Off Date divided by the appraised value of the Mortgaged Property. See "The Trust Funds-- Mortgage Loans" in the Prospectus.

                Maximum Credit Limit Utilization Rates of HELOCs

                                               Cut-Off Date
                                                Aggregate
                                Number of  Percentage of Trust  Aggregate Unpaid
     Range of Maximum Credit     Mortgage     Balance of all    Trust Balance of
     Limit Utilization Rate       Loans           HELOCs              HELOCs
     ----------------------       -----    -------------------  ----------------
   0.000% < Utiliz. <= 5.000%        1             0.01%        $      2,860.56
  10.000% < Utiliz. <= 15.000%       3             0.06%        $     16,864.00
  15.000% < Utiliz. <= 20.000%       2             0.10%        $     27,743.45
  20.000% < Utiliz. <= 25.000%       4             0.18%        $     47,382.96
  25.000% < Utiliz. <= 30.000%       4             0.20%        $     54,409.82
  30.000% < Utiliz. <= 35.000%       3             0.22%        $     58,003.03
  35.000% < Utiliz. <= 40.000%       4             0.32%        $     86,087.31
  40.000% < Utiliz. <= 45.000%       3             0.25%        $     66,740.68
  45.000% < Utiliz. <= 50.000%       3             0.16%        $     43,093.13
  50.000% < Utiliz. <= 55.000%       7             0.44%        $    117,996.99
  55.000% < Utiliz. <= 60.000%      11             1.14%        $    305,758.54
  60.000% < Utiliz. <= 65.000%       4             0.40%        $    107,206.09
  65.000% < Utiliz. <= 70.000%      10             1.21%        $    326,040.72
  70.000% < Utiliz. <= 75.000%      14             1.29%        $    345,684.32
  75.000% < Utiliz. <= 80.000%      11             1.48%        $    397,300.87
  80.000% < Utiliz. <= 85.000%      14             2.14%        $    574,771.45
  85.000% < Utiliz. <= 90.000%      13             2.41%        $    649,510.62
  90.000% < Utiliz. <= 95.000%      17             2.82%        $    757,967.10
  95.000% < Utiliz. <= 100.000%    594            85.18%        $ 22,914,711.90
--------------------------------------------------------------------------------
Total                              722           100.00%        $ 26,900,133.54
================================================================================

     As of the Cut-Off Date, the weighted average maximum credit limit utilization rate of the HELOCs was 95.86%.

                     Second Mortgage Ratios of HELOCs(1)(2)

                                             Percentage of
                                              Cut-Off Date
                               Number of       Aggregate       Aggregate Unpaid
     Range of Cut-Off Date     Mortgage    Principal Balance   Trust Balance of
    Second Mortgage Ratios       Loans       of all HELOCs          HELOCs
    ----------------------       -----     -----------------   ----------------
   0.000% < RATIO <= 5.000%       1                   0.04%   $     10,825.27
   5.000% < RATIO <= 10.000%      25                  1.89%   $    507,657.11
  10.000% < RATIO <= 15.000%      129                13.34%   $  3,589,391.57
  15.000% < RATIO <= 20.000%      141                18.85%   $  5,070,167.42
  20.000% < RATIO <= 25.000%      145                19.44%   $  5,229,120.01
  25.000% < RATIO <= 30.000%      88                 13.75%   $  3,700,101.23
  30.000% < RATIO <= 35.000%      60                 10.13%   $  2,724,544.88
  35.000% < RATIO <= 40.000%      42                  5.89%   $  1,583,938.47
  40.000% < RATIO <= 45.000%      28                  5.12%   $  1,378,352.15
  45.000% < RATIO <= 50.000%      13                  1.99%   $    534,534.40
  50.000% < RATIO <= 55.000%      13                  2.09%   $    562,789.05
  55.000% < RATIO <= 60.000%      6                   1.52%   $    410,212.99
  60.000% < RATIO <= 65.000%      7                   1.53%   $    412,446.72
  65.000% < RATIO <= 70.000%      3                   0.50%   $    133,300.00
  70.000% < RATIO <= 75.000%      2                   0.39%   $    105,435.49
  75.000% < RATIO <= 80.000%      3                   0.37%   $     98,836.00
  80.000% < RATIO <= 85.000%      1                   0.24%   $     63,500.00
  85.000% < RATIO <= 90.000%      1                   0.15%   $     39,200.00
  90.000% < RATIO <= 95.000%      2                   0.37%   $     99,622.47
  95.000% < RATIO <= 100.000%     12                  2.40%   $    646,158.31
-----------------------------------------------------------------------------
Total                             722               100.00%   $ 26,900,133.54
=============================================================================

------------

(1) The Second Mortgage Ratio of a HELOC is the ratio (expressed as a percentage) of the Credit Limit of the HELOC to the sum of such Credit Limit and the outstanding balance of any senior mortgage computed as of the date of the origination of the Mortgage Loan.

(2) As of the Cut-Off Date, the weighted average Second Mortgage Ratio of the HELOCs was 28.70%.

               Current Mortgage Loan Principal Balances of HELOCs

                                                 Percentage of
                                                 Cut-Off Date
                                     Number of     Aggregate    Aggregate Unpaid
 Current Mortgage Loan Principal      Mortgage   Trust Balance  Trust Balance of
              Balance                  Loans     of all HELOCs       HELOCs
 -------------------------------       -----     -------------  ----------------
       $0 < Balance <= $5,000            3             0.04%    $     11,860.56
     $5,000 < Balance <= $10,000         8             0.24%    $     65,348.32
    $10,000 < Balance <= $15,000        42             2.00%    $    537,860.42
    $15,000 < Balance <= $20,000        76             5.12%    $  1,378,376.66
    $20,000 < Balance <= $25,000       112             9.55%    $  2,568,808.60
    $25,000 < Balance <= $30,000        95             9.72%    $  2,613,869.17
    $30,000 < Balance <= $35,000       103            12.63%    $  3,398,469.26
    $35,000 < Balance <= $40,000        44             6.23%    $  1,674,622.45
    $40,000 < Balance <= $45,000        56             8.89%    $  2,392,451.10
    $45,000 < Balance <= $50,000        53             9.50%    $  2,555,197.66
    $50,000 < Balance <= $55,000        23             4.54%    $  1,220,174.34
    $55,000 < Balance <= $60,000        23             4.95%    $  1,332,812.69
    $60,000 < Balance <= $65,000        13             3.00%    $    807,577.22
    $65,000 < Balance <= $70,000         9             2.29%    $    617,186.15
    $70,000 < Balance <= $75,000        12             3.28%    $    883,292.22
    $75,000 < Balance <= $80,000         6             1.72%    $    462,619.99
    $80,000 < Balance <= $85,000         8             2.44%    $    655,540.07
    $85,000 < Balance <= $90,000         3             0.97%    $    262,255.26
    $90,000 < Balance <= $95,000         5             1.71%    $    460,528.58
    $95,000 < Balance <= $100,000       23             8.51%    $  2,287,884.93
   $115,000 < Balance <= $120,000        1             0.45%    $    120,000.00
   $120,000 < Balance <= $125,000        2             0.92%    $    247,800.00
   $125,000 < Balance <= $130,000        1             0.48%    $    130,000.00
   $200,000 < Balance <= $250,000        1             0.80%    $    215,597.89
--------------------------------------------------------------------------------
Total                                  722           100.00%    $ 26,900,133.54
================================================================================

     As of the Cut-Off Date, the average unpaid principal balance of the HELOCs will be approximately $37,258.

                      Mortgaged Properties Securing HELOCs

                                        Percentage of
                                        Cut-Off Date
                            Number of     Aggregate      Aggregate Unpaid
                             Mortgage   Trust Balance    Trust Balance of
      Property Type           Loans     of all HELOCs         HELOCs
      -------------           -----     -------------    ----------------

Single-Family                   635            87.89%    $  23,641,991.61
PUD                              57             9.31%    $   2,503,228.08
Condominiums                     24             2.17%    $     584,691.18
Multi-Family/Apt.                 6             0.63%    $     170,222.67
--------------------------------------------------------------------------------
Total                           722           100.00%    $  26,900,133.54
================================================================================

         Geographic Distribution of Mortgaged Properties Securing HELOCs

                                            Percentage of
                                            Cut-Off Date
                            Number of         Aggregate        Aggregate Unpaid
                             Mortgage       Trust Balance      Trust Balance of
       State                  Loans         of all HELOCs            HELOCs
       -----                ---------       -------------      ----------------
California                      118                20.26%     $    5,451,201.68
Colorado                         16                 2.02%     $      542,775.63
Connecticut                      53                 6.93%     $    1,865,325.52
Florida                          51                 7.05%     $    1,895,383.92
Georgia                          56                 6.61%     $    1,777,188.70
Illinois                         44                 5.63%     $    1,515,638.96
Indiana                          14                 1.24%     $      333,740.40
Louisiana                        26                 2.97%     $      798,564.00
Maryland                         30                 4.67%     $    1,256,049.46
Massachusetts                    59                 8.30%     $    2,233,194.63
Michigan                         74                10.43%     $    2,804,670.96
New York                         15                 2.84%     $      762,841.43
North Carolina                   35                 4.26%     $    1,145,594.50
Ohio                             35                 4.90%     $    1,316,807.02
Oregon                           28                 3.88%     $    1,043,733.73
Pennsylvania                     42                 4.97%     $    1,337,402.16
Utah                              8                 1.41%     $      378,568.30
Virginia                         16                 1.44%     $      388,552.54
Washington                        2                 0.20%     $       52,900.00
-------------------------------------------------------------------------------
Total                           722               100.00%     $   26,900,133.54
===============================================================================

     No more than approximately 0.97% of the HELOCs will be secured by Mortgaged Properties located in any one zip code.

                              FICO Scores of HELOCs

                                          Percentage of
                                          Cut-Off Date
                          Number of         Aggregate         Aggregate Unpaid
                           Mortgage       Trust Balance       Trust Balance of
      Score                 Loans         of all HELOCs            HELOCs
      -----                --------       -------------       ----------------
500 < FICO <= 520              1                   0.05%      $      14,700.00
520 < FICO <= 540              4                   0.61%      $     164,021.82
540 < FICO <= 560             11                   1.25%      $     335,248.63
560 < FICO <= 580             18                   1.96%      $     526,897.01
580 < FICO <= 600             31                   4.65%      $   1,250,205.93
600 < FICO <= 620             59                   8.13%      $   2,185,929.06
620 < FICO <= 640             93                  13.17%      $   3,541,661.37
640 < FICO <= 660            127                  20.26%      $   5,448,779.08
660 < FICO <= 680            141                  20.15%      $   5,419,350.86
680 < FICO <= 700            112                  15.07%      $   4,054,228.99
700 < FICO <= 720             53                   6.28%      $   1,689,090.24
720 < FICO <= 740             39                   4.85%      $   1,305,876.34
740 < FICO <= 760             20                   2.03%      $     544,832.03
760 < FICO <= 780              9                   1.29%      $     347,059.92
780 < FICO <= 800              4                   0.27%      $      72,252.26
------------------------------------------------------------------------------
Total                        722                 100.00%      $  26,900,133.54
==============================================================================

     The weighted average FICO score of HELOCs is 659.

                         Mortgage Interest Rates of HELs

                                            Percentage of
                                             Cut-Off Date
                                 Number of    Aggregate
                                 Mortgage   Trust Balance     Aggregate Unpaid
    Mortgage Interest Rates        Loans     of all HELs   Trust Balance of HELs
    -----------------------      ---------   -----------   ---------------------
 9.75% < Gross Coupon <= 10.00%        1          0.17%       $     39,424.50
10.25% < Gross Coupon <= 10.50%        1          0.17%       $     38,500.00
10.75% < Gross Coupon <= 11.00%        6          0.75%       $    173,738.98
11.25% < Gross Coupon <= 11.50%       73         11.41%       $  2,635,117.70
11.50% < Gross Coupon <= 11.75%        3          0.81%       $    187,171.65
11.75% < Gross Coupon <= 12.00%       31          5.03%       $  1,162,906.12
12.25% < Gross Coupon <= 12.50%       49          7.50%       $  1,731,465.59
12.75% < Gross Coupon <= 13.00%       28          4.50%       $  1,039,074.64
13.25% < Gross Coupon <= 13.50%       80         13.05%       $  3,013,578.26
13.75% < Gross Coupon <= 14.00%       49          7.52%       $  1,736,607.18
14.25% < Gross Coupon <= 14.50%       71         10.16%       $  2,346,751.85
14.75% < Gross Coupon <= 15.00%       35          4.93%       $  1,137,693.28
15.25% < Gross Coupon <= 15.50%      151         19.78%       $  4,570,241.83
15.75% < Gross Coupon <= 16.00%       63          8.00%       $  1,849,006.38
16.25% < Gross Coupon <= 16.50%       45          4.30%       $    993,461.25
16.75% < Gross Coupon <= 17.00%       14          1.06%       $    245,663.28
17.25% < Gross Coupon <= 17.50%       10          0.71%       $    163,208.30
17.50% < Gross Coupon <= 18.00%        2          0.16%       $     36,640.58
-----------------------------------------------------------------------------
Total                                712        100.00%       $ 23,100,251.37
=============================================================================

     The  weighted  average   Mortgage   Interest  Rate  of  the  HELs  will  be
approximately 13.967% per annum.

                       Remaining Term to Maturity of HELs

                                           Percentage of
                                           Cut-Off Date
                             Number of       Aggregate       Aggregate Unpaid
   Remaining Months to        Mortgage     Trust Balance       Trust Balance
         Maturity              Loans        of all HELs           of HELs
   -------------------        --------     -------------       -------------
 96 < Rem Term <= 108              1               0.16%      $     37,718.03
108 < Rem Term <= 120            563              75.08%      $ 17,344,735.36
168 < Rem Term <= 180            148              24.75%      $  5,717,797.98
-----------------------------------------------------------------------------
Total                            712             100.00%      $ 23,100,251.37
=============================================================================

         The calculated weighted average remaining term of the HELs will be 132 months.

                           Year of Origination of HELs

                                            Percentage of
                                            Cut-Off Date
                              Number of       Aggregate        Aggregate Unpaid
                               Mortgage     Trust Balance      Trust Balance of
  Year of Origination           Loans        of all HELs              HELs
  -------------------           -----        -----------       ----------------
1996                               3                0.41%     $       93,976.69
1997                             709               99.59%     $   23,006,274.68
--------------------------------------------------------------------------------
Total                            712              100.00%     $   23,100,251.37
================================================================================

     The earliest month and year of origination of any HEL is March 1996 and the latest month and year of origination will be October 1997.

                      Combined Loan-to-Value Ratios of HELs

                                            Percentage of
                                             Cut-Off Date
                                 Number of    Aggregate
                                  Mortgage  Trust Balance    Aggregate Unpaid
 Combined Loan-to-Value Ratios     Loans     of all HELs   Trust Balance of HELs
 -----------------------------     -----     -----------   ---------------------
 5.00% < CLTV <= 10.00%               1           0.13%      $      29,025.74
15.00% < CLTV <= 20.00%               1           0.11%      $      24,745.57
20.00% < CLTV <= 25.00%               2           0.20%      $      45,962.18
25.00% < CLTV <= 30.00%               3           0.43%      $     100,307.31
30.00% < CLTV <= 35.00%               1           0.12%      $      26,647.45
40.00% < CLTV <= 45.00%               4           0.65%      $     151,167.68
45.00% < CLTV <= 50.00%               6           0.86%      $     199,541.17
50.00% < CLTV <= 55.00%               3           0.41%      $      95,522.82
55.00% < CLTV <= 60.00%               7           1.32%      $     303,877.66
60.00% < CLTV <= 65.00%              12           1.92%      $     444,665.53
65.00% < CLTV <= 70.00%              10           1.67%      $     384,752.53
70.00% < CLTV <= 75.00%              20           2.89%      $     666,640.98
75.00% < CLTV <= 80.00%              55           8.10%      $   1,870,463.93
80.00% < CLTV <= 85.00%              73          10.53%      $   2,431,965.04
85.00% < CLTV <= 90.00%             117          16.76%      $   3,870,710.48
90.00% < CLTV <= 95.00%              97          13.92%      $   3,215,690.30
95.00% < CLTV <=100.00%             300          39.99%      $   9,238,565.00
--------------------------------------------------------------------------------
Total                               712         100.00%      $  23,100,251.37
================================================================================

     The minimum and maximum Combined Loan-to-Value Ratios of the HELs as of the Cut-Off Date are approximately 6.38% and 100%, respectively, and the weighted average Combined Loan-to-Value Ratio as of the Cut-Off Date of the HELs is approximately 89.13%. The "Combined Loan-to-Value Ratio" of a HEL as of the Cut-Off Date is the ratio, expressed as a percentage, equal to the sum of any outstanding first mortgage balance as of the date of origination plus the Principal Balance of the HEL as of the Cut-Off Date divided by the appraised value of the Mortgaged Property. See "The Trust Funds -- Mortgage Loans" in the Prospectus.

                Original Mortgage Loan Principal Balances of HELs

                                               Percentage of
                                                Cut-Off Date
                                   Number of     Aggregate     Aggregate Unpaid
       Original Mortgage Loan       Mortgage   Trust Balance   Trust Balance of
         Principal Balance           Loans      of all HELs         HELs
       -----------------------       -----      -----------    ----------------
  $5,000 <  Balance  <=  $10,000        4            0.17%     $     39,581.88
 $10,000 <  Balance  <=  $15,000       30            1.71%     $    395,728.06
 $15,000 <  Balance  <=  $20,000       71            5.71%     $  1,318,189.66
 $20,000 <  Balance  <=  $25,000      152           15.01%     $  3,466,458.22
 $25,000 <  Balance  <=  $30,000      141           16.78%     $  3,877,199.38
 $30,000 <  Balance  <=  $35,000      112           15.95%     $  3,683,714.94
 $35,000 <  Balance  <=  $40,000       53            8.65%     $  1,997,473.98
 $40,000 <  Balance  <=  $45,000       37            6.82%     $  1,575,256.68
 $45,000 <  Balance  <=  $50,000       44            9.20%     $  2,125,034.42
 $50,000 <  Balance  <=  $55,000       17            3.85%     $    889,310.13
 $55,000 <  Balance  <=  $60,000       13            3.27%     $    755,783.68
 $60,000 <  Balance  <=  $65,000        6            1.63%     $    377,647.15
 $65,000 <  Balance  <=  $70,000        7            2.07%     $    477,608.31
 $70,000 <  Balance  <=  $75,000        7            2.18%     $    502,913.75
 $75,000 <  Balance  <=  $80,000        4            1.35%     $    312,462.27
 $80,000 <  Balance  <=  $85,000        2            0.70%     $    161,931.35
 $85,000 <  Balance  <=  $90,000        5            1.91%     $    440,094.98
 $90,000 <  Balance  <=  $95,000        2            0.81%     $    187,664.40
 $95,000 <  Balance  <= $100,000        4            1.72%     $    397,698.13
$115,000 <  Balance  <= $120,000        1            0.51%     $    118,500.00
------------------------------------------------------------------------------
Total                                 712          100.00%     $ 23,100,251.37
==============================================================================

     As of the Cut-Off Date, the average unpaid principal balance of the HELs will be approximately $32,444.

                       Mortgaged Properties Securing HELs

                                    Percentage of
                                    Cut-Off Date
                     Number of        Aggregate
                      Mortgage      Trust Balance         Aggregate Unpaid
     Property Type     Loans         of all HELs        Trust Balance of HELs
     -------------     -----         -----------        ---------------------
Single-family            646             90.15%           $   20,824,749.96
PUD                       32              5.33%           $    1,231,186.06
Condominiums              29              3.76%           $      869,700.98
Multi-Family/Apt.          5              0.76%           $      174,614.37
---------------------------------------------------------------------------
Total                    712            100.00%           $   23,100,251.37
===========================================================================

          Geographic Distribution of Mortgaged Properties Securing HELs

                                          Percentage of
                                          Cut-Off Date
                             Number of      Aggregate       Aggregate Unpaid
                              Mortgage    Trust Balance       Trust Balance
   State                       Loans       of all HELs           of HELs
   -----                       -----       -----------      -----------------
California                        92          16.17%        $    3,736,340.49
Colorado                          20           3.14%        $      724,227.30
Florida                           52           6.16%        $    1,423,808.37
Georgia                           51           6.31%        $    1,456,608.72
Illinois                          57           7.80%        $    1,800,999.56
Louisiana                         47           5.85%        $    1,351,820.93
Maryland                          28           3.87%        $      893,949.29
Massachusetts                     96          14.09%        $    3,255,491.72
Michigan                          74           9.93%        $    2,294,415.27
New York                           1           0.23%        $       52,918.59
North Carolina                    42           5.43%        $    1,255,361.61
Ohio                              67           9.28%        $    2,142,609.00
Oregon                            14           2.56%        $      590,766.51
Pennsylvania                      36           4.27%        $      986,222.70
Utah                               3           0.48%        $      110,287.18
Virginia                          29           3.94%        $      909,324.13
Washington                         3           0.50%        $      115,100.00
-----------------------------------------------------------------------------
Total                            712         100.00%        $   23,100,251.37
=============================================================================

     No more than approximately 0.88% of the HELs will be secured by Mortgaged Properties located in any one zip code.

                               FICO Scores of HELs

                                             Percentage of
                                             Cut-Off Date
                                Number of      Aggregate       Aggregate Unpaid
                                 Mortgage    Trust Balance     Trust Balance of
       Score                      Loans       of all HELs            HELs
       -----                      -----       -----------      ----------------
480 < FICO <=  500                   1             0.11%       $     25,330.95
520 < FICO <=  540                   2             0.26%       $     59,924.69
540 < FICO <=  560                   8             1.03%       $    239,026.01
560 < FICO <=  580                  14             1.76%       $    406,237.88
580 < FICO <=  600                  23             3.29%       $    760,091.73
600 < FICO <=  620                  64             9.76%       $  2,254,374.71
620 < FICO <=  640                 102            14.64%       $  3,382,344.33
640 < FICO <=  660                 124            17.49%       $  4,041,379.65
660 < FICO <=  680                 126            18.49%       $  4,270,259.58
680 < FICO <=  700                 107            13.54%       $  3,127,733.39
700 < FICO <=  720                  90            12.25%       $  2,830,589.79
720 < FICO <=  740                  24             3.46%       $    799,522.32
740 < FICO <=  760                  18             2.78%       $    643,113.75
760 < FICO <=  780                   7             0.87%       $    201,822.59
780 < FICO <=  800                   1             0.17%       $     38,500.00
800 < FICO <=  820                   1             0.09%       $     20,000.00
------------------------------------------------------------------------------
Total                              712           100.00%       $ 23,100,251.37
==============================================================================

     The weighted average FICO score of HELs is 663.

     The information set forth in the preceding section "Description of the Mortgage Loans" has been based upon information provided by Irwin Home Equity Corporation and tabulated by the Depositor. None of the Depositor, the Trustee or the Certificate Insurer make any representation as to the accuracy or completeness of such information.

Conveyance of Subsequent Mortgage Loans

     The Pooling and Servicing Agreement permits the Trust Fund to acquire up to $43,099,866.46 aggregate principal balance of Subsequent Mortgage Loans which are HELOCs and up to $36,899,748.63 aggregate principal balance of Subsequent Mortgage Loans which are HELs. Accordingly, the statistical characteristics of the Mortgage Loans will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Mortgage Loans.

     The obligation of the Trust to purchase the Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain requirements designed to ensure that following such purchase, the characteristics of the Mortgage Loans in the aggregate will not differ materially from the characteristics of those Mortgage Loans which are sold to the Trust on the Closing Date. The Pooling and Servicing Agreement will provide that any of such requirements may be waived or modified in any respect upon prior written consent of the Certificate Insurer. The Pooling and Servicing Agreement will permit the
Certificate Insurer in its sole discretion, to require an increase in the Required Reserve Account Level as a condition to any such consent.

Mandatory Repurchase or Substitution of Mortgage Loans

     The Seller is required, with respect to Mortgage Loans that are found by the Trustee to have defective documentation, or in respect of which the Seller has breached a representation or warranty, to repurchase such Mortgage Loans or substitute such Mortgage Loan with a Qualified Substitute Mortgage Loan. See "Prepayment and Yield Considerations" and "Description of the Certificates--Assignment of Mortgage Loans; Representations and Warranties of the Seller" herein.

Delinquency and Foreclosure Experience

     The following tables set forth information relating to the delinquency and loan loss experience on the Mortgage Loans in the Servicer's servicing portfolio for the periods shown.

                     Delinquency and Foreclosure Experience

                             (Dollars in Thousands)

                             At December 31, 1995                    At December 31, 1996
                   ----------------------------------------  ----------------------------------------
                                                    % of                                      % of
                               % of    Principal  Principal             % of     Principal  Principal
Delinquecy          Number    Number    Balance    Balance    Number    Number    Balance    Balance
 Status            of Loans  of Loans  of Loans    of Loans  of Loans  of Loans   of Loans   of Loans
 ------            --------  --------  --------    --------  --------  --------   --------   --------
30 to 59 days         10       0.37%    $  354      0.41%       47       0.65%     $1,319      0.57%
60 to 89 days          2       0.07%    $   94      0.11%        7       0.10%     $  188      0.08%
90+ days               0       0.00%    $   --      0.00%        3       0.04%     $   45      0.02%
Foreclosure            0       0.00%    $   --      0.00%        8       0.11%     $  371      0.16%
Bankruptcy             4       0.15%    $  167      0.19%       33       0.46%     $1,013      0.44%
Losses for Period      0       0.00%    $   --      0.00%        3       0.04%     $   37      0.02%
------------------------------------------------------------------------------------------------------
TOTAL                 16       0.60%    $  615      0.72%      101       1.39%     $2,972      1.29%

                            At September 30, 1997
                   ----------------------------------------
                                                    % of
                               % of    Principal  Principal
Delinquecy          Number    Number    Balance    Balance
 Status            of Loans  of Loans   of Loans   of Loans
 ------            --------  --------   --------   --------
30 to 59 days         59       0.58%     $1,644      0.49%
60 to 89 days          4       0.04%     $  131      0.04%
90+ days               5       0.05%     $  113      0.03%
Foreclosure           25       0.24%     $1,025      0.31%
Bankruptcy            76       0.74%     $2,416      0.72%
Losses for Period     32       0.31%     $  942      0.28%
----------------------------------------------------------
TOTAL                201       1.97%     $6,271      1.88%


     Irwin commenced receiving applications for mortgage loans under its lending programs only in 1995 and Irwin Union Bank funded its first loan in March, 1995. Accordingly, the Servicer has insufficient historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of mortgage loans similar to the Mortgage Loans being sold to the Trust.

                                IHE FUNDING CORP.

     IHE Funding Corp., a Delaware corporation headquartered in Columbus, Indiana, is a wholly-owned subsidiary of Irwin Home Equity Corporation, incorporated in the State of Delaware on November 29, 1995. IHE Funding Corp. was organized for limited purposes, which include purchasing mortgage loans from the Irwin Home Equity Corporation and its affiliates, selling and transferring such mortgage loans to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of IHE Funding Corp. are located at 500 Washington Street, Columbus, Indiana 47201. The telephone number of such offices is (812) 376-1909.

                          IRWIN HOME EQUITY CORPORATION

General

     Irwin Home Equity Corporation ("Irwin") is an Indiana corporation with a single origination and servicing facility in San Ramon, California. Irwin is a direct substantially wholly-owned subsidiary of Irwin Financial Corporation ("IFC"), a specialized financial services company headquartered in Columbus, Indiana. Irwin originates and services home equity loans in selected markets nationwide using a combination of direct mail and telemarketing. Irwin's variable rate home equity line of credit and closed-end, fixed rate products are marketed primarily as debt consolidation loans for repeat or frequent borrowers with strong credit ratings. As of September 30, 1997, Irwin had over $162.7million in assets and had originated $417.9million in home equity loans. Irwin underwrites first and second lien mortgage loans secured by one- to four-family residences located primarily in selected metropolitan markets in the United States.

     Irwin, in accordance with the underwriting standards of Irwin Union Bank, underwrote all the Mortgage Loans that Irwin Union Bank has sold to the Seller pursuant to a mortgage loan sale agreement and the Seller has sold to the Depositor pursuant to a mortgage loan purchase agreement between the Seller and the Depositor (the "Purchase and Sale Agreement"). On the Issue Date, the Depositor will acquire the Mortgage Loans from the Seller and simultaneously therewith transfer the Mortgage Loans to the Trust.

                   IRWIN HOME EQUITY CORPORATION, AS SERVICER

     The Mortgage Loans will be serviced by Irwin Home Equity Corporation pursuant to the Pooling and Servicing Agreement. Irwin Home Equity Corporation is a substantially wholly-owned subsidiary of Irwin Financial Corporation and maintains a loan origination and servicing office in San Ramon, California.

     Irwin Home Equity Corporation also engages in mortgage loan servicing which includes the processing and administration of mortgage loan payments in return for a servicing fee. At September 30, 1997, Irwin Home Equity Corporation serviced 10,226 mortgage loans with an outstanding principal balance of approximately $334.4 million.

     At September 30, 1997, Irwin Home Equity Corporation had approximately 223 employees and its offices are located at 12677 Alcosta Boulevard, Suite 500, San Ramon, California, 94583 and its telephone number is (510) 277-2001.

     The following table sets forth certain information regarding the principal balance of one-to four-family residential mortgage loans included in the Servicer's servicing portfolio. The Servicer's servicing portfolio includes mortgage loans held for sale and mortgage loans held for investment (including mortgage loans held for Irwin Home Equity Corporation) which were originated or acquired by the Servicer's mortgage banking operations.

                       The Servicer's Servicing Portfolio

                                                                                     Nine Months
                                                                                        Ending
                                              Year Ended          Year Ended         September 30,
                                           December 31, 1995   December 31, 1996         1997
                                           -----------------   -----------------     -------------
Beginning servicing portfolio                            0       $  85,787,401      $  230,449,915
Add:
         Loans originated or acquired         $ 87,419,680       $ 169,119,113      $  161,335,350

Deduct:  Prepayments (net of subsequent       ($ 1,632,279)      ($ 24,456,600)     ($  57,438,336)
draws)
         Sale of servicing rights                        0                   0                   0
         Loans sold, servicing released                  0                   0                   0

Ending servicing portfolio                    $ 85,787,401       $ 230,449,915      $  334,346,929
Number of loans serviced                             2,682               7,247              10,226
Average loan size                             $     31,986       $      31,799      $       32,696

     The information set forth in this section concerning the Servicer has been provided by Irwin Home Equity Corporation. None of the Depositor, the Trustee or the Certificate Insurer make any representation as to the accuracy or completeness of such information.

                      ALLOCATIONS OF PAYMENTS ON THE HELOCS
             BETWEEN THE TRUST BALANCES AND THE ADDITIONAL BALANCES

     The Mortgage Loans have been sold and assigned to the Trust. The 1997-2 REMIC is designated to include the right to receive payments calculated in an amount equal to the aggregate outstanding principal balance of the Mortgage Loans as of the close of business on the Cut-Off Date, and the right to receive all payments of interest thereon after the Cut-Off Date (net of Servicing Fees). Although each Loan Agreement could evidence more than the Trust Balance, whether arising subsequent to the Cut-Off Date or prior thereto, the balance allocated to the 1997-2 REMIC and allocated to the Class A-1 Certificates will be established as of the Cut-Off Date. Future payments on each Mortgage Loan will be allocated between the Class A-1 Certificates representing the Trust Balances and the Additional Balances in the following manner:

          (a) Payments of interest by the Mortgagor on a Mortgage Loan with respect to which an Additional Balance has been drawn will be allocated on a pro rata basis between the Trust Balance thereof and such Additional Balance in proportion to the interest owed on each balance.

          (b) Any prepayments of principal received in respect of a Mortgage Loan and any remaining portion of any Mortgage Loan payment which represents the principal portion of the Monthly Payment (including any Insurance Proceeds which are not Liquidation Proceeds and are applied in reduction of a principal balance of the Mortgage Loan) will be applied first to the Trust Balance of such Mortgage Loan until such Trust Balance is reduced to zero, and then to any Additional Balance of such Mortgage Loan arising from advances to the Mortgagor subsequent to the Cut-Off Date. When the Trust Balance of a particular Mortgage Loan has been reduced to zero in this manner the Mortgage Loan will be released by the Trustee to the holder of the certificate issued by the Trustee (the "Additional Certificate") representing the interest in any Additional Balances.

          (c) Net Liquidation Proceeds received on a Defaulted Mortgage Loan will be allocated first to unpaid interest in the manner described above. Any remaining proceeds will be allocated on a pro rata basis to the Trust Balances and the Additional Balances according to the ratio of the Trust Balance to such Additional Balance of such Defaulted Mortgage Loan immediately prior to such time as it became a Defaulted Mortgage Loan.

     The Servicer will have the right to repurchase any HELOC on and after the date upon which the Trust Balance of such HELOC equals zero.

     On or prior to the Issue Date, the Trustee and the Certificate Insurer will have received an opinion of the general counsel to Irwin Financial Corporation with respect to the enforceability of provisions in the Pooling and Servicing Agreement regarding the application and administration of payments under the mortgage loan agreements requiring principal payments made on the Mortgage Loans to be allocated first to the earliest draws made thereon.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The weighted average life of, and, if purchased at other than par, the yield to maturity on, a Class A Certificate will be directly related to the rate of payment of principal of the Mortgage Loans in the related Group, including for this purpose voluntary payment in full of Mortgage Loans in the related Group prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions for Mortgage Loans in the related Group by the Servicer as required or permitted under the Pooling and Servicing Agreement or the Purchase and Sale Agreement.

     The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment.

     Substantially, all of the Mortgage Loans are prepayable by the related Mortgagors on the Mortgage Notes without penalty.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the Mortgage Loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments on Mortgage Loans that the 1997-2 REMIC will experience.

     As indicated above, if purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal of the Mortgage Loans in the related Group. If the actual rate of payments on the Mortgage Loans in the related Group is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in the related Group is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     In addition, the rate of prepayments may vary as between HELOCs and HELs and as between HELOCs with Additional Balances and without Additional Balances. To the extent that HELOCs without Additional Balances prepay all or a portion of the outstanding Principal Balance of such HELOCs, Class A-1 Certificateholders may realize a significantly different yield on their investment than is otherwise experienced by the holder of the Additional Certificate.

     The following discussion assumes the characteristics set forth in the tables below. For the purpose of this table, the Final Scheduled Maturity Date for the Class A-1 Certificates is expected to be January 15, 2019, which is 15 months after the final stated maturity date of the HELOC having the latest maturity date, the Final Scheduled Maturity Date for the Class A-2 Certificates is expected to be July 15, 2004, which is the date 3 months after the date upon which the Class A-2 Principal Balance would be reduced to zero assuming no defaults and no prepayments on the HELs, the Final Scheduled Maturity Date for the Class A-3 Certificates is expected to be May 15, 2007, which is the date 3 months after the date upon which the Class A-3 Principal Balance would be reduced to zero assuming no defaults and no prepayments on the HELs and the Final Scheduled Maturity Date for the Class A-4 Certificates is expected to be January 15, 2014, which is 15 months after the final stated maturity date of the HEL having the latest maturity date. The weighted average life of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates is likely to be shorter than would be the case if payments actually made on the HELOCs or HELs, respectively, conformed to the foregoing assumption, and the final Remittance Date with respect to any of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates could occur significantly earlier than the Final Scheduled Maturity Date, because (i) prepayments (including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like) on the HELOCs or HELs are likely to occur, (ii) three and fifteen months have been added to obtain the Final Scheduled Maturity Dates for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, as applicable, and (iii) the Servicer, the Seller or the Certificate Insurer may cause a liquidation of Group I when the aggregate outstanding Class A-1 Principal Balance is less than 10% of the sum of the aggregate Trust Balances of the HELOCs as of the Cut-Off Date and the Original Group I Pre-Funded Amount or a liquidation of Group II when the sum of the aggregate outstanding Class A-2 Principal Balance, Class A-3 Principal Balance and Class A-4 Principal Balance is less than 10% of the sum of the aggregate Trust Balances of the HELs as of the Cut-Off Date and the Original Group II Pre-Funded Amount.

     "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, and the Class A-4 Certificates will be influenced by the rate at which principal of the HELOCs and HELs, respectively, is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes liquidations due to default). Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is a prepayment assumption (the
"Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The tables relating to the Class A-1 Certificates are priced using constant prepayment rate ("CPR") assumption. With respect to the Class A-1 Certificates, the "100% Prepayment Assumption" assumes a CPR of 26% per annum of the then outstanding principal balance of the HELOCs. The tables relating to the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates are priced using Home Equity Prepayment ("HEP") assumption. HEP assumes that a pool of loans prepays in the first month at a CPR that corresponds in CPR to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. With respect to the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, the "100% Prepayment Assumption" assumes a CPR of 2.5% per annum of the then outstanding principal balance of the HELs in the first month of the life of such HELs and an additional 2.5% per annum in each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of the respective HELs, the 100% Prepayment Assumption assumes CPR of 25% per annum each month.

     Neither the Prepayment Assumption nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Trust. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

     The following table regarding the Class A-1 Certificates has been prepared assuming that (i) the information with respect to the HELOCs is as follows:

                                       Weighted
                                       Average
                     Weighted          Mortgage             Original         Remaining
                      Average        Interest Rate           Term to          Term to           Interest Only
  Aggregate           Mortgage     (Net of Servicing        Maturity          Maturity             Period
Trust Balance      Interest Rate          Fee)             (in months)       (in months)         (in months)
-------------      -------------   -----------------        --------          --------             ------
$26,274,258.97        12.966%           11.966%                240                 237                117
(delivered on the
Issue Date)

$20,452,695.28        12.966%           11.966%                240                 237                117
(delivered January
1998)

$23,273,045.75        12.966%           11.966%                240                 240                120
(delivered January
1998)

and regarding the Class A-2 Certificates, the Class A-3 Certificates and Class A-4 Certificates have been prepared assuming (ii) that the information with respect to the HELs is as follows:

                                          Weighted Average
                                              Mortgage
                       Weighted Average    Interest Rate    Original Term to     Remaining Term
  Aggregate Trust     Mortgage Interest       (Net of            Maturity          to Maturity
      Balance                Rate          Servicing Fee)       (in months)         (in months)
  ---------------     -----------------    -------------    ----------------     --------------
$17,878,983.93              14.112%             13.112%             120                 117
(delivered on the
Issue Date)
$5,846,757.10               13.799%             12.799%             180                 177
(delivered on the
Issue Date)
$13,734,114.90              14.112%             13.112%             120                 117
(delivered January
1998)
$4,513,698.05               13.799%             12.799%             180                 177
(delivered January
1998)
$13,601,043.67              14.112%             13.112%             120                 120
(delivered January
1998)
$4,425,402.35               13.799%             12.799%             180                 180
(delivered January
1998)

(iii) payment dates on each HELOC and HEL are the 15th day of the month; (iv) all scheduled monthly payments on the HELOCs and on the HELs are made in a timely fashion; (v) all prepayments represent prepayments in full and there are no Prepayment Interest Shortfalls; (vi) distributions on the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates are made on the 15th day of each month, commencing on December 15, 1997; (vii) the Issue Date is November 18, 1997; (viii) the HELOCs and HELs will prepay at the indicated percentages of the Prepayment Assumption set forth below and (ix) with regard to the weighted average lives none of the Servicer, the Seller or the Certificate Insurer exercises its option to terminate Group I when the aggregate outstanding Class A-1 Principal Balance is reduced to less than 10% of the sum of (A) the aggregate Trust Balances of the HELOCs as of the Cut-Off Date and (B) the Original Group I Pre-Funded Amount or its option to terminate Group II when the sum of the aggregate outstanding Class A-2 Principal Balance, Class A-3 Principal Balance and Class A-4 Principal Balance is reduced to less than 10% of the sum of (A) the aggregate Trust Balances of the HELs as of the Cut-Off Date and (B) the Original Group II Pre-Funded Amount.

     Based upon the foregoing assumptions, certain of which may not reflect actual experience, the following tables indicate the projected weighted average life of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates at various percentages of the Prepayment Assumption. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. Correspondingly, 100% Prepayment Assumption assumes a CPR equal to 100% of the related Prepayment Assumption, 125% Prepayment Assumption assumes a 125% increase in each of the rates described above; and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool, including the related Loans.

                             Class A-1 Certificates

                         Weighted Average
    Percentage of             Life To        Expected Maturity(2)    Earliest Retirement
Prepayment Assumption      Maturity (1)                                   Date (2)(3)
---------------------      ------------      --------------------    -------------------
          0%                16.02 years       January 15, 2018           April 15, 2017
         75%                 4.57 years       January 15, 2018            June 15, 2008
        100% (4)             3.42 years       January 15, 2018         September 15, 2005
        125%                 2.67 years       January 15, 2018          November 15, 2003
        150%                 2.16 years       January 15, 2018         September 15, 2002

--------------

(1)  The weighted  average life of the Class A-1  Certificates  is determined by
     (a) multiplying the amount of each principal payment by the number of years from the Issue Date to the related Remittance Date; (b) adding the results; and (c) dividing the sum by the original Class A-1 Principal Balance.

(2)  Calculated at the applicable percentage of the Prepayment Assumption.

(3) Determined assuming early retirement of the Class A-1 Certificates upon termination of Group I on the Remittance Date following the first day of the month in which the Class A-1 Principal Balance declines to a level less than 10% of the aggregate initial principal balance of the HELOCs plus the Original Group I Pre-Funded Amount. (4) Pricing speed.

                             Class A-2 Certificates

                                   Weighted
    Percentage of               Average Life To                Expected
Prepayment Assumption            Maturity (1)                 Maturity (2)
---------------------            ------------                 ------------
         0%                       3.72 years                 April 15, 2004
        75%                       1.26 years                 April 15, 2000
       100% (3)                   1.05 years                October 15, 1999
       125%                       0.91 years                  June 15, 1999
       150%                       0.81 years                 April 15, 1999

                             Class A-3 Certificates

                                   Weighted
    Percentage of               Average Life To                Expected
Prepayment Assumption             Maturity (1)                 Maturity(2)
---------------------             ------------                 -----------
         0%                        7.92 years              February 15, 2007
        75%                        3.67 years               March 15, 2003
       100% (3)                    2.96 years               March 15, 2002
       125%                        2.46 years                June 15, 2001
       150%                        2.10 years              November 15, 2000

                             Class A-4 Certificates

     Percentage of          Weighted                             Earliest
     Percentage of       Average Life To     Expected           Retirement
 Prepayment Assumption     Maturity (1)      Maturity(2)        Date (2) (4)
 ---------------------     ------------      -----------        ------------
          0%               11.38 years     January 15, 2013   September 15, 2009
         75%                7.56 years     January 15, 2013     July 15, 2005
        100% (3)            6.45 years     January 15, 2013      May 15, 2004
        125%                5.51 years     January 15, 2013      May 15, 2003
        150%                4.73 years     January 15, 2013     July 15, 2002

---------------
(1) The weighted average lives of the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates are determined by (a) multiplying the amount of each principal payment by the number of years from the Issue Date to the related Remittance Date; (b) adding the results; and (c) dividing the sum by the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance or the Original Class A-4 Principal Balance, as applicable.

(2)  Calculated at the applicable percentage of the Prepayment Assumption.

(3)  Pricing speed.

(4) Determined assuming early retirement of the Class A-4 Certificates upon termination of Group II on the Remittance Date following the first day of the month in which the Class A-4 Principal Balance declines to a level less than 10% of the aggregate initial principal balance of the HELs plus the Original Group II Pre-Funded Amount.

     There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of the Prepayment Assumption.

     The Pooling and Servicing Agreement provides that none of the Certificate Insurer, the Trust Fund, 1997-2 REMIC, the Trustee, the Depositor or the Servicer will be liable to any Certificateholder or Holder for any loss or damage incurred by such Certificateholder or Holder as a result of any difference in the rate of return received by such Certificateholder or Holder as compared to the applicable Pass-Through Rate, with respect to any Holder of Class A Certificates upon reinvestment of the funds received in connection with any premature repayment of principal on the Certificates, including without limitation any such repayment resulting from any prepayment by the Mortgagor, any liquidation of such Mortgage Loan, or any repurchase of or substitution for any Mortgage Loan by the Servicer.

Mandatory Prepayment

     The Original Pre-Funded Amount, funded from the proceeds of the sale of the Class A Certificates may be used to acquire Subsequent Mortgage Loans. The Original Pre-Funded Amount will be allocated to Group I in an amount equal to $43,099,866.46 which may be used only to purchase HELOCs or prepay Class A-1 Certificates and to Group II in an amount equal to $36,899,748.63 which may be used only to purchase HELs, prepay Class A-2 Certificates, Class A-3 Certificates or prepay Class A-4 Certificates. In the event that, at the end of the Pre-Funding Period, not all of either such amount has been used to acquire Subsequent Mortgage Loans, then the related Class A Certificates will be prepaid in part on the February, 1998 Remittance Date. Such amount will be allocated between the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, if applicable, in accordance with the "sequential pay" feature applicable to such Certificates.

     Prior to the investment of the Original Group I Pre-Funded Amount and the Original Group II Pre-Funded Amount in Subsequent Mortgage Loans, such amount will be invested in one or more Permitted Investments. A "Permitted Investment" is any of the following: (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States and any obligation of, or guaranties by, FHLMC or FNMA (other than senior debt obligations and mortgage pass-through certificates guaranteed by FHLMC or
FNMA) shall be a Permitted Investment; provided, that at the time of such investment, such investment is acceptable to the Certificate Insurer, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption; (b) federal funds and certificates of deposit, time and demand deposits and banker's acceptances issued by any bank or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, provided that at the time of such
investment  or  contractual   commitment   providing  for  such  investment  the
short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated A-1 + by S&P and P-1 by Moody's; (c) commercial paper (having original maturities of not more than 180 days) rated A-1 + by S&P and P-1 by Moody's; (d) investments in money market funds rated "AAAm" or "AAAm-G" by S&P and Aaa by Moody's; and (e) investments approved by S&P, Moody's and the Certificate Insurer in writing delivered to the Trustee; provided, that each such Permitted Investment shall be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code and that no instrument described hereunder shall evidence either the right to receive (x) only interest with respect to the obligations underlying such instrument or (y) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity. Any Permitted Investment must mature no later than the Business Day prior to the next Remittance Date.

     Although no assurances can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Trust Fund will require the application of substantially all the amount on deposit in the Pre-Funding Account and that there should be no material principal prepaid to the Holders of the Class A Certificates from amounts on deposit in the Pre-Funding Account.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Class A Certificates and Class R Certificates will represent interests in certain segregated assets of the Trust Fund designated as the 1997-2 REMIC. In addition to the Class A Certificates and Class R Certificates, the Trust Fund will also issue the Additional Certificate. The Class R Certificates have been designated as the single "residual interest" for purposes of the Code. The Class R Certificates and the Additional Certificate are not being offered hereby. Pursuant to the Purchase and Sale Agreement, the Class R Certificates and the Additional Certificate will be transferred to the Seller on the Issue Date as part of the consideration for the transfer of the Mortgage Loans to the Depositor and the transfer of the Additional Balances on the Mortgage Loans to the Trust Fund, respectively.

     Each Class A Certificate represents a certain fractional undivided ownership interest in the 1997-2 REMIC created and held pursuant to the Pooling and Servicing Agreement described below, subject to the limits and the priority of distribution described therein. The 1997-2 REMIC consists of, with respect to any Mortgage Loan as to which a Trust Balance is still owing to such REMIC, (a) the Trust Balances of the Mortgage Loans, together with (i) all collections thereon and proceeds thereof collected after the Cut-Off Date (other than Monthly Payments due on each Mortgage Loan up to and including any Due Date occurring on or prior to the Cut-Off Date), and (ii) all mortgage files relating thereto, (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) assets that are deposited in the Certificate Account, including amounts on deposit in the Certificate Account and invested in Permitted Investments, (d) assets that are deposited in the Reserve Account, including any letter of credit, (e) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and any insurance proceeds, (f) Liquidation Proceeds (excluding any amounts allocated to the Additional Balances) and (g) released mortgaged property proceeds (excluding any amounts allocated to the Additional Balances). The Trust Fund owns all the assets contained in the 1997-2 REMIC and, in addition, the Capitalized Interest Account, the Additional Balances, and all collections with respect thereto. In addition, the Depositor has caused the Certificate Insurer to issue the Certificate Insurance Policies under which it will guarantee payments to the Class A Certificateholders as described herein.

Book-Entry Registration

     The Class A Certificates will be issued only in book-entry form, in denominations of $1,000 initial principal balance with integral multiples thereof, except that one Class A-1 Certificate, one Class A-2 Certificate, one Class A-3 Certificate and one Class A-4 Certificate may be issued in a different amount.

     The Class A-1 Certificates initially will be represented by a single physical certificate, the Class A-2 Certificates will initially be represented by a single physical certificate, the Class A-3 Certificates will initially be represented by a single physical certificate and the Class A-4 Certificates will initially be represented by a single physical certificate in each case registered in the name of Cede, as nominee of DTC, which will be the "Holder" or "Certificateholder" of the Class A Certificates as such terms are used in the Pooling and Servicing Agreement. No Beneficial Owner will be entitled to receive a certificate representing such person's interest in the Class A Certificates, except as set forth below under "--Definitive Certificates" below. Unless and until Definitive Class A Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of Class A Certificates, refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of Class A Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

     The Beneficial Owners may elect to hold their Class A Certificates through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per class of Class A Certificates which in the aggregate equal the principal balance of such Class A Certificates and will initially be registered in the name of Cede, the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers'
securities accounts in the depositaries' names on the books of DTC. Chase will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Class A Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates, such as the Class A Certificates, among Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry
Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

     Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Trustee, or a paying agent on behalf of the Trustee, through DTC Participants. DTC will forward such distributions to its Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Servicer or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- REMIC Certificates" in the Prospectus.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Remittance Date by the Trustee to Cede, as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee of DTC. Distributions with respect to Class A Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust provided by the Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee, to Cede, as nominee for DTC.

     DTC has advised the Depositor and the Servicer that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally. DTC has advised the Depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of Participants whose holdings of Book-Entry Certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that Participants whose holdings of Book-Entry Certificates evidence such percentages of voting rights authorize divergent action.

     None of the Depositor, the Servicer, the Certificate Insurer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

     The Class A Certificates, which will be issued initially as Book-Entry Certificates, will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if
(a) the Depository or the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Depository or the Servicer is unable to locate a qualified successor or (b) the Trustee, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive

Certificates, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. Distributions of principal of, and interest on, the Book-Entry Certificates will thereafter be made by the Trustee, or a paying agent on behalf of the Trustee, directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

     The Additional Certificate will be issued in definitive form on the Issue Date in consideration of the sale of the Additional Balances that may, from time to time, be added to the Mortgage Loans and to the Trust Fund.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment by the Beneficial Owner of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Other Certificates

     In addition to the Certificates, the Trust Fund will also issue the Additional Certificate which will represent the Seller's fluctuating interest in the Additional Balances. The Additional Balances serving as collateral for the Additional Certificate will not serve as collateral for the Certificates. Although principal payments on each Mortgage Loan with an Additional Balance are allocated to the Trust Balance of such Mortgage Loan until such Trust Balance is reduced to zero, interest payments on the Mortgage Loan and Net Liquidation Proceeds in respect thereof will only be available to Certificateholders according to the proportion the Additional Balance of such Mortgage Loan stands in relation to the sum of the Trust Balance and the Additional Balance of such Mortgage Loan. For the purposes of this Prospectus Supplement, the Additional Certificate will not be treated as a Certificate.

Assignment of Mortgage Loans

     Pursuant to the Purchase and Sale Agreement between the Seller and the Depositor, the Seller will sell, transfer, assign, set over and otherwise convey the Mortgage Loans without recourse to the Depositor on the Issue Date. Pursuant to the Pooling and Servicing Agreement, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trust in trust for the benefit of the Certificateholders and the Certificate Insurer all right, title and interest in and to each Mortgage Loan. Each such transfer will convey all right, title and interest in and to (a) principal due to the extent of the Trust Balance and (b) interest accruing thereon after the Cut-Off Date; provided, however, that the Seller will not convey, and the Seller reserves and retains all its right, title and interest in and to, (i) principal (including principal prepayments in full and curtailments (i.e., partial prepayments)) received on each such Mortgage Loan on or prior to the Cut-Off Date and (ii) interest accrued on each Mortgage Loan on or prior to the Due Date immediately preceding the Cut-Off Date.

     In connection with such transfer and assignment, the Depositor will cause to be delivered to the Trustee on the Issue Date the following documents (collectively, with respect to each Mortgage Loan, the "Trustee's Mortgage File") with respect to each Mortgage Loan:

     (a) The original Mortgage Note, endorsed by the holder of record without recourse in the following form: "Pay to the order of _____________________ without recourse" and signed in the name of the holder of record, and if by the Seller, by an authorized officer;

     (b) The original Mortgage with evidence of recording indicated thereon; provided, however, that if such Mortgage has not been returned from the applicable recording office, then such recorded Mortgage shall be delivered when so returned;

     (c) An assignment of the original Mortgage, in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located, in the name of the holder of record of the Mortgage Loan by an authorized officer (with evidence of submission for recordation of such assignment in the appropriate real estate recording office for such Mortgaged Property to be received by the Trustee within 45 days of the Issue Date); provided, however, that assignments of mortgages shall not be required to be submitted for recording with respect to any Mortgage Loan which relates to the Trustee's Mortgage File if the Trustee, each of the Rating Agencies and the Certificate Insurer shall have received an opinion of counsel satisfactory to the Trustee, each of the Rating Agencies and the Certificate Insurer stating that, in such counsel's opinion, the failure to record such assignment shall not have a materially adverse effect on the security interest of the Trustee in the Mortgage; provided, further, that any assignment not submitted for recordation within 45 days of the Issue Date shall be recorded upon the earlier to occur of (i) receipt by the Trustee of the Certificate Insurer's written direction to record such assignment, (ii) the occurrence of any Event of Default, as such term is defined in the Pooling and Servicing Agreement, or (iii) a bankruptcy or insolvency proceeding involving the Mortgagor is initiated or foreclosure proceedings are initiated against the Mortgaged Property as a consequence of an event of default under the Mortgage Loan; provided, further, that if the related Mortgage has not been returned from the applicable recording office, then such assignment shall be delivered when so returned (and a blanket assignment with respect to such Mortgage shall be delivered on the Issue Date)

     (d) Any intervening assignments of the Mortgage with evidence of recording thereon;

     (e) Any assumption,  modification,  consolidation or extension  agreements;
and

     (f) (1) The policy of title insurance (or a commitment for title insurance if the policy is being held by the title insurance company pending recordation of the Mortgage) and the certificate of primary mortgage guaranty insurance, if any, issued with respect to any Mortgage Loan with a credit limit or Principal Balance in excess of $100,000 and any Mortgage Loan which is in a first lien position.

     (2) The limited liability title assurance with respect to any Mortgage Loan in a second lien position with a credit limit or Principal Balance between $35,001 and $50,000 and a second lien ratio greater than 25% and any Mortgage with a credit limit or Principal Balance between $50,001 and $100,000.

     Pursuant to the Pooling and Servicing Agreement, the Trustee agrees to execute and deliver on or prior to the Issue Date an acknowledgment of receipt of the Certificate Insurance Policies and, for each Mortgage Loan, the original Mortgage Note, item (a) above, with respect to the Mortgage Loans (with any exceptions noted). The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Mortgage File within 45 Business Days after the Issue Date (or, with respect to any Qualified Substitute Mortgage Loan, within 45 Business Days after the receipt by the Trustee thereof) and to deliver a certification generally to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, (a) all documents required to be delivered to it pursuant to the Purchase and Sale Agreement are in its possession, (b) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such Mortgage Loan, and (c) based on its examination and only as to the foregoing documents, certain information set forth on the Mortgage Loan Schedule accurately reflects the information set forth in the Trustee's Mortgage File delivered on such date.

     If the Trustee or the Certificate Insurer during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the requirements above or to the description thereof as set forth in the Mortgage Loan Schedule, the Trustee or the Certificate Insurer, as applicable, shall promptly so notify the Trustee, the Servicer, the Seller and the Certificate Insurer. The Seller agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Seller has not caused to be remedied the defect and the defect materially and adversely affects the interest of the Holders in the Trust Balance of the Mortgage Loan or the interests of the Certificate Insurer, the Seller will either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the applicable Trust Balance of such Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the Servicer as part of the related monthly remittance remitted by the Servicer the amount of any such shortfall (the "Substitution Adjustment") or (ii) purchase such Mortgage Loan at a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon or (y) 30 days' interest thereon, computed at the related Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer, which purchase price shall be deposited in the Collection Account or Trustee Collection Account on the next succeeding Determination Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Collection Account or Trustee Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan (see "--Flow of Funds" below); provided, however, that the Seller may not purchase the Principal Balance of any Mortgage Loan that is not in default or as to which no default is imminent pursuant to clause (ii) preceding unless the Seller has theretofore caused to be delivered to the Trustee an opinion of counsel knowledgeable in federal income tax matters which states that such a purchase would not constitute a prohibited transaction under the Code.

     A "Qualified Substitute Mortgage Loan" is defined in the Pooling and Servicing Agreement as any mortgage loan or mortgage loans which will be assigned to the same Group as the deleted Mortgage Loan which (i) has or have the same interest rate index and a margin over such index and maximum interest rate at least equal to those applicable to the deleted Mortgage Loan if a HELOC and has or have an interest rate at least equal to the applicable deleted Mortgage Loan if a HEL, (ii) relates or relate to a detached one-family residence or to the same type of residential dwelling as the deleted Mortgage Loan and in each case has or have the same or a better lien priority as the deleted Mortgage Loan with a Borrower having the same or better traditionally ranked credit status and is an owner-occupied Mortgaged Property, (iii) matures or mature no later than (and not more than one year earlier than) the deleted Mortgage Loan, (iv) has or have a Loan-to-Value Ratio or Loan-to-Value Ratios at the time of such substitution no higher than the Loan-to-Value Ratio of the deleted Mortgage Loan, (v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution)(which shall be the Trust Balance or Trust Balances thereof) not substantially less and not more than the Trust Balance of the deleted Mortgage Loan as of such date, (vi) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto) and (vii) complies or comply as of the date of substitution with each representation and warranty set forth in the Purchase and Sale Agreement.

Representations and Warranties of the Seller

     The Seller will represent, among other things, with respect to each Mortgage Loan, as of the Issue Date, the following:

     (a) The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct;

     (b) All of the original or certified documentation constituting the Trustee's Mortgage Files (including all material documents related thereto) has been or will be delivered to the Trustee on the Issue Date or as otherwise provided in the Purchase and Sale Agreement;

     (c) Each Mortgaged Property is improved by a one- to four-family residential dwelling, which does not include cooperatives or mobile homes other than permanently affixed, double-wide manufactured housing units, as defined in the FNMA Selling Guide, and does not constitute other than real property under state law;

     (d) Each Mortgage Note will provide for a schedule of Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date and to pay interest at the applicable Mortgage Interest Rate;

     (e) Each Mortgage is a valid, subsisting, enforceable and perfected first or second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

          (i) the lien of current real property taxes and assessments not yet due and payable;

          (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan; and

          (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

     Any security interest created in property in addition to the Mortgaged Property is valid and perfected to the extent that such security interest is created by the related mortgage or deed of trust and may be perfected by filing or recording solely in the office where the mortgage or deed of trust is filed or recorded. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

     (f) Immediately prior to the sale of the Mortgage Loan to the Depositor under the applicable Purchase and Sale Agreement, (i) the Seller was the sole owner and holder of each Mortgage Loan, (ii) each Mortgage Loan was not otherwise assigned or pledged, (iii) the Seller had good, indefeasible and marketable title thereto, (iv) the Seller had full right to transfer and sell the Mortgage Loan therein to the Depositor under such Purchase and Sale Agreement free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest, and (v) the Seller had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan to the Depositor under such Purchase and Sale Agreement, and following the sale of each Mortgage Loan, the Depositor will own such Mortgage Loan free and clear of any encumbrance, equity interest, participation interest lien, pledge, charge, claim or security interest.

     (g) Each Mortgage Note is payable on the 15th day of each month. No HEL has a Mortgage Interest Rate of less than 9.85%. With respect to the HELOCs: (i) the Mortgage Interest Rate and Monthly Payment are adjusted in accordance with the terms of the Mortgage Note; (ii) all required notices of interest rate and payment amount adjustments have been sent to the Mortgagor on a timely basis and the computations of such adjustments were properly calculated; and (iii) installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize, beginning, in the case of substantially all HELOCs, after the tenth anniversary, the Mortgage Loan fully by the stated maturity date. Complete amortization of each HEL will occur over a term of ten or fifteen years from the date of origination and of each HELOC will generally occur over an original term of twenty years from the date of origination and ten years from the commencement of amortization. Such amortization with respect to each HELOC shall commence in the eleventh year of the original stated term to maturity; the first ten years of payments on the HELOC are not required to include payments of principal. All Mortgage Interest Rate adjustments with respect to each HELOC have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

     (h) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the description thereof set forth in this Prospectus Supplement; and

     (i) All of the Mortgage Loans were originated in accordance with the related underwriting criteria set forth in this Prospectus Supplement.

     Pursuant to the Pooling and Servicing Agreement, upon the discovery by any of the Certificateholders, the Servicer, the Seller, the Certificate Insurer or the Trustee that any of the representations and warranties contained in the Purchase and Sale Agreement have been breached in any material respect as of the Issue Date, with the result that the interests of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer were materially and adversely affected (notwithstanding that such representation and warranty was made to the Seller's best knowledge), the party discovering such breach is required to give prompt written notice to the others of such persons. Subject to certain provisions of the Purchase and Sale Agreement, within 60 days of the earlier to occur of the Seller's discovery or its receipt of written notice of any such breach, the Seller will (a) promptly cure such breach in all material respects, (b) remove each Mortgage Loan which has given rise to the requirement for action by the Seller substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal amount of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding Trust Balance, plus accrued and unpaid interest thereon of the replaced Mortgage Loans as of the date of substitution, deliver to the 1997-2 REMIC as part of the amounts remitted by the Servicer on such Remittance Date the amount of such shortfall, or (c) purchase such Mortgage Loan at a price equal to the Trust Balance of such Mortgage Loan as of the date of purchase plus the greater of (i) all accrued and unpaid interest thereon and (ii) 30 days' interest thereon computed at the Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer, and deposit such purchase price into the Trustee Collection Account on the next succeeding Determination Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Trustee Collection Account or the Certificate Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan; provided however, that any substitution of one or more Qualified Substitute Mortgage Loans pursuant to clause (b) preceding must be effected not later than two years after the Issue Date unless the Trustee and the Certificate Insurer receive an opinion of counsel that such substitution would not constitute a prohibited transaction for purposes of the REMIC provisions of the Code and, provided, further, that the Seller may not purchase such Mortgage Loan that is not in default or as to which no default is imminent pursuant to clause (c) preceding unless the Seller has theretofore caused to be delivered to the Trustee and the Certificate Insurer an opinion of counsel knowledgeable in Federal income tax matters in form and substance satisfactory to the Trustee to the effect that such a purchase would not constitute a prohibited transaction for purposes of the REMIC provisions of the Code or cause the 1997-2 REMIC to fail to qualify as a REMIC at any time any Certificates are outstanding. The obligation of the Seller to cure such breach or to substitute or purchase any Mortgage Loan constitutes the sole remedy respecting a material breach of any such representation or warranty to the Certificateholders, the Trustee and the Certificate Insurer.

Payments on the Mortgage Loans

     The Pooling and Servicing Agreement provides that the Servicer, for the benefit of the Certificateholders, shall establish and maintain one or more Collection Accounts (each, a "Collection Account") and shall maintain a Collection Account with the Trustee (the "Trustee Collection Account"), and that each Collection Account will generally be a trust account maintained with a depository institution acceptable to each Rating Agency and the Certificate Insurer (any such account, an "Eligible Account"). The Servicer shall have the right to choose and relocate the Collection Account at any time, provided each Collection Account shall otherwise comply with the requirements of the preceding sentence and that there shall be a Trustee Collection Account. The Pooling and Servicing Agreement permits the Servicer to direct any depository institution maintaining a Collection Account to invest the funds in such Collection Account in one or more Permitted Investments, as defined above, that mature, unless payable on demand, no later than the Business Day preceding the date on which the Servicer is required to transfer any amounts included in such funds from such Collection Account to the Trustee Collection Account or to the Certificate Account, or, in the case of funds held in the Trustee Collection Account invested in any such Permitted Investments, from the Trustee Collection Account to the Certificate Account described below.

     The Servicer is obligated to deposit or cause to be deposited in the Collection Account on a daily basis, amounts representing the following payments received and collections made by it after the Cut-Off Date (other than in respect of Monthly Payments on the Mortgage Loans due on each Mortgage Loan up to and including any Due Date occurring on or prior to the Cut-Off Date): (i) all payments on account of principal, including Principal Prepayments; (ii) all payments on account of interest on the Mortgage Loans, (iii) all Liquidation Proceeds and all Insurance Proceeds to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices; (iv) all net revenues with respect to a Mortgaged Property held by the 1997-2 REMIC; (v) all other amounts required to be deposited in the Collection Account pursuant to the Pooling and Servicing Agreement; and (vi) any amounts required to be deposited in connection with net losses realized on investments of funds in the Collection Account. The Pooling and Servicing Agreement further provides that all funds deposited in any Collection Account that are to be included in the Servicer Remittance Amount related to a particular Remittance Date be transferred to the Trustee Collection Account not later than the close of business on the third Business Day prior to such Remittance Date.

     The Trustee will be obligated to set up an account (the "Certificate Account"), which is required to be an Eligible Account, into which the Servicer will deposit or cause to be deposited the Servicer Remittance Amount on the 14th day of each month (the "Servicer Remittance Date").

     The "Servicer Remittance Amount" for a Servicer Remittance Date and the indicated Group is equal to the sum of (i) all unscheduled collections of principal and interest on the related HELOCS in the case of Group I and the HELs in the case of Group II (including Principal Prepayments, Net REO Proceeds and Liquidation Proceeds, if any) collected by the Servicer during the related Due Period and all scheduled Monthly Payments on the HELOCs in the case of Group I and HELs in the case of Group II due on the related Due Date and received on or prior to the Business Day preceding such Servicer Remittance Date, (ii) all Periodic Advances made by the Servicer with respect to payments due to be received on the HELOCs in the case of Group I and the HELs in the case of Group II on the related Due Date and (iii) any other amounts required to be placed in a Collection Account by the Servicer in respect of the HELOCs in the case of Group I and the HELs in the case of Group II pursuant to the Pooling and Servicing Agreement but excluding the following:

     (a) amounts received on particular HELOCs in the case of Group I and HELs in the case of Group II as late payments of principal or interest and respecting which the Servicer has previously made an unreimbursed Periodic Advance;

     (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances made with respect to HELOCs in the case of Group I and HELs in the case of Group II by the Servicer;

     (c) those portions of each payment of interest on a particular HELOC in the case of Group I and HEL in the case of Group II which represent the Servicing Fee;

     (d) that portion of Liquidation Proceeds and REO Proceeds relating to HELOCs in the case of Group I and HELs in the case of Group II which represents any unpaid Servicing Fee or amounts included in Liquidation Proceeds and REO Proceeds allocated to the Additional Balances, see "Allocation of Payments of the Mortgage Loans Between the Trust Balances and the Additional Balances;"

     (e) all income from Permitted Investments that is held in the Collection Account for the account of the Servicer;

     (f) all amounts in respect of late fees, assumption fees, prepayment fees and similar fees;

     (g) certain other amounts which are reimbursable to the Servicer, as provided in the Pooling and Servicing Agreement;

     (h) that portion of Net Foreclosure Profits with respect to HELOCs in the case of Group I and HELs in the case of Group II otherwise due to the Servicer as provided in the Pooling and Servicing Agreement; and

     (i) any amounts allocable to the Additional Balances not otherwise included in (a)-(h) above.

     See "Allocation of Payments of the Mortgage Loans Between the Trust Balances and the Additional Balances."

     On each Remittance Date, any amount remaining on deposit in the Certificate Account following the deposit of the Servicer Remittance Amounts in excess of
(i) the amount of any Insured Payment, the Class A-1 Certificate Insurance Premium Amount, the Group II Certificate Insurance Premium Amount and any Trustee Fees then due the Trustee; (ii) the Class A-1 Formula Distribution Amount and the Group II Formula Distribution Amount (calculated for this purpose without regard to any required withdrawal from the Reserve Account or portion thereof included therein), (iii) any Reimbursement Amount (as defined herein) or other amount owed to the Certificate Insurer and (iv) the Reserve Account Deposit (as defined herein) for such Remittance Date shall, in accordance with the Pooling and Servicing Agreement, be distributed to the holder of the Class R Certificate. All principal payments not constituting Liquidation Proceeds collected with respect to an Additional Balance shall be made available to make payments on the Certificates to the extent that any unpaid Trust Balance related to such Mortgage Loan remains outstanding, as described in the Pooling and Servicing Agreement.

Servicing Fees and Other Compensation and Payment of Expenses

     As compensation for its activities as Servicer under the Pooling and Servicing Agreement, the Servicer shall be entitled with respect to each Mortgage Loan to the Servicing Fee, which shall be payable monthly from amounts on deposit in the Collection Account. The "Servicing Fee" shall be an amount equal to interest at one-twelfth of the Servicing Fee Rate for such Mortgage Loan on the scheduled Principal Balance of such Mortgage Loan at the end of the applicable Due Period. The "Servicing Fee Rate" with respect to each Mortgage Loan will be 1.00% per annum. In the case that Irwin Home Equity Corporation is no longer acting as Servicer, the Successor Servicer will be entitled to a Servicing Fee calculated at a Servicing Fee Rate of 1.00% per annum. In addition, the Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Notes, any late payment charges, assumption fees or similar items. The Servicer shall also be entitled to withdraw from the Collection Account any interest or other income earned on deposits therein. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Pooling and

Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided in the Pooling and Servicing Agreement.

     The Servicer may recover Periodic Advances and Servicing Advances from the Collection Account or the Trustee Collection Account to the extent permitted by the Pooling and Servicing Agreement and by the terms of the Mortgage Loans or, if not recovered from the Mortgagor on whose behalf such Periodic Advance or Servicing Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, or, in the case of Periodic Advances, from late collections of interest on any Mortgage Loan. In the event a Periodic Advance or a Servicing Advance becomes a Nonrecoverable Advance, the Servicer may be reimbursed for such advance from the Certificate Account.

     The Servicer shall not be required to make any Periodic Advance or Servicing Advance which it determines would be a nonrecoverable Periodic Advance or nonrecoverable Servicing Advance (a "Nonrecoverable Advance"). A Periodic Advance or Servicing Advance is "nonrecoverable" if in the good faith judgment of the Servicer, such Periodic Advance or Servicing Advance is not ultimately recoverable.

Reserve Account

     The Reserve Account. On the Issue Date, an amount required by the Certificate Insurer, or a letter of credit evidencing the availability of such amount, will be deposited into the Reserve Account. On each Subsequent Transfer Date, the Seller will transfer an additional amount as required by the Certificate Insurer to the Reserve Account from the Pre-Funding Account (or provide a letter of credit in form and substance, and from a provider, acceptable to the Certificate Insurer evidencing the availability of an amount which, when aggregated with such transferred amount, will meet the requirements of the Certificate Insurer). With respect to the Certificates, the Pooling and Servicing Agreement generally provides separately with respect to each Group that, subject to certain floors and triggers, the Required Reserve Account Level may be reduced. In addition, certain triggers or conditions may cause the Required Reserve Account Level to be increased. The Pooling and Servicing Agreement requires that, on each Remittance Date, amounts on deposit in the Reserve Account will be withdrawn (or drawings under a letter of credit will be made) to make any necessary payments of the Class A-1 Credit Enhancement Distribution Amount and Group II Credit Enhancement Distribution Amount. Withdrawals from the Reserve Account (or drawings on a letter of credit) will be replenished (or reimbursed) from Reserve Account Deposits. Subject to certain limitations and requirements described in the Pooling and Servicing Agreement, distributions may be made to the owner of the Residual Certificate only from amounts on deposit in the Reserve Account in excess of the Required Reserve Account Level or from funds remaining on deposit in the Certificate Account after the making of any Reserve Account Deposits. Amounts on deposit in the Reserve Account will be invested in Permitted Investments. See "--Flow of Funds" below.

     The Pooling and Servicing Agreement provides that on any Remittance Date, all amounts collected on account of principal (other than any such amount allocable to the Holders of the Class R Certificates in respect of a reduction of the Required Reserve Account Level) during the related Due Period will be distributed to the Holders of the Class A Certificates on such Remittance Date. If any Mortgage Loan became a Liquidated Mortgage Loan during such Due Period, the Liquidation Proceeds net of certain liquidation expenses and any unreimbursed Periodic Advances made by the Servicer with respect to such Mortgage Loan (such proceeds, the "Net Liquidation Proceeds") related to such Mortgage Loan and allocated to principal may be less than the Trust Balance of the related Mortgage Loan; the amount of any such insufficiency is a "Liquidated Loan Loss." In addition, the Pooling and Servicing Agreement provides that the Trust Balance of any Mortgage Loan after it becomes a Liquidated Mortgage Loan shall equal zero. However, recoveries of any amounts attributable to a Liquidated Mortgage Loan will be considered an unscheduled collection of principal on the Remittance Date immediately following such recovery.

     The Certificate Insurance Policies. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the related Certificate Insurance Policy not later than the third Business Day prior to any Remittance Date as to which the Trustee has determined that an Insured Payment with respect to either the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, or the Class A-4 Certificates will be necessary. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

Flow of Funds

     On each Remittance Date, the Trustee shall distribute, to the extent of funds on deposit in the Certificate Account and Insured Payments on deposit in the Certificate Account as follows:

          (a) to the Certificate Insurer, the Certificate Insurance Policy Premium Amount;

          (b) to the Trustee, an amount equal to the Trustee Fees then due to it:

          (c) from amounts then on deposit in the Certificate Account constituted by the Group I Available Amount (plus any Insured Payments an amounts withdrawn from the Reserve Fund relating to the Class A-1 Certificates), to the Class A-1 Certificateholders an amount equal to the Class A-1 Interest Distribution Amount and from amounts then on deposit in the Certificate Account constituted by the Group II Available Amount (plus any Insured Payments and amounts withdrawn from the Reserve Fund relating to the Class A-2 Certificates, the Class A-3 Certificates or the Class A-4 Certificates) to the Class A-2 Certificateholders an amount equal to the Class A-2 Interest Distribution Amount, to the Class A-3 Certificateholders an amount equal to the Class A-3 Interest Distribution Amount and to the Class A-4 Certificateholders an amount equal to the Class A-4 Interest Distribution Amount;

          (d) from amounts then on deposit in the Certificate Account constituted by the Group I Available Amount (plus any Insured Payments and amounts withdrawn from the Reserve Fund relating to the Class A-1 Certificates), to the Class A-1 Certificateholders an amount equal to the Principal Distribution Amount for Group I until the Class A-1 Principal Balance has been reduced to zero and from amounts then on deposit in the Certificate Account constituted by the Group II Available Amount (plus any Insured Payments and amounts withdrawn from the Reserve Fund relating to the Class A-2 Certificates, the Class A-3 Certificates or the Class A-4 Certificates), to the Class A-2 Certificateholders an amount equal to the Principal Distribution Amount for Group II until the Class A-2 Principal Balance has been reduced to zero, to the Class A-3 Certificateholders an amount equal to the Principal Distribution Amount for Group II until the Class A-3 Principal Balance has been reduced to zero and thereafter to the Class A-4 Certificateholders an amount equal to the Principal Distribution Amount for Group II until the Class A-4 Principal Balance has been reduced to zero;

          (e) from amounts then on deposit in the Certificate Account (excluding any Insured Payments) to the Certificate Insurer the lesser of (x) the excess of (i) such amount over (ii) the amount of any Insured Payment for such Remittance Date and (y) the amount of all Insured Payments and other payments made by the Certificate Insurer pursuant to the Certificate Insurance Policies which have not been previously repaid together with interest thereon at the rate set forth in the Certificate Insurance Agreement (the "Reimbursement Amount") as of such Remittance Date;

          (f) an amount equal to the lesser of (i) any amount then remaining in the Certificate Account after the applications described in clauses (a) through (e) above and (ii) the amount necessary to bring the amount on deposit in the Reserve Account to the Required Reserve Account Level (such lesser amount, the "Reserve Account Deposit") shall be deposited in the Reserve Account; and

          (g) following the making by the Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Certificate Account, the Trustee shall distribute to the Holders of the Class R Certificates, the amount remaining on such Remittance Date, if any.

Notwithstanding the foregoing, the aggregate amount on all Remittance Dates to the Holders of the Class A Certificates on account of principal shall not exceed the Original Class A Principal Balance. Any amounts payable to the Additional Certificates shall be determined by the applicable Supplement to the Pooling and Servicing Agreement

Calculation of LIBOR

     The Class A-1 Certificates will bear a pass-through rate, in the case of the first Remittance Date, equal to 5.85063%, and for each Remittance Date thereafter, equal to a per annum rate equal to the lesser of (a) the sum of (i) LIBOR on the second to the last Business Day prior to the preceding Remittance Date plus (ii) 0.21% and (b) the Weighted Average Rate Cap. For each Remittance Date after the first Remittance Date, on the second to the last business day preceding the prior Remittance Date (each such date, an "Interest Determination Date"), the Trustee will determine LIBOR for the succeeding Accrual Period for the Class A-1 Certificates (such "Accrual Period" to begin on the 15th day of the month preceding the month in which the Remittance Date occurs and ends on the day before such Remittance Date) on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuter Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuter Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuter Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Depositor or any Seller.

     On each Interest Determination Date, LIBOR for the related Accrual Period for the Class A-1 Certificates will be established by the Trustee as follows:

     (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Due Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

     (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Due Period shall be the higher of (x) LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1 Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Weighted Average Rate Cap

     In the event that LIBOR exceeds the Prime Rate or the Prime Rate increases to a level that subjects the Mortgage Interest Rate for a Mortgage Loan to a statutory maximum interest rate applicable to such Mortgage Loan, it is possible that the Weighted Average Net Mortgage Interest Rate on the Mortgage Loans for a related Due Period will be less than the amount of interest described in clause
(a) of the section of the Summary of the Terms of the Certificates entitled "Interest, Class A-1 Pass-Through Rate." Therefore, the Class A-1 Pass-Through Rate is, on each Remittance Date, subject to the Weighted Average Rate Cap which is an annual rate equal to the weighted average Net Mortgage Interest Rate and, beginning on the 13th Remittance Date, the weighted average Net Mortgage Interest Rate for HELOCs minus 0.50%.

Report to Certificateholders

     Pursuant to the Pooling and Servicing Agreement, on each Remittance Date the Trustee will deliver to the Certificate Insurer, each Certificateholder and the Depositor a written report containing information including, without limitation, the amount of the distribution on such Remittance Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of each Class of the Class A Certificates as of such Remittance Date, the amount of any Insured Payment included in such distributions on such Remittance Date and such other information as required by the Pooling and Servicing Agreement.

                         SERVICING OF THE MORTGAGE LOANS

The Servicer

     Irwin Home Equity Corporation will act as the Servicer of the 1997-2 REMIC and the Trust Fund. See "Irwin Home Equity Corporation."

Collection and Other Servicing Procedures; Mortgage Loan Modifications

     The Servicer will be obligated under the Pooling and Servicing Agreement to service and administer the Mortgage Loans, on behalf of the 1997-2 REMIC, solely in the best interests of and for the benefit of the Certificateholders and the Certificate Insurer in accordance with the terms of the Pooling and Servicing Agreement, and will have full power and authority to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Mortgage Loans. The Servicer will be obligated under the Pooling and Servicing Agreement to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Notes and will be obligated, consistent with the other terms of the Pooling and Servicing Agreement, to follow such collection procedures as it would normally follow with respect to mortgage loans comparable to the Mortgage Loans and which are required to generally conform to the mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans for their own account in the jurisdictions in which the related Mortgaged Properties are located. Consistent with the above, the Servicer will be permitted, in its discretion, to (i) waive any late payment charge or other charge in connection with any Mortgage Loan, and (ii) arrange a schedule, running for no more than 180 days after the due date of any installment due under the related Mortgage Note, for the liquidation of delinquent items.

Realization Upon or Sale of Defaulted Mortgage Loans

     Except as described below, the Servicer will be required to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will be required to follow such procedures as it follows with respect to similar mortgage loans held in its own portfolio. However, the Servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and
(ii) such expenses shall be recoverable to it through liquidation proceeds (respecting which it shall reimburse itself for such expense prior to the deposit in the Collection Account of such proceeds). The Servicer will be permitted to foreclose against the Mortgaged Property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure, and in the event a deficiency judgment is available against the Mortgagor or any other person, may proceed for the deficiency.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be required to be issued to the Trustee, or to the Servicer on behalf of the Trustee, the Certificate Insurer and the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan is required to be considered to be a Mortgage Loan held in the 1997-2 REMIC until such time as the related Mortgaged Property is sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations under the Pooling and Servicing Agreement, so long as such Mortgage Loan is an outstanding Mortgage Loan:

               (i) It will be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous partial prepayments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect, except that such schedule shall be adjusted to reflect the application of proceeds received in any month pursuant to the succeeding clause.

               (ii) Net proceeds (after payment of Servicer's expenses related to disposition) from such property received in any month shall be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that title to the related Mortgaged Property was acquired by the 1997-2 REMIC, with the excess thereof, if any, being deemed to have been received in respect of the delinquent principal installments that remained unpaid on such date. Thereafter, net proceeds from such property received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Mortgage Note and such amortization schedule. If such net proceeds exceed the then unpaid REO amortization, the excess shall be treated as a partial principal prepayment received in respect of such Mortgage Loan.

               (iii) Only that portion of such net proceeds on such a Mortgage Loan allocable to interest that bears the same relationship to the total amount of net proceeds allocable to interest as the rate at which the Servicing Fee is determined bears to the Mortgage Interest Rate borne by such Mortgage Loan shall be allocated to the Servicing Fee with respect thereto.

     In the event that the 1997-2 REMIC acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property will be required to be disposed of by or on behalf of the 1997-2 REMIC within two years after its acquisition by the 1997-2 REMIC unless (a) the Trustee and the Certificate Insurer shall have received an opinion of counsel to the effect that the holding by the 1997-2 REMIC of such Mortgaged Property subsequent to two years after its acquisition (and specifying the period beyond such two-year period for which the Mortgaged Property may be held) will not cause the 1997-2 REMIC to be subject to the tax on prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund or the 1997-2 REMIC to tax or cause the 1997-2 REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (b) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of such two-year period, an extension of such two-year period in the manner contemplated by Code Section 856(e)(3), in which case the two-year period shall be extended by the applicable period. The Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the 1997-2 REMIC of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the 1997-2 REMIC does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property.

     In lieu of foreclosing upon any defaulted Mortgage Loan, the Servicer may, in its discretion, permit the assumption of such Mortgage Loan if, in the Servicer's judgment, such default is unlikely to be cured and if the assuming borrower satisfies the Servicer's underwriting guidelines with respect to mortgage loans owned by the Servicer. In connection with any such assumption, the Mortgage Interest Rate of the related Mortgage Note and the payment terms will not be permitted to be changed. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as servicing compensation. Alternatively, the Servicer may encourage the refinancing of any defaulted Mortgage Loan by the Mortgagor.

     Notwithstanding the foregoing, prior to instituting foreclosure proceedings or accepting a deed-in-lieu of foreclosure with respect to any Mortgaged Property, the Servicer shall make, or cause to be made, inspection of the Mortgaged Property in accordance with accepted servicing procedures, and, with respect to environmental hazards, substantially comparable to such procedures as are required by the provisions of the Federal National Mortgage Association's Selling and Servicing Guide applicable to single-family homes and in effect on the date hereof. The Servicer shall be entitled to rely upon the results of any such inspection made by others. In cases where the inspection reveals that such Mortgaged Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Servicer shall promptly give written notice of such fact to the Certificate Insurer, the

Trustee and each Class A Certificateholder. The Servicer shall not commence foreclosure proceedings or accept a deed-in-lieu of foreclosure for any Mortgaged Property where such inspection reveals potential contamination by hazardous waste without obtaining the consent of the Certificate Insurer.

Servicing and Other Compensation and Payment of Expenses

     In addition to the Servicing Fee, the Servicer is entitled under the Pooling and Servicing Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, bad check charges, any other servicing-related fees, Net Liquidation Proceeds not otherwise required to be deposited in the Certificate Account pursuant to the Pooling and Servicing Agreement, earnings paid on Permitted Investments and amounts held on deposit as investment earnings on a Collection Account shall be retained by or remitted to the Servicer to the extent not required to be remitted to the Trustee for deposit in the Certificate Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided for therein.

Enforcement of Due-on-Sale Clauses

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage or Mortgage Note, the Mortgagor remains liable thereon. The Servicer is also authorized, with the prior approval of the Certificate Insurer except as provided in the Pooling and Servicing Agreement, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage

     The Servicer is required to cause to be maintained for each Mortgage Loan a fire and hazard insurance policy with extended coverage on the related Mortgaged Property in an amount which is not less than the full insurable value of the Mortgaged Property securing such Mortgage Loan or the unpaid principal balance of such Mortgage Loan, whichever is less. The Servicer will also be required to maintain or cause to be maintained fire and hazard insurance with extended coverage on each property acquired by the 1997-2 REMIC by foreclosure or by deed in lieu of foreclosure in an amount which is at least equal to the lesser of (i) the full insurable value of the improvements which are a part of such property and (ii) the principal balance owing on such Mortgage Loan at the time of such foreclosure or grant in lieu of foreclosure plus accrued interest and related liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. No earthquake or other additional insurance other than flood insurance is, under the Pooling and Servicing Agreement, to be required of any Mortgagor or to be maintained by the Servicer other than pursuant to the terms of the related Mortgage Note or Mortgage and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     If the Mortgaged Property was located at the time of origination in a federally designated special flood hazard area, the Servicer will be obligated to cause to be maintained flood insurance in respect thereof to the extent available. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan, (ii) the full insurable value, and (iii) the maximum amount of such insurance required by the terms of the related Mortgage Note or Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If a Mortgaged Property was, at origination of the related Mortgage Loan, in a federally designated special flood hazard area, the Servicer will obtain flood insurance in respect thereof providing substantially the same coverage as described in the preceding sentence.

     Alternatively, the Servicer may obtain, at its own expense, a blanket insurance policy with an insurer insuring against fire and hazard losses on all of the Mortgage Loans, which policy may contain a deductible clause, in which case the Servicer shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions described above, and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause.

     The Servicer will also be required under the Pooling and Servicing Agreement to maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond will, together, be substantially comparable to a policy or policies and bond otherwise complying with the requirements of FNMA for persons performing servicing for mortgage loans purchased by FNMA.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be insured by any government or government agency.

Servicer Reports

     The Servicer is required to deliver to the Certificate Insurer, the Trustee, Standard & Poor's and Moody's, not later than the last day of the fifth month following the end of the Servicer's fiscal year an Officers' Certificate stating that (i) the Servicer has fully complied with the servicing provisions of the Pooling and Servicing Agreement, (ii) a review of the activities of the Servicer during the preceding fiscal year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and
(iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default. The first such Officers' Certificate shall be delivered by the Servicer in 1998.

     Not later than the last day of the fifth month following the end of the Servicer's fiscal year, the Servicer, at its expense, is required to cause to be delivered to the Certificate Insurer, the Trustee, Standard & Poor's and Moody's from a firm of independent certified public accountants (who may also render other services to the Servicer) a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans during the preceding calendar year (or such longer period from the Issue Date to the end of the following calendar year) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that such servicing has been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers and that such examination has disclosed no exceptions or errors that, in the opinion of such firm, are material, except for such exceptions as shall be set forth in such statement.

Removal and Resignation of Servicer

     The Trustee, only at the direction of the Certificate Insurer or the majority Certificateholders, with the consent of the Certificate Insurer (in the case of any direction of the majority Certificateholders), may remove the Servicer upon the occurrence and continuation beyond the applicable cure period of an event described below:

          (a) any failure by the Servicer to remit to the Trustee any payment required to be made by the Servicer under the terms of the Pooling and Servicing Agreement which continues unremedied beyond any grace period permitted by the Certificate Insurer;

          (b) the failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

          (c) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Pooling and Servicing Agreement, or the breach of any representation and warranty set forth in the Pooling and Servicing Agreement, which continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

          (e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

          (f) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (g) the delinquency or loss experience of the Mortgage Loan pool exceeds certain levels specified in the Pooling and Servicing Agreement.

     The Servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, Irwin (if Irwin is not the Servicer), the Certificate Insurer and the Trustee, or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer without the incurrence, in the reasonable judgment of the Certificate Insurer, of unreasonable expense. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

     Upon removal or resignation of the Servicer, the Trustee has agreed to be the Successor Servicer (the "Successor Servicer"). The Trustee, as Successor Servicer, will be obligated to make Periodic Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the majority Certificateholders (with the consent of the Certificate Insurer) or the Certificate Insurer so requests, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Pooling and Servicing Agreement and subject to the approval of the Certificate Insurer any established mortgage loan servicing institution acceptable to the Certificate Insurer having a net worth of not less than $15,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

     The Trustee and any other Successor Servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the Servicer. See "--Servicing and Other Compensation and Payment of Expenses" above.

Termination; Purchase of Mortgage Loans

     The 1997-2 REMIC will terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing.

     The Servicer or Seller may, at its option and at its sole cost and expense (and if such option is not exercised by the Servicer or the Seller, the Certificate Insurer may, in accordance with the provisions of the Pooling and Servicing Agreement, at its option and at its sole cost and expense), terminate the related Group on any date on which the aggregate Class A-1 Principal Balance or the sum of the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance, respectively, is less than 10% of the aggregate initial Trust Balances of the Mortgage Loans in the related Group plus the amount of the Original Group I Pre-Funded Amount or the Original Group II Pre-Funded Amount, as applicable by purchasing, on the next succeeding Remittance Date, all of the property of the REMIC relating to such Group at a price equal to the sum of (a) the greater of (i) 100% of the Trust Balance of each related outstanding Mortgage Loan and each related REO Property and (ii) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price) made by nationally recognized dealers and based on a valuation process which would be used to value comparable mortgage loans and REO property, (b) the greater of (i) aggregate amount of accrued and unpaid interest on the Trust Balances of the related Mortgage Loans through the related Due Period and (ii) 30 days' accrued interest thereon at a rate equal to the Mortgage Interest Rate, in each case net of the Servicing Fee, and (c) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or the Certificate Insurance Agreement. No such termination is permitted without the prior written consent of the Certificate Insurer if it would result in a draw on either Certificate Insurance Policy.

Amendment

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee by written agreement, upon the prior written consent of the Certificate Insurer (which consent shall not be withheld if, in the opinion of counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the
Certificateholders unless such consent would adversely affect the interests of the Certificate Insurer), without notice to, or consent of, the
Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement, provided that such action shall not, as evidenced by an opinion of counsel delivered to, but not obtained at the expense of, the Trustee, adversely affect in any material respect the interests of any Certificateholder of any outstanding Class (or 100% of the Class of
Certificateholders so affected shall have consented); and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of such party.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Certificate Insurer (which consent shall not be withheld if, in the opinion of counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders unless such consent would adversely affect the interests of the Certificate Insurer), and the Holders of the majority of the Percentage Interest in the Class A Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Certificate Insurer receives an opinion of counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the 1997-2 REMIC as a REMIC or cause a tax to be imposed on the Trust Fund or the 1997-2 REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby.

     The Purchase and Sale Agreement contains substantially similar restrictions regarding amendment.

                                   THE TRUSTEE

     The Chase Manhattan Bank, a New York banking corporation, has been named Trustee pursuant to the Pooling and Servicing Agreement. The Trustee will serve initially as the custodian of the Trustee's Mortgage Files. The Pooling and Servicing Agreement provides that the Trustee shall be entitled to a fee (the "Trustee Fee") in respect of its services as Trustee.

     Trustee shall at all times be a banking association organized and doing business under the laws of any State or the United States of America subject to suspension or examination by federal or state authority, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, whose long-term deposits, if any, are rated at least "BBB" by Standard & Poor's and Baa2 by Moody's, or such lower rating as may be approved in writing by the Certificate Insurer and reasonably acceptable to the Certificate Insurer as evidenced in writing. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it shall resign immediately in the manner and with the effect specified in the Pooling and Servicing Agreement.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by a successor trustee acceptable to the Certificate Insurer.

     The Trustee, or any trustee or trustees hereafter appointed, may resign at any time in the manner set forth in the Pooling and Servicing Agreement. Upon receiving notice of resignation, the Servicer shall promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the Pooling and Servicing Agreement. The Servicer will deliver a copy of the instrument used to appoint a successor trustee to the Certificateholders, the Certificate Insurer and the Depositor, and upon acceptance of appointment by a successor trustee in the manner provided in the Pooling and Servicing Agreement, the Servicer will give notice thereof to the Certificateholders. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     If the Trustee fails to perform in accordance with the terms of the Pooling and Servicing Agreement, the Certificate Insurer or the majority Certificateholders with the consent of the Certificate Insurer, may remove the Trustee under the conditions set forth in the Pooling and Servicing Agreement and appoint a successor trustee in the manner set forth therein.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or the 1997-2 REMIC or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, including the 1997-2 REMIC, and to vest in such person or persons, in such capacity, such title to the Trust Fund or the 1997-2 REMIC, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.

                       THE CERTIFICATE INSURANCE POLICIES
                           AND THE CERTIFICATE INSURER

     The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policies, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successors, as trustee for the Owners (the "Trustee") on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligation under the Certificate Insurance Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policies and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

     Notwithstanding the foregoing paragraph, the Certificate Insurance Policies do not cover shortfalls, if any, attributable to the liability of the Trust Fund, any REMIC established by the Trust Fund or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Certificate Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 noon New York City time on the later of (i) the Remittance Date on which the related Class A Distribution Amount is due or (ii) the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policies it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due under the Certificate Insurance Policies unless otherwise stated in the Certificate Insurance Policies will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policies.

     As used in the Certificate Insurance Policies, the following terms shall have the following meanings:

          "Agreement" means the Pooling and Servicing Agreement, without regard to any amendment or supplement, unless the Certificate Insurer shall have consented thereto.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Pooling and Servicing Agreement is located are authorized or obligated by law or executive order to close.

          "Deficiency Amount" means, as of each Remittance Date the excess, if any, of the Class A-1 Credit Enhancement Distribution Amount or Group II Credit Enhancement Distribution Amount, as applicable, over any remaining amounts on deposit in and available to be withdrawn from the Reserve Account (or available to be drawn under a letter of credit).

          "Insured Payment" means (i) as of each Remittance Date, the Deficiency Amount and (ii) any Preference Amount.

          "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by fax substantially in the form of Exhibit A attached to the Certificate Insurance Policies, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Remittance Date.

          "Owner" means each Holder (as defined in the Agreement) who, on the applicable Remittance Date, is entitled under the terms of the applicable Class A Certificate to payment thereunder.

          "Preference Amount" means any amount previously distributed to an Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Certificate Insurance Policies and not otherwise defined therein will have the respective meanings set forth in the Agreement as of the date of execution of the Certificate Insurance Policies, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

     Any notice under the Certificate Insurance Policies or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

     The notice address of the Fiscal Agent of the Certificate Insurer is 61 Broadway, 15th Floor, New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

     The Certificate Insurance Policies are being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Certificate Insurance Policies is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Certificate Insurance Policies are not cancelable for any reason. The premiums on the Certificate Insurance Policies are not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

     The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1996, and the consolidated financial statements of the Certificate Insurer and its subsidiaries for the six months ended June 30, 1997 and for the periods ending June 30, 1997 and June 30, 1996 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending June 30, 1997 are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                         SAP
                                         ---
                                    December 31, 1996          June 30, 1997
                                      (Audited)                 (Unaudited)
                                   -----------------          -------------
                                                  (In Millions)
Admitted Assets                          $4,476                    $4,824
Liabilities                               3,009                     3,259
Capital and Surplus                       1,467                     1,565

                                        GAAP
                                        ----
                                   December 31, 1996          June 30, 1997
                                       (Audited)                (Unaudited)
                                   -----------------          -------------
                                                  (In Millions)
Assets                                   $5,066                     $5,408
Liabilities                               2,262                      2,412
Shareholder's Equity                      2,804                      2,996

     Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policies and Certificate Insurer set
forth under the heading "The Certificate Insurance Policies and the Certificate Insurer." Additionally, the Certificate Insurer makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates.

     Moody's Investors Service, Inc. ("Moody's") rates the claims paying ability of the Certificate Insurer "Aaa."

     Standard  &  Poor's  Ratings  Services,   a  division  of  The  McGraw-Hill
Companies, Inc. ("Standard & Poor's"), rates the claims paying ability of the Certificate Insurer "AAA."

     Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA."

     Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Class A Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be revised or withdrawn.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     An election will be made to treat the 1997-2 REMIC as a REMIC for federal income tax purposes. Dewey Ballantine L.L.P, special tax counsel to the Depositor, will deliver its opinion that, assuming compliance with the Pooling and Servicing Agreement, the 1997-2 REMIC will be treated as a REMIC for Federal income tax purposes. The Class A Certificates will be designated as the regular interests in the 1997-2 REMIC, and the Class R Certificates will be designated as the residual interest in the 1997-2 REMIC. The Class R Certificates are "Residual Certificates" for purposes of the Prospectus.

     The Certificates will be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular or residual interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus.

     The Class A-1 Certificates will qualify as regular interests under the REMIC rules because they will receive interest at a variable rate subject to a "funds-available cap." The funds-available cap will limit the amount of interest to be paid on the Class A-1 Certificates to the aggregate payments of interest and principal concurrently made on the underlying mortgage loans (net of certain fees and other amounts). The Class A-1 Certificates will be issued with original issue discount because under certain circumstances all or a portion of the interest that has accrued at the variable rate may not be paid currently.

     The Class A Certificates generally will be treated as debt instruments for federal income tax purposes. Beneficial owners (or registered holders, in the case of Definitive Certificates) of the Class A Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

     The Class A Certificates (other than the Class A-1 Certificates) will not be issued with original issue discount for Federal income tax purposes. The Prepayment Assumption (as defined in the Prospectus) that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Class A Certificate to amortize premium, will be calculated, with respect to the Class A-1 Certificates, using 26% CPR and with respect to the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, using 2.5% CPR in the first month and an additional 2.5% per annum in each month after the first month until the tenth month, and in each month thereafter, using 25% CPR. See "Certain Federal Income Tax Consequences--Federal
Income   Tax   Consequences   for  REMIC   Certificates--

Taxation of Regular Certificates" in the Prospectus. No representation is made as to the actual rate at which the Mortgage Loans will prepay

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest or Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

     On June 6, 1990, the DOL issued to the Underwriter an individual administrative exemption, Prohibited Transaction Exemption 90-32, 55 Fed. Reg. 23147 (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. Among the conditions that must be satisfied for the Exemption to apply are the following:

          a. The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          b. The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          c. The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Inc. ("D&P") or Fitch Investor Service, Inc. ("Fitch");

          d. The sum of all payments made to the Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

          e. The Trustee is not an affiliate of any other member of the Restricted Group (as defined below); and

          f. The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

The Trust Fund also must meet the following requirements:

          a. The corpus of the Trust Fund must consist solely of assets of the type which have been included in other investment pools;

          b. certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of certificates; and

          c. certificates evidencing interests in such other investment pools must have been purchased by investors other than plans for at least one year prior to any Plan's acquisition of Class A Certificates.

     In order for the Exemption to apply to certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire Class A Certificates. the Exemption requires, among other matters, that: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to 5 percent or less of the fair market value of the obligations contained in the Trust; (iii) the Plan's investment in Class A Certificates does not exceed twenty-five percent (25%) of all of the certificates outstanding at the time of the acquisition and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Exemption does not apply to certain prohibited transactions in the case of Plans sponsored by the Underwriter, the Trustee, the Servicer, any obligor with respect to the Mortgage Loans constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, any entity deemed to be a "sponsor" of the Trust Fund as such term is defined in the exemption, or any affiliate of any such party (the "Restricted Group").

     Subject to the foregoing, the Depositor believes that following the reduction of the Pre-Funded Amount for the related Group to zero the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of such exemption other than those within the control of the investors have been met. Prior to the reduction of the Pre-Funded Amount for the related Group to zero, the purchase or holding of Class A Certificates by a fiduciary of any employee benefit plan or other retirement arrangement subject to the ERISA, or the Code could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. Accordingly, prior to such reduction, the assets of such plans or arrangements may not be used to purchase the Class A Certificates.

     Before purchasing a Class A Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and whether the conditions of the Exemption will be applicable to the Class A Certificates. Any fiduciary of an ERISA Plan considering whether to purchase a Class A Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     The sale of Certificates to an ERISA Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or any particular ERISA Plan, or that this investment is appropriate for ERISA Plans generally or any particular ERISA Plan.

                                LEGAL INVESTMENT

     The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The Other Certificates representing interests in other mortgage loans transferred to the Trust Fund after the Cut-Off Date may or may not constitute such "mortgage related securities." Prospective purchasers of the Other Certificates should consult their own legal, tax and accounting advisors in determining the suitability of and consequence to them of the purchase, ownership and disposition of any Other Certificates determined to be "mortgage related securities."

     Additionally, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve
System,  the  Federal  Deposit  Insurance  Corporation,  the  Office  of  Thrift
Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Class A Certificates or Other Certificates, since such Class A Certificates or Other Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to such investments. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Class A Certificates and Other Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the Underwriting Agreement dated as of October 30, 1997 (the "Underwriting Agreement") between the Depositor and Prudential Securities Incorporated (the "Underwriter"), the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Class A Certificates.

     The Depositor is obligated to sell, and the Underwriter is obligated to purchase, all of the Class A Certificates offered hereby if any are purchased.

     The Underwriter has advised the Depositor that it proposes to offer the Class A Certificates purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale. at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Class A Certificates for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Class A Certificates purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter and any profit on the resale of Class A Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act.

     For further information regarding any offer or sale of the Class A Certificates pursuant to this Prospectus Supplement and the Prospectus, see "Plan of Distribution" in the Prospectus.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter or contribute to losses arising out of certain liabilities, including liabilities under the Act.

     Prudential Securities Incorporated is an affiliate of the Depositor.

                                     RATINGS

     It is a condition to the original issuance of the Class A Certificates that they will receive ratings of "AAA" by Standard & Poor's and "Aaa" by Moody's. The ratings assigned to the Class A Certificates will be based on the claims-paying ability of the Certificate Insurer. Explanations of the significance of such ratings may be obtained from Moody's Investors Services, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's Rating Group, 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates.

                                REPORT OF EXPERTS

     The consolidated financial statements of MBIA Insurance Corporation and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference into this Prospectus Supplement have been audited by Coopers & Lybrand L.L.P. , independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Class A Certificates will be passed upon for Irwin Home Equity Corporation by Ellen Z. Mufson, Esq., General Counsel to Irwin Financial Corporation and for the Depositor and the Underwriter by Dewey Ballantine L.L.P., New York, New York. Certain legal matters relating to the Certificate Insurer and the Certificate Insurance Policies will be passed upon for the Certificate Insurer by Kutak Rock, Omaha, Nebraska.

                         INDEX OF SIGNIFICANT PROSPECTUS
                             SUPPLEMENT DEFINITIONS

Term                                                                       Page
----                                                                       ----

1997-2 REMIC..................................................................1
Accrual Period...............................................................64
Additional Certificate.......................................................46
Agreement....................................................................72
Business Day.................................................................64
Capitalized Interest Account..................................................7
CEDEL Participants...........................................................55
Certificate Account..........................................................61
Certificate Insurance Policies................................................1
Certificate Insurer...........................................................1
Certificates..................................................................1
Class A Certificates..........................................................1
Class A-1 Certificates........................................................1
Class A-2 Certificates........................................................1
Class A-3 Certificates........................................................1
Class R Certificates..........................................................1
Collection Account...........................................................60
Cooperative..................................................................55
CPR..........................................................................48
Cut-Off Date.................................................................21
D&P..........................................................................75
Deficiency Amount............................................................72
Definitive Certificate.......................................................53
Disqualified Persons.........................................................75
Eligible Account.............................................................60
ERISA........................................................................75
Euroclear Operator...........................................................55
Euroclear Participants.......................................................55
European Depositaries........................................................53
Exemption....................................................................75
Financial Intermediary.......................................................54
Fiscal Agent.................................................................71
Fitch........................................................................75
GAAP.........................................................................73
Gross Margin.................................................................21
Group.........................................................................1
Group I.......................................................................1
Group II......................................................................1
HELOCs........................................................................1
HELs..........................................................................1
HEP..........................................................................48
IFC..........................................................................45
Indirect Participants........................................................54
Insured Payment..............................................................72
Interest Determination Date..................................................64
Irwin........................................................................45
Irwin Union Bank.............................................................19
Lifetime Rate Caps...........................................................21
Lifetime Rate Floors.........................................................21
Liquidated Loan Loss.........................................................62
Loan Agreement...............................................................21

Money Rates...................................................................1
Moody's......................................................................74
Mortgage Loans................................................................1
Mortgaged Properties.........................................................21
Mortgages....................................................................21
Net Liquidation Proceeds.....................................................62
Nonrecoverable Advance.......................................................62
Notice.......................................................................72
Owner........................................................................72
Participants.................................................................53
Parties-in-Interest..........................................................75
Permitted Investment.........................................................52
Plan.........................................................................75
Plan of Distribution..........................................................2
Preference Amount............................................................72
Pre-Funding Account...........................................................2
Prepayment Assumption........................................................48
Purchase and Sale Agreement..................................................45
Qualified Substitute Mortgage Loan...........................................58
Reference Banks..............................................................64
Reimbursement Amount.........................................................63
Relevant Depositary..........................................................53
REMIC.........................................................................2
Remittance Date...............................................................2
Reserve Account Deposit......................................................63
Restricted Group.............................................................76
Reuter Screen LIBO Page......................................................64
Risk Factors..................................................................1
Rules........................................................................54
SAP..........................................................................73
Servicer Remittance Date.....................................................61
Similar Law..................................................................76
SMMEA........................................................................76
Sponsor......................................................................76
Standard & Poor's............................................................74
Subsequent Mortgage Loans.....................................................2
Substitution Adjustment......................................................58
Successor Servicer...........................................................69
Terms and Conditions.........................................................55
Trust.........................................................................1
Trust Fund....................................................................1
Trustee......................................................................71
Trustee Collection Account...................................................60
Trustee Fee..................................................................70
Trustee's Mortgage File......................................................57
Underwriter...................................................................1
Underwriting Agreement.......................................................77

PROSPECTUS
--------------------------------------------------------------------------------
               Prudential Securities Secured Financing Corporation
                                   (Depositor)
                            Pass-Through Certificates
                              (Issuable in Series)
--------------------------------------------------------------------------------

     Prudential Securities Secured Financing Corporation (the "Depositor") may sell from time to time under this Prospectus and related Prospectus Supplements Pass-Through Certificates or Notes (such Pass-Through Certificates or such Notes, together the "Certificates"), issuable in series (each, a "Series") consisting of one or more classes (each, a "Class") of Certificates on terms to be determined at the time of sale.

     The Certificates of a Series will evidence the beneficial ownership interests in a separate trust formed by the Depositor for the benefit of the holders of the related Series of Certificates (the "Certificateholders"). Unless otherwise specified in the applicable Prospectus Supplement, the property of each such trust (for each Series, the "Trust Fund") will consist of a segregated pool (the "Pool") of (i) promissory notes or other evidences of indebtedness secured by first, second or more junior liens on fee simple or leasehold interests in the Mortgaged Properties (as defined herein), including installment sale contracts with respect to any such properties, or participation in any of the foregoing (the "Mortgage Loans") or (ii) manufactured housing conditional sales contracts and installment agreements (the "Contracts"). The Mortgage Loans or Contracts included in a Trust Fund will have been acquired from one or more affiliates of the Depositor or from one or more Unaffiliated Sellers (as defined herein) by the Depositor and conveyed by the Depositor to such Trust Fund. The Mortgage Loans included in a Mortgage Pool or the Contracts included in a Contract Pool of a Series will be serviced by a servicer (the "Servicer") described in the applicable Prospectus Supplement.

     The Certificates of a Series will consist of (i) one or more Classes of Certificates representing fractional undivided interests in all the principal payments and the interest payments, to the extent of the related Net Mortgage Rates (as defined herein) or Net Contract Rates (as defined herein), on the related Mortgage Loans or Contracts ("Standard Certificates"), (ii) one or more Classes of Certificates ("Multi-Class Certificates") each of which will be assigned a principal balance (a "Stated Amount") based on the value of future cash flows from the related Trust Fund without distinction as to principal or interest or may have no principal amount but may instead be assigned a notional amount (a "Notional Amount") on which interest accrues, and each of which will bear interest on the Stated Amount or Notional Amount thereof at a fixed rate (which may be zero) specified in, or a variable rate determined as specified in, the applicable Prospectus Supplement (the "Interest Rate") or (iii) one or more Classes of Certificates representing fractional undivided interests in all or specified portions of the principal payments and/or interest payments, to the extent of the related Net Mortgage Interest Rate, on the related Mortgage Loans ("Stripped Certificates"). Any Class of Certificates may be divided into two or more subclasses (each, a "Subclass") and any Class of Standard Certificates may be divided into two or more Subclasses that consist of Multi-Class Certificates. In addition, a Series of Certificates for which a REMIC (as defined herein) election has been made will also include one Class or one Subclass of Residual Certificates (as defined herein).
                                                  (Cover continued on next page)

                       -----------------------------------

THE ASSETS OF THE RELATED TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SERVICER OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER, THE SERVICER OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "RISK FACTORS" PAGE 13.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       -----------------------------------

     The Certificates may be sold from time to time by the Depositor through dealers or agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. See "Plan of Distribution." Affiliates of the Depositor may from time to time act as agents or underwriters in connection with the sale of Certificates. The terms of a particular offering will be set forth in the Prospectus Supplement related to such offering.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by the Prospectus Supplement relating to the offering of such Certificates.

--------------------------------------------------------------------------------
                  The date of this Prospectus is June 10, 1997

(Cover continued from previous page)

     Each Series of Certificates will include one or more classes. The Certificates of any particular class may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust Fund, or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement. Any Series of Certificates may include one or more Classes or Subclasses of Certificates (the "Subordinated Certificates") that are subordinate in right of distributions to such rights of one or more of other Classes or Subclasses of such Series (the "Senior Certificates"). If specified in the applicable Prospectus Supplement, the relative interests of the Senior Certificates and the Subordinated Certificates of a Series in the Trust Fund may be subject to adjustment from time to time on the basis of distributions received in respect thereof (the "Shifting Interest Certificates"). If so specified in the applicable Prospectus Supplement, credit support may also be provided for any Series of Certificates in the form of a guarantee, letter of credit, mortgage pool insurance policy or other form of credit enhancement as described herein.

     Neither the Mortgage Loans nor the Contracts will be guaranteed or insured by any governmental agency or instrumentality or, except as specified in the related Prospectus Supplement, by any other person. The only obligations of the Depositor with respect to a Series of Certificates will be pursuant to certain limited representations and warranties made by the Depositor, to the extent described herein and in the related Prospectus Supplement. The Servicer with respect to a Series of Certificates relating to Mortgage Loans or Contracts will be named in the related Prospectus Supplement. The principal obligations of a Servicer will be limited to certain obligations pursuant to certain representations and warranties and to its contractual servicing obligations.

     An election may be made to treat each Trust Fund (or one or more segregated pools of assets therein) underlying a Series which includes MultiClass Certificates as a "real estate mortgage investment conduit" (a "REMIC") or, on or after September 1, 1997, as a Financial Asset Securitization Investment Trust ("FASIT") for federal income tax purposes. Series of Certificates for which a REMIC election has been made will include one or more Classes or Subclasses which constitute "regular interests" in the REMIC ("Regular Certificates") and one Class or Subclass with respect to each REMIC which constitutes the "residual interest" therein (the "Residual Certificates"). Series of Certificates for which a FASIT election has been made will include one or more Classes or Subclasses which constitute "regular interests" ("FASIT Regular Securities") and/or "high-yield interests" ("FASIT High-Yield Securities") and one Class or Subclass with respect to each FASIT which constitutes the "ownership interest" therein (the "FASIT Ownership Interest"). Alternatively, a Trust Fund may be treated as a grantor trust or as a partnership for federal income tax purposes, or may be treated for federal income tax purposes as a mere security device which constitutes a collateral arrangement for the issuance of debt. See "Certain Federal Income Tax Consequences."

     There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop, or that if such a market does develop, it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.

                                     REPORTS

     In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. See "Servicing of the Mortgage Loans and Contracts -- Reports to Certificateholders." The Servicer for each Series relating to Mortgage Loans or Contracts will furnish periodic statements setting forth certain specified information to the related Trustee and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accounts with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans or Contracts in the related Trust Fund. See "Servicing of the Mortgage Loans and Contracts -- Reports to the Trustee" and "Evidence as to Compliance." Copies of the monthly and annual statements provided by the Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to Prudential
Securities Secured Financing Corporation, One New York Plaza, 15th Floor, New York, New York 10292, Attention: Len Blum (212) 778-1000.

                              AVAILABLE INFORMATION

     The Depositor has filed a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and any amendments thereof and to the exhibits thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Room 1400, 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of any offering of Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, a list identifying, all filings with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the Depositor's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, 15th Floor, New York, New York 10292, telephone number (212) 778-1000, Attention: Len Blum.

                              SUMMARY OF PROSPECTUS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this Prospectus. An index indicating where certain terms used herein are defined appear at the end of this Prospectus.

Title of Securities............    Pass-Through    Certificates   (Issuable   in
                                   Series).

Depositor......................    Prudential   Securities   Secured   Financing
                                   Corporation,  formerly  known as P-B  Secured
                                   Financing  Corporation (the  "Depositor"),  a
                                   Delaware  corporation,   is  a  wholly  owned
                                   limited   purpose   finance   subsidiary   of
                                   Prudential    Securities   Group   Inc.   The
                                   Depositor's  principal  executive offices are
                                   located at One New York  Plaza,  15th  Floor,
                                   New York,  New York 10292,  and its telephone
                                   number   is   (212)   778-1000.    See   "The
                                   Depositor."

Unaffiliated Sellers...........    The Depositor will acquire the Mortgage Loans
                                   and Contracts  from one or more  institutions
                                   unaffiliated      with     the      Depositor
                                   ("Unaffiliated Sellers").

Trustee .......................    The Trustee  with respect to a Series will be
                                   specified    in   the   related    Prospectus
                                   Supplement.

Servicer .......................   The  Servicer  for each  Series  relating  to
                                   Mortgage Loans or Contracts will be specified
                                   in the applicable Prospectus Supplement.  The
                                   Servicer  will service the Mortgage  Loans or
                                   Contracts  comprising  each  Trust  Fund  and
                                   administer  each  Trust  Fund  pursuant  to a
                                   separate  Pooling  and  Servicing   Agreement
                                   (each, a "Pooling and Servicing  Agreement").
                                   The  Servicer  may  subcontract  all  or  any
                                   portion of its  obligations as Servicer under
                                   each  Pooling  and  Servicing   Agreement  to
                                   qualified      subservicers      (each,     a
                                   "Sub-Servicer")  but the Servicer will not be
                                   relieved   thereby  of  its  liability   with
                                   respect   thereto.   See  "Servicing  of  the
                                   Mortgage Loans and Contracts."

The Trust Funds.................   The   Trust   Fund   for   each   Series   of
                                   Certificates  may consist of any  combination
                                   of Mortgage Pool and/or  Contract Pools (each
                                   as defined  herein) and certain other related
                                   property,  as  specified  herein  and  in the
                                   applicable  Prospectus   Supplement.   Unless
                                   otherwise   specified   in   the   applicable
                                   Prospectus  Supplement,  each  Mortgage  Pool
                                   will  be  comprised  of  Mortgage   Loans  or
                                   Contracts or participations therein.

                                   Unless otherwise specified in the applicable Prospectus Supplement, each Contract Pool will consist of fixed or adjustable rate manufactured housing installment sale, contracts and installment loan agreements. Each Contract may be secured by a new or used Manufactured Home (as defined herein).

                                   Neither the Certificates, the interest thereon, nor the underlying Mortgage Loans are guaranteed by the United States nor do they constitute debts or obligations of the United States or any agency or instrumentality of the United States.

                                   The particular characteristics of each Trust Fund will be set forth in the applicable Prospectus Supplement.

Description of the
Certificates....................   The Certificates issued by any Trust Fund may
                                   represent  beneficial  ownership interests in
                                   the  related   Mortgage  Loans  held  by  the
                                   related  Trust Fund,  or may  represent  debt
                                   secured by such Mortgage  Loans, as described
                                   herein   and   in  the   related   Prospectus
                                   Supplement.   Certificates   which  represent
                                   beneficial ownership interests in the related
                                   Trust   Fund   will   be   referred   to   as
                                   "Certificates"  in  the  related   Prospectus
                                   Supplement; Certificates which represent debt
                                   issued  by the  related  Trust  Fund  will be
                                   referred   to  as  "Notes"  in  the   related
                                   Prospectus Supplement.

                                   With respect to Notes issued by the related Trust Fund, the related Trust Fund will enter into an indenture by and between such Trust Fund and the trustee named on such indenture, as set forth in the related Prospectus Supplement.

                                   Each Series of Certificates will be recourse to the assets of the related Trust Fund only. The sole source of payment for any Series of Certificates will be the assets of the related Trust Fund. The Certificates will not be obligations, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax Consequences"), of the Depositor, the Servicer or any Person other than the related Trust Fund. In the case of Certificates that represent beneficial ownership interest in the related Trust Fund, such Certificates will represent the ownership of such Trust Fund; with respect to Certificates which are Notes, such Notes will be secured by the related Trust Fund. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issue of such credit enhancement.

                                   Each Series will consist of one or more Classes of Certificates which may be (i)
                                   Standard Certificates, (ii) Multi-Class Certificates or (iii) Stripped Certificates. Any Class of Certificates may be divided into two or more Subclasses and any Class of Standard Certificates may be divided into Subclasses which consist of Multi-Class Certificates. The Depositor will cause each Trust Fund (or one or more segregated pools of assets therein) with respect to a Series which includes Standard Certificates redeemable on a random lot basis, Multi-Class Certificates or Shifting Interest Certificates to elect to be treated as a

                                   REMIC. In addition, any Series with respect to which an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC will include one Class or one Subclass of Residual Certificates as to each REMIC. The Residual Certificates of a Series, if offered hereby, will represent the right to receive distributions with respect to the related Trust Fund as specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be offered only in fully registered form.

A.       Standard
         Certificates...........   Unless  otherwise  provided in the applicable
                                   Prospectus Supplement,  Standard Certificates
                                   of a Series will each  evidence a  fractional
                                   undivided  beneficial  ownership  interest in
                                   the related  Trust Fund and will  entitle the
                                   holder thereof to its proportionate  share of
                                   a percentage of all of the payments and other
                                   receipts with respect to the principal of and
                                   interest (to the extent of the applicable Net
                                   Mortgage  Rate or Net  Contract  Rate) on the
                                   related  Mortgage  Loans  or  Contracts.   If
                                   specified   in  the   applicable   Prospectus
                                   Supplement, with respect to any Class of Standard Certificates of a Series for which a REMIC election has been made, distributions of principal may be allocated among the Certificateholders of such Class on a pro rata, random lot or such other basis as is specified in such Prospectus Supplement.

B.       Multi-Class
         Certificates...........   Multi-Class  Certificates  of a  Series  will
                                   consist   of   Certificates   each  of  which
                                   evidences a beneficial  ownership interest in
                                   the related Trust Fund and will be assigned a
                                   Stated  Amount,  which  may  be  based  on an
                                   amount  of   principal   of  the   underlying
                                   Mortgage  Loans or  Contracts or on the value
                                   of future cash flows from the  related  Trust
                                   Fund without  distinction  as to principal or
                                   interest and an Interest  Rate which may be a
                                   fixed rate  (which may be zero) or a variable
                                   rate or which will otherwise  accrue interest
                                   as  specified  in the  applicable  Prospectus
                                   Supplement.   The  holder  of  a  Multi-Class
                                   Certificate  will be entitled to receive,  to
                                   the  extent  funds  are  available  therefor,
                                   interest  payments on the outstanding  Stated
                                   Amount  thereof  at the  applicable  Interest
                                   Rate  or  as   otherwise   specified  in  the
                                   applicable    Prospectus    Supplement    and
                                   distributions  in  reduction  of such  Stated
                                   Amount determined in the manner and applied in the priority set forth in the applicable
                                   Prospectus Supplement.

C.       Stripped
         Certificates...........   Stripped  Certificates  will each evidence an
                                   undivided beneficial ownership interest in the related Trust Fund and will entitle the holder thereof to its proportionate share of a specified portion (which may be zero) of principal payments and/or a specified portion
                                   (which may be zero) of interest payments (to the extent of the applicable Net Mortgage
                                   Interest Rate) on the related Mortgage Loans.

Pooling and Servicing
Agreement.......................   The  Certificates  of  each  Series  will  be
                                   issued  pursuant to a Pooling  and  Servicing
                                   Agreement among the Depositor, the Servicer, if any, and the Trustee.

Cut-Off Date....................   The   date   specified   in  the   applicable
                                   Prospectus Supplement.

Distribution Dates..............   Unless otherwise  specified in the applicable
                                   Prospectus   Supplement,   distributions   on
                                   Standard     Certificates     or     Stripped
                                   Certificates  will be made  on the  25th  day
                                   (or, if such day is not a business day, the business day following the 25th day) of each month, commencing with the month following the month in which the applicable Cut-Off
                                   Date  occurs.  Distributions  on  Multi-Class
                                   Certificates will be made monthly, quarterly, or semiannually, on the dates specified in the applicable Prospectus Supplement. The dates upon which such distributions are made are referred to herein as the "Distribution
                                   Dates."

Record Dates....................   Distributions    will   be   made   on   each
                                   Distribution Date set forth in the Prospectus
                                   Supplement to Certificateholders of record at the close of business on the last business day of the month preceding the month in which such Distribution Date occurs or such other date as may be set forth in the Prospectus
                                   Supplement (the "Record Date").

Interest .......................   With  respect  to a  Series  of  Certificates
                                   consisting   of  Standard   Certificates   or
                                   Stripped   Certificates,   unless   otherwise
                                   specified   in  the   applicable   Prospectus
                                   Supplement,  interest on the related Mortgage
                                   Loans,  Mortgage Certificates or Contracts at
                                   the   applicable   pass-through   rate   (the
                                   "Pass-Through  Rate"),  as set  forth  in the
                                   applicable  Prospectus  Supplement,  will  be
                                   passed through  monthly on each  Distribution
                                   Date to holders  thereof,  in accordance with
                                   the    particular    terms   of   each   such
                                   Certificate.     Holders    of    Multi-Class
                                   Certificates  will receive  distributions  of
                                   interest at the applicable  Interest Rate, if
                                   any, on the Stated Amount or Notional  Amount
                                   of  such   Certificates,   or  as   otherwise
                                   specified   in  the   applicable   Prospectus
                                   Supplement,   without   regard   to  the  Net
                                   Mortgage  Rates or Net Contract  Rates on the
                                   underlying   Mortgage   Loans  or  Contracts.
                                   Unless otherwise  specified in the applicable
                                   Prospectus  Supplement,   the  "Net  Mortgage
                                   Rate"  for  each  Mortgage  Loan  in a  given
                                   period will equal the Mortgage  Rate for such
                                   Mortgage  Loan in such period (the  "Mortgage
                                   Rate")  less any Fixed  Retained  Yield,  and
                                   less the Servicing  Fee (as defined  herein).
                                   Unless otherwise  specified in the applicable
                                   Prospectus  Supplement,   the  "Net  Contract
                                   Rate"  for each  Contract  in a given  period
                                   will  equal  the   Contract   Rate  for  such
                                   Contract in such period (the "Contract Rate")
                                   less any Fixed Retained  Yield,  and less the
                                   Servicing  Fee.  The  "Servicing   Fee"  with
                                   respect to each  Mortgage Loan or Contract is
                                   an  amount   reserved  for   servicing   such
                                   Mortgage Loan or Contract and administration of the related Trust Fund.

Principal (including
prepayments)....................   With  respect  to a  Series  of  Certificates
                                   consisting   of  Standard   Certificates   or
                                   Stripped   Certificates,   unless   otherwise
                                   specified   in  the   applicable   Prospectus
                                   Supplement,   principal  payments  (including
                                   prepayments received on each related Mortgage
                                   Loan or Contract  during the month  preceding
                                   the  month  in  which  a  Distribution   Date
                                   occurs) will be passed  through to holders on
                                   such  Distribution  Date, in accordance  with
                                   the    particular    terms   of   each   such
                                   Certificate.

Distributions in
Reduction of
Stated Amount...................   With  respect to each Class and  Subclass  of
                                   Multi-Class  Certificates,  distributions  in
                                   reduction  of Stated  Amount  will be made on
                                   each  Distribution Date to the holders of the
                                   Certificates  of such Class and Subclass then
                                   entitled to receive such distributions  until
                                   the  aggregate  amount of such  distributions
                                   have  reduced the Stated  Amount of each such
                                   Class and Subclass of  Certificates  to zero.
                                   Distributions  in reduction of Stated  Amount
                                   will  be  allocated   among  the  Classes  or
                                   Subclasses of such Certificates in the manner
                                   specified   in  the   applicable   Prospectus
                                   Supplement.  Distributions  in  reduction  of
                                   Stated  Amount  with  respect to any Class or
                                   Subclass  of  Multi-Class  Certificates  of a
                                   Series  may be made on a pro  rata or  random
                                   lot or such other  basis as is  specified  in
                                   the  applicable  Prospectus  Supplement.  See
                                   "Description    of   the    Certificates   --
                                   Distributions          to         Multi-Class
                                   Certificateholders."

Forward Commitments;
Pre-Funding.....................   A Trust  Fund  may  enter  into an  agreement
                                   (each, a "Forward  Purchase  Agreement") with
                                   the  Depositor  whereby  the  Depositor  will
                                   agree to transfer  additional  Mortgage Loans
                                   to such  Trust  Fund  following  the  date on
                                   which such Trust Fund is established  and the
                                   related  Certificates are issued. Any Forward
                                   Purchase  Agreement  will  require  that  any
                                   Mortgage Loans so transferred to a Trust Fund
                                   conform to the requirements specified in such
                                   Forward  Purchase  Agreement.  If  a  Forward
                                   Purchase  Agreement  is to be  utilized,  and
                                   unless  otherwise  specified  in the  related
                                   Prospectus  Supplement,  the related  Trustee
                                   will be required  to deposit in a  segregated
                                   account (each,  a "Pre-Funding  Account") all
                                   or a portion of the proceeds  received by the
                                   Trustee in connection with the sale of one or
                                   more classes of  Certificates  of the related
                                   Series; subsequently, the additional Mortgage
                                   Loans  will  be  transferred  to the  related
                                   Trust Fund in exchange for money  released to
                                   the  Depositor  from the related  Pre-Funding
                                   Account  in  one  or  more  transfers.   Each
                                   Forward   Purchase   Agreement   will  set  a
                                   specified   period   during  which  any  such
                                   transfers  must occur.  The Forward  Purchase
                                   Agreement   or  the   related   Pooling   and
                                   Servicing Agreement will require that, if all
                                   moneys    originally    deposited   to   such
                                   Pre-Funding  Account  are  not so used by the
                                   end  of  such  specified  period,   then  any
                                   remaining   moneys   will  be  applied  as  a
                                   mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement.

Credit Enhancement

A.       By Subordination.......   A Series of  Certificates  may include one or
                                   more   Classes   or   Subclasses   of  Senior
                                   Certificates  and  one  or  more  Classes  or
                                   Subclasses of Subordinated Certificates.  The
                                   rights  of  the   holders   of   Subordinated
                                   Certificates   of   a   Series   to   receive
                                   distributions  with  respect  to the  related
                                   Mortgage   Loans   or   Contracts   will   be
                                   subordinated to such rights of the holders of
                                   the Senior Certificates of the same Series to
                                   the  extent   (the   "Subordinated   Amount")
                                   specified   herein  and  in  the   applicable
                                   Prospectus Supplement.  This subordination is
                                   intended  to enhance  the  likelihood  of the
                                   timely      receipt     by     the     Senior
                                   Certificateholders   of  their  proportionate
                                   share  of  scheduled  monthly  principal  and
                                   interest  payments  on the  related  Mortgage
                                   Loans  or   Contracts   and  to  reduce   the
                                   likelihood that the Senior Certificateholders
                                   will   experience   losses.   The  Prospectus
                                   Supplement   for   Series   of   Certificates
                                   including  a  subordination  feature may also
                                   specify the allocation of  distributions  and
                                   priority of payments of principal,  or Stated
                                   Amount,   and  interest  among  one  or  more
                                   Classes or Subclasses of Senior  Certificates
                                   of such Series.  The  protection  afforded to
                                   Senior Certificateholders of a Series will be
                                   effected   by  a   preferential   right,   as
                                   specified   in  the   applicable   Prospectus
                                   Supplement, of such Senior Certificateholders
                                   to receive, on any Distribution Date, current
                                   distributions  on the related  Mortgage Loans
                                   or  Contracts  and  (if so  specified  in the
                                   applicable  Prospectus   Supplement)  by  the
                                   establishment   of  a   reserve   fund   (the
                                   "Subordination   Reserve   Fund")   for  such
                                   Series. Any Subordination Reserve Fund may be
                                   funded  initially  with a  deposit  of  cash,
                                   instruments   or   securities  in  an  amount
                                   specified   in  the   applicable   Prospectus
                                   Supplement   and,  if  so  specified  in  the
                                   related   Prospectus   Supplement,   may   be
                                   augmented by the  retention of  distributions
                                   which otherwise would have been available for
                                   distribution     to     the      Subordinated
                                   Certificateholders  in the  manner and to the
                                   extent specified in the applicable Prospectus
                                   Supplement.  The  Subordination  Reserve Fund
                                   for a Series may be funded and  maintained in
                                   such  other  manner  as is  specified  in the
                                   related    Prospectus     Supplement.     The
                                   maintenance of any Subordination Reserve Fund
                                   would   be   intended    to   preserve    the
                                   availability of the subordination provided by
                                   the Subordinated  Certificates and to provide
                                   liquidity,  but in certain  circumstances the
                                   Subordination  Reserve Fund could be depleted
                                   and,   if   other   amounts   available   for
                                   distribution are insufficient,  shortfalls in
                                   distributions       to       the       Senior
                                   Certificateholders   could   result.   Unless
                                   otherwise specified in the related Prospectus
                                   Supplement,  until the Subordinated Amount is
                                   reduced  to zero,  Senior  Certificateholders
                                   will be entitled to receive the amount of any
                                   such shortfall, together with interest at the
                                   applicable Pass-Through Rate, Interest  Rate,
                                   or  at  such  other  rate  specified  in  the
                                   applicable Prospectus Supplement, as the case
                                   may be, on the next Distribution Date. Senior
                                   Certificateholders  will bear  their pro rata
                                   share of any losses  realized  on the related
                                   Mortgage  Loans or Contracts in excess of the
                                   applicable   Subordinated   Amount.   If   so
                                   specified   in  the   applicable   Prospectus
                                   Supplement,   the   protection   afforded  to
                                   holders of Senior Certificates of a Series by
                                   the   subordination   of  certain  rights  of
                                   holders of Subordinated  Certificates of such
                                   Series  to   distributions   on  the  related
                                   Mortgage  Loans or Contracts  may be effected
                                   by a method other than that described  above,
                                   such as,  in the  event  that the  applicable
                                   Trust Fund (or one or more  segregated  pools
                                   of assets  therein) elects to be treated as a
                                   REMIC, the reallocation from time to time, on
                                   the   basis   of   distributions   previously
                                   received,   of  the   respective   percentage
                                   interests of the Senior  Certificates and the
                                   Subordinated   Certificates  in  the  related
                                   Trust   Fund.   See   "Description   of   the
                                   Certificates --  Distributions  to Percentage
                                   Certificateholders   --   Shifting   Interest
                                   Certificates."

B.       By Other Methods.......   The Certificates of any Series, or any one or
                                   more Classes thereof,  may be entitled to the
                                   benefits  of a  guarantee,  letter of credit,
                                   mortgage pool insurance policy,  surety bond,
                                   reserve fund, spread account,  application of
                                   excess interest to principal or other form of
                                   credit   enhancement   as  specified  in  the
                                   applicable   Prospectus    Supplement.    See
                                   "Description of the Certificates" and "Credit
                                   Support."

Advances........................   Under the Pooling and Servicing Agreement for
                                   each Series  relating  to  Mortgage  Loans or
                                   Contracts,  unless otherwise  provided in the
                                   applicable Prospectus Supplement, the related
                                   Servicer  will be obligated to make  advances
                                   of  cash   ("Advances")  to  the  Certificate
                                   Account (as  defined  herein) in the event of
                                   delinquencies  in  payments  on the  Mortgage
                                   Loans or  Contracts  to the extent  described
                                   herein  and  in  the  applicable   Prospectus
                                   Supplement  and only to the  extent  that the
                                   Servicer  determines  such Advances  would be
                                   recoverable    from   future   payments   and
                                   collections   on  the   Mortgage   Loans   or
                                   Contracts.  Any Advances made by the Servicer
                                   will   ultimately  be   reimbursable  to  the
                                   Servicer from the  Certificate  Account.  See
                                   "Servicing   of  the   Mortgage   Loans   and
                                   Contracts   --   Advances   and   Limitations
                                   Thereon."

Early Termination...............   If so  specified  in the  related  Prospectus
                                   Supplement, a Series of Certificates may be subject to early termination through the repurchase of the assets in the related Trust
                                   Fund by the person or persons, under the circumstances and in the manner specified in such Prospectus Supplement. See "Prepayment and Yield Considerations."

Legal Investment................   If so specified in the Prospectus Supplement,
                                   one or more classes of  Certificates  offered
                                   pursuant to this  Prospectus  will constitute
                                   "mortgage   related   securities"  under  the
                                   Secondary  Mortgage Market Enhancement Act of
                                   1984 ("SMMEA"),  so long as they are rated in
                                   one of the two highest  rating  categories by
                                   at   least   one    "nationally    recognized
                                   statistical rating organization. As "mortgage
                                   related    securities,"   such   Certificates
                                   offered  pursuant  to  this  Prospectus  will
                                   constitute  legal   investments  for  certain
                                   types  of  institutional   investors  to  the
                                   extent  provided  in  SMMEA  subject,  in any
                                   case,  to any  other  regulations  which  may
                                   govern   investments  by  such  institutional
                                   investors.  Since  certain  other  classes of
                                   Certificates   offered   pursuant   to   this
                                   Prospectus   will   not   either    represent
                                   interests  in, or be secured  by,  qualifying
                                   mortgage loans,  such  Certificates  will not
                                   constitute   "mortgage  related   securities"
                                   under SMMEA. No  representation is made as to
                                   the  appropriate   characterization   of  any
                                   Certificates   under  any  laws  relating  to
                                   investment   restrictions,    as   to   which
                                   investors    should   consult   their   legal
                                   advisors. See "Legal Investment".

ERISA Limitations...............   A  fiduciary  of any  employee  benefit  plan
                                   subject  to  the   fiduciary   responsibility
                                   provisions of the Employee  Retirement Income
                                   Security Act of 1974,  as amended  ("ERISA"),
                                   including the  prohibited  transaction  rules
                                   thereunder,    and   to   the   corresponding
                                   provisions  of the  Internal  Revenue Code of
                                   1986,   as  amended  (the   "Code"),   should
                                   carefully  review with its own legal advisors
                                   whether   the    purchase   or   holding   of
                                   Certificates could give rise to a transaction
                                   prohibited or otherwise  impermissible  under
                                   ERISA    or    the    Code.     See    "ERISA
                                   Considerations."

Certain Federal Income
Tax Consequences ...............   Securities  of each   series  offered  hereby
                                   will,   for   federal  income  tax  purposes,
                                   constitute   either (i)  interests  ("Grantor
                                   Trust  Securities")   in a Trust treated as a
                                   grantor trust under  applicable provisions of
                                   the Code, (ii)  "regular  interests"  ("REMIC
                                   Regular Securities") or "residual interests"
                                   ("REMIC  Residual   Securities")  in a  Trust
                                   treated   as  a  REMIC   (or,    in   certain
                                   instances,  containing   one or more REMIC's)
                                   under  Sections  860A   through  860G  of the
                                   Code,  (iii) debt   issued by a Trust  ("Debt
                                   Securities"), (iv) interests in a Trust which
                                   is  treated as a   partnership  ("Partnership
                                   Interests"),  or,  on or after  September  1,
                                   1997,    (v)  "regular   interests"   ("FASIT
                                   Regular  Securities"), "high-yield interests"
                                   ("FASIT   High-Yield   Securities")    or  an
                                   ownership  interest  in a Trust  treated as a
                                   FASIT   (or,   in    certain    circumstances
                                   containing one or  more FASITs under Sections
                                   860H through 860L  of the Code.

                                   Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

Rating   .......................   At the date of  issuance  of each  Series  of
                                   Certificates,    the   Certificates   offered
                                   pursuant to the related Prospectus Supplement
                                   will  be  rated  in one of the  four  highest
                                   rating categories by at least one statistical
                                   rating  organization  that has been requested
                                   by the Depositor to rate such Certificates (a
                                   "Rating Agency").  Such ratings will address,
                                   in the  opinion of such  Rating  Agency,  the
                                   likelihood  that the related  Trust Fund will
                                   be able to make timely payment of all amounts
                                   due on the related Series of  Certificates in
                                   accordance  with  the  terms  thereof.   Such
                                   ratings will neither address any prepayment or yield considerations applicable to any Certificates nor constitute a recommendation to buy, sell or hold any Certificates.

                                   The ratings expected to be received with respect to any Certificates will be set forth in the related Prospectus Supplement.

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Certificates.

         Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any series or class will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any series. The Prospectus Supplement for any series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates; however, no underwriter will be obligated to do so. Unless otherwise specified in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

         Limited Obligations. The Certificates will not represent an interest in or obligation, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax Consequences"), of the Depositor, the Servicer or any person other than the related Trust. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Loans will be the obligations (if any) of the Depositor and the Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation, if any, to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Depositor, Servicer, applicable Sub-Servicer, or another party in connection with a purchase obligation ("Purchase Obligation") or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of Credit Enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such Credit Enhancement. Except as described in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Mortgage Loans and any form of Credit Enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

         Limitations, Reduction and Substitution of Credit Enhancement. With respect to each series of Certificates, Credit Enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit Enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: a letter of credit; a Purchase Obligation; a mortgage pool insurance policy; a special hazard insurance policy; a bankruptcy bond; a reserve fund; a financial guaranty insurance policy or other type of Credit Enhancement to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit Enhancement also may be provided in the form of the related class of Certificates, subordination of one or more classes of Certificates in a series under which losses in excess of those absorbed by any related class of Certificates are first allocated to any Subordinate Certificates up to a specified limit, cross-support among Trust Fund Assets and/or overcollateralization. See "Credit Support -- Subordination" and "Other Credit Enhancement." Regardless of the form of Credit Enhancement provided, the coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. Generally, Credit Enhancements do not directly or indirectly guarantee to the investors any specified rate of prepayments. The Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Certificates. See "Credit Support - - Subordination" and "Other Credit Enhancement."

Risks of the Mortgage Loans

         Risk of the Losses Associated with Junior Liens. Certain of the Mortgage Loans will be secured by junior Liens subordinate to the rights of the mortgagee or beneficiary under each related senior mortgage or deed of trust. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a mortgage loan only to the extent that the claims, if any, of each such senior mortgagee or beneficiary are satisfied in full, including any related foreclosure costs. In addition, a mortgagee secured by a junior Lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing junior lien loans in its portfolio, it has been the practice of the Servicer to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on such junior Lien loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Contracts -- Foreclosure."

         Risk of Losses Associated with Declining Real Estate Values. An investment in securities such as the Certificates that generally represent beneficial ownership interests in the Mortgage Loans or debt secured by such Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of any senior Liens, the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. Such a decline could extinguish the interest of the related Trust in the Mortgaged Properties before having any effect on the interest of the related senior mortgagee. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest ("Deferred Interest"), the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Enhancement, holders of Certificates of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

         Risk of Losses Associated with Certain Non-Conforming and Non-Traditional Loans. The Depositor's underwriting standards consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the value of the property; however, the Depositor's Mortgage Loan program generally provides for the origination of Mortgage Loans relating to non-conforming credits. Certain of the types of loans that may be included in the Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. For a more detailed discussion, see "Underwriting Guidelines."

         Risk of Losses Associated with Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. Consequently, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment that will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related
Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

         Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Certificateholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Depositor, the Servicer, any Sub-Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan, including Balloon Loans.

         Risk of Losses Associated with ARM Loans. ARM Loans may be underwritten on the basis of an assessment that Mortgagors will have the ability to make payments in higher amounts after relatively short periods of time. In some instances, Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

         Risk of Losses Associated with Bankruptcy of Mortgagors. General economic conditions have an impact on the ability of borrowers to repay Mortgage Loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan thereby either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

         Risk of Losses Associated with Foreclosure of Mortgaged Properties. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds (net of expenses) ("Liquidation Proceeds") sufficient to repay all amounts due on the related Mortgage Loan. The Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan ("Liquidated Mortgage Loan") and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable Credit Enhancement, Certific- ateholders could experience a loss on their investment.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

         Under environmental legislation and judicial decisions applicable in various states, a secured party that takes a deed in lieu of foreclosure, or acquires at a foreclosure sale a mortgaged property that, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up the purportedly contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Pooling and Servicing Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of Mortgage Loans and Contracts -- Environmental Risks."

         Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by nonowner occupied properties could be higher than for loans secured by the primary residence of the borrower.

         Litigation. Any material litigation relating to the Depositor or the Servicer will be specified in the related Prospectus Supplement.

         Geographic Concentration of Mortgaged Properties. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain series of Certificates may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties will be specified in the related Prospectus Supplement or related current report on Form 8-K.

         Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Depositor and the Servicer and Sub-Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices that may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. See "Certain Legal Aspects of Mortgage Loans and Contracts."

         The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and general principles of equity may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to rescind the loan or to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest on the Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity then the Trust may be delayed or unable to repay all amounts owed to Investors. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or the Depositor, such violations may materially impact the financial ability of the Depositor to continue to act as Servicer or the ability of the Depositor to repurchase or replace Mortgage Loans if such violation breaches a representation or warranty contained in a Pooling and Servicing Agreement.

         Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

         Book-Entry Registration. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain definitive physical securities representing such Certificateholders' interests, except in certain circumstances described in the related Prospectus Supplement.

         Since transactions in Certificates will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct or Indirect Participants") and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates.

     Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Certificates since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Certificateholders either directly or indirectly through Indirect Participants. See "Description of the Certificates."

     The Status of the Mortgage Loans in the Event of Bankruptcy of the Depositor. In the event of the bankruptcy of the Depositor at a time when it or any affiliate thereof holds a Certificate, a trustee in bankruptcy of the Depositor, or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Depositor or such affiliate with the result, if such recharacterization is upheld, that the Certificateholders would be deemed creditors of the Depositor or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, it could prevent timely payments of amounts due to the Trust.

     Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

     Certificate Rating. The rating of Certificates credit enhanced through external Credit Enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the Certificates would likely result in a reduction in the rating of the Certificates. See "Ratings" in the Prospectus Supplement.

                                 THE TRUST FUNDS

General

     The Trust Fund for each Series of Certificates will consist primarily of a Pool of Mortgage Loans (a "Mortgage Pool") and/or Contracts (a "Contract Pool"). In addition, a Trust Fund will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Depositor's interest in any primary mortgage insurance, hazard insurance, title insurance and/or other insurance policies relating to a Mortgage Loan or Contract, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale, (iv) any Manufactured Home which initially secured a Contract and which is acquired by repossession, (v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any Subordination Reserve Fund and/or any other reserve fund, (vi) if applicable, and to the extent set forth in the applicable Prospectus Supplement, one or more guarantees, letters of credit, insurance policies, or any other credit enhancement arrangement, and (vii) such other assets as may be specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Trust Fund will not include, however, the portion of interest on the Mortgage Loans or Contracts which constitutes the Fixed Retained Yield, if any. See "Fixed Retained Yield" below. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire fractional undivided ownership interest in the related Mortgage Loans held by the related Trust Fund or may represent debt secured by the related Mortgage Loans.

The Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist of Mortgage Loans evidenced by promissory notes or other evidences of indebtedness (the "Mortgage Notes") that provide for an original term to maturity of not more than 40 years, for monthly payments and for interest on the outstanding principal amounts thereof at a rate that is either fixed or subject to adjustment as described in the related Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the adjustable interest rate on certain of the Mortgage Loans will be convertible into a fixed interest rate at the option of the mortgagor at the times and upon the conditions specified therein ("Convertible Mortgage Loans"). The Mortgage Loans may provide for fixed level payments or be GPM Loans, GEM Loans, Balloon Loans or Buy-Down Loans (each as defined herein) or Mortgage Loans with other payment characteristics as described in the related Prospectus Supplement. In addition, the Mortgage Pools may include participation interests in Mortgage Loans, in which event references herein to payments on Mortgage Loans underlying, such participations shall mean payments thereon allocable to such participation interests, and the meaning of other terms relating to Mortgage Loans will be similarly adjusted. Similarly, the Mortgage Pools may include Mortgage Loans with respect to which a Fixed Retained Yield has been retained, in which event references herein to Mortgage Loans and payments thereon shall mean the Mortgage Loans exclusive of such Fixed Retained Yield. A "Fixed Retained Yield" in a Mortgage Loan or Contract represents a specified portion of the interest payable thereon. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Mortgage Loan or Contract and, if so, the owner thereof. See "Servicing of the Mortgage Loans and Contracts -- Fixed Retained Yield." Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be secured by promissory notes or other evidences of indebtedness (the "Mortgages") creating first, second or more junior liens on conventional one-to four-family residential properties (which may include mixed-use or vacation properties), all of which will be located in any of the fifty states or the District of Columbia. The Mortgage Loans may also consist of installment contracts for the sale of real estate. If so provided in the applicable Prospectus Supplement, a Mortgage Pool may also contain cooperative apartment loans (the "Cooperative Loans") evidenced by promissory notes (the "Cooperative Notes") secured by security interests in shares issued by private, non-profit, cooperative housing corporations (the "cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings in such cooperatives' buildings. In the case of a Cooperative Loan, the proprietary lease or occupancy agreement securing such Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or the underlying land. Additionally, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder.

     Mortgage Loans may be entitled to the benefit of external credit enhancement. Residential Mortgage Loans may be insured by the Federal Housing Administration or its successors against defaults by the borrower in the payment of principal and interest thereon, have a portion of principal and interest payments guaranteed by the Department of Veterans Affairs or its successors or be subject to other payment guarantees, including guarantees under the National Housing Act.

     Unless otherwise specified in the Prospectus Supplement for a Series, each Mortgage Loan must have an original term of maturity of not less than 5 years and not more than 40 years. Unless otherwise specified in the Prospectus Supplement for a Series, no Mortgage Loan for residential property will have had, at origination, a principal balance in excess of $5,000,000 or a Loan-to-Value Ratio in excess of 95%, and Mortgage Loans having Loan-to-Value Ratios at the time of origination exceeding 80% will be supported by external credit enhancement or be covered by primary mortgage insurance providing, coverage on at least the amount of each such mortgage loan in excess of 75% of the original fair market value of the mortgaged property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original fair market value. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan outstanding at the origination of such loan divided by the fair market value of the Mortgaged Property. The fair market value of the Mortgaged Property securing any Mortgage Loan is, unless otherwise specified in the applicable Prospectus Supplement, the lesser of (x) the appraised value of the related Mortgaged Property determined in an appraisal obtained by the originator at origination (or, in the case of a refinancing, an appraisal obtained at the origination of the refinanced mortgage loan) and (y) the sale price for such property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Fund become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein, they will be borne by holders of the Certificates of the Series evidencing interests in such Trust Fund. Furthermore, in a declining real estate market a new appraisal could render the Cut-Off Date Loan-to-Value Ratios as unreliable measures of leverage.

     The Prospectus Supplement for each Series will set forth certain characteristics of the related Mortgage Loans, which may include the aggregate principal balance of the Mortgage Loans in the Mortgage Pool underlying such Series as of the Cut-Off Date for such Series (the "Cut-Off Date Aggregate Principal Balance"), the range of original terms to maturity of the Mortgage Loans in the Mortgage Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest origination dates of such Mortgage Loans, the range of Mortgage Rates and Net Mortgage Rates borne by such Mortgage Loans, the weighted average Net Mortgage Rate at the Cut-Off Date of such Mortgage Loans, the percentage of such Mortgage Loans which had Loan-to-Value Ratios at the time of origination of 80% or less, the percentage of such Mortgage Loans that had Loan-to-Value Ratios at origination in excess of 80% and the highest outstanding, principal balance at origination of any such Mortgage Loan.

     Unless otherwise specified in the applicable Prospectus Supplement, all of the Mortgage Loans in a Trust Fund will have monthly payments due on a specified day of each month (each, a "Due Date") and will, with respect to Mortgage Loans secured by residential properties, require at least monthly payments of interest on any outstanding balance. If so specified in the applicable Prospectus Supplement, the Mortgage Pools may include adjustable rate Mortgage Loans that provide for payment adjustments to be made less frequently than adjustments in the Mortgage Rates. Each adjustment in the Mortgage Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the mortgagor) will result in a decrease (if the Mortgage Rate rises) or an increase (if the Mortgage Rate declines) in the rate of amortization of the Mortgage Loan. Moreover, such payment adjustments on the Mortgage Loans may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Mortgage Loan. As a result of such provisions, or in accordance with the payment schedules of certain GPM Loans and other Mortgage Loans, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Mortgage Loan. In any such month, no principal would be payable on the Mortgage Loan, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Mortgage Loan. Deferred Interest will bear interest at the Mortgage Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Mortgage Loan by its stated maturity dare, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date. See "Prepayment and Yield Considerations."

     Unless otherwise specified in the applicable Prospectus Supplement, the Mortgage Loans in each Mortgage Pool will be permanent loans (as opposed to construction and land development loans) secured by Mortgages on Mortgaged Properties. The Mortgaged Properties will consist of residential properties only, including detached homes, townhouses, units in planned unit developments, condominium units, mixed-use properties, vacation homes and small scale multifamily properties, all of which constitute a "dwelling or mixed residential and commercial structure" within the meaning of Section 3(a)(41)(A)(i) of the Securities Exchange Act of 1934, as amended (the "Mortgaged Properties"). The Mortgage Loans will be secured by liens on fee simple or leasehold interests (in those states in which long-term ground leases are used as an alternative to fee interests) in such Mortgaged Properties, or liens on shares issued by cooperatives and the related proprietary leases or occupancy agreements occupy specified units in such cooperatives' buildings. The geographic distribution of Mortgaged Properties will be set forth in the Prospectus Supplement. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool representing the refinancing of existing mortgage indebtedness and the types of Mortgaged Properties.

     If so specified in the applicable Prospectus Supplement, a Trust Fund may contain Mortgage Loans subject to temporary buy-down plans (the "Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related
Mortgaged Property or another source and, if so specified in the related Prospectus Supplement, placed in a custodial account (the "Buy-Down Account") by the Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Account with respect to such Buy-Down Loan, and such amounts shall be deposited in the Certificate Account (as defined herein), net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, a Trust Fund may include Mortgage Loans which are amortized over 30 years or some other term, or which do not provide for amortization prior to maturity, but which have a shorter term (each such Mortgage Loan, a "Balloon Loan") that causes the outstanding principal balance of such Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). If specified in the applicable Prospectus Supplement, the originator of such Balloon Loan will be obligated to refinance each such Balloon Loan at the end of its Balloon Period at a new interest rate determined prior to the end of such Balloon Period by reference to an index plus a margin specified in the related Mortgage Note. The mortgagor is not, however, obligated to refinance the Balloon Loan through such originator. In the event a mortgagor refinances a Balloon Loan, the new loan will not be included in the Trust Fund. See "Prepayment and Yield Considerations."

     If specified in the Prospectus Supplement for any Series, the Mortgage Loans included in the Trust Fund for such Series may be what are commonly referred to as "home equity revolving lines of credit" ("Home Equity Lines"). Home Equity Lines are generally evidenced by a loan agreement ("Loan Agreement") rather than a note. Home Equity Lines generally may be drawn down from time to time by the borrower writing a check against the account, or acknowledging the advance in a supplement to the Loan Agreement (the amount of such drawn down, an "Additional Balance"). A Home Equity Line will establish a maximum credit limit with respect to the related borrower, and will permit the borrower to draw down Additional Balances, and repay the aggregate balance outstanding in each case from time to time in such a manner so that the aggregate balance outstanding does not exceed the maximum credit limit. A Home Equity Line will be secured by either a senior or a junior lien Mortgage, and will bear interest at either a fixed or an adjustable rate.

     In certain states the borrower must, on the opening of an account, draw an initial advance of not less than a specified amount. Home Equity Lines generally amortize according to an amortization basis established at the time of the initial advance. The "amortization basis" is the length of time in which the initial advance plus interest will be repaid in full. The amortization bases of the Home Equity Lines generally range from 60 months (5 years) to 180 months (15 years) depending on the credit limit assigned. Generally, the amortization basis will be longer the higher the credit limit. The minimum monthly payment on a Home Equity Line will generally be equal to the sum of the following: (i) an amount necessary to completely repay the then-outstanding balance and the applicable finance charge in equal installments over the assigned amortization basis ("Basic Monthly Amount"); (ii) any monthly escrow charges; (iii) any delinquency or other similar charges; and (iv) any past due amounts, including past due finance charges. The Basic Monthly Amount typically is recomputed each time the related Mortgage Rate adjusts and whenever an Additional Balance is advanced; such recomputation in the case of an Additional Advance may also reset the amortization schedule. The effect of each such advance on the related Home Equity Line is to reset the commencement date of the original maturity term to the date of the later advance. For example, a Home Equity Line made originally with a 15-year maturity from date of origination changes at the time of the next adjustment or advance to a Home Equity Line with a maturity of 15 years from the date of such advance. For certain Home Equity Lines, the same type of recomputation exists for adjustments of the related Mortgage Rate.

     Prior to the expiration of a specified period, the reduction of the account to a zero balance and the closing of a Home Equity Line account may result in a prepayment penalty. A prepayment penalty also may be assessed against the borrower if a Home Equity Line account is closed by the Servicer due to a default by the borrower under the Loan Agreement.

     Each Loan Agreement will provide that the Servicer has the right to require the borrower to pay the entire balance plus all other accrued but unpaid charges immediately, and to cancel the borrower's credit privileges under the Loan Agreement if, among other things, the borrower fails to make any minimum payment when due under the Loan Agreement, if there is a material change in the borrower's ability to repay the Home Equity Line, or if the borrower sells any interest in the property securing the Loan Agreement, thereby causing the "due-on-sale" clause in the trust deed or mortgage to become effective.

     Mortgage Loans which are secured by junior mortgages are subordinate to the rights of the mortgagees under the related senior mortgage or mortgages. Accordingly, liquidation, insurance and condemnation proceeds received with respect to the related mortgaged property will be available to satisfy the outstanding balance of such a Mortgage Loan only to the extent that the claims of the senior mortgages have been satisfied in full, including any related liquidation and foreclosure costs. In addition, a junior mortgagee foreclosing on its mort,age may be required to purchase the related mortgaged property for a price sufficient to satisfy the claims of the holders of any senior mortgages which are also being foreclosed. In the alternative, a junior mortgagee which acquires title to a related mortgaged property, through foreclosure, deed-in-lieu of foreclosure or otherwise may take the property subject to any senior mortgages and continue to perform with respect to any senior mortgages, in which case the junior mortgagee must comply with the terms of any senior mortgages or risk foreclosure by the senior mortgagee.

     If so specified in the applicable Prospectus Supplement, a loan pool may include graduated equity mortgage loans ("GEM Loans"). GEM Loans are fixed rate, fully amortizing mortgage loans which provide for monthly payments based on a 10-to 30-year amortization schedule, and which provide for scheduled annual payment increases for a number of years and level payments thereafter. The full amount of the scheduled payment increases during the early years is applied to reduce the outstanding principal balance of such loans.

     If so specified in the applicable Prospectus Supplement, a Mortgage Pool may include graduated payment mortgage loans ("GPM Mortgage Loans"). GPM Mortgage Loans provide for payments of monthly installments which increase annually in each of a specified number of initial years and level monthly payments thereafter. Payments during the early years are required in amounts lower than the amounts which would be payable on a level debt service basis due to the deferral of a portion of the interest accrued on the mortgage loan.

Such deferred  interest is added to the  principal  balance of the mortgage loan and is paid, together with interest thereon, in the later years of the obligation. Because the monthly payments during the early years of such a GPM Mortgage Loan are not sufficient to pay the full interest accruing on the GPM Mortgage Loan, the interest payments on such GPM Mortgage Loan may not be sufficient in its early years to meet its proportionate share of the distributions expected to be made on the related Certificates. Thus, if the Mortgage Loans include GPM Mortgage Loans, the Servicer will, unless otherwise specified in the Prospectus Supplement, establish a reserve fund (the "GPM Fund") which (together with, if specified in the related Prospectus Supplement, reinvestment income thereon) will be sufficient to cover the amount by which payments of interest on such GPM Mortgage Loan assumed in calculating, distributions expected to be made on the Certificates of such Series exceed scheduled interest payments according to the relevant graduated payment mortgage plan for the period during which excess occurs.

     If so specified in the applicable Prospectus Supplement, a Trust Fund may contain ARM buy-out loans ("ARM Buy-Outs") which are automatically repurchased by the Depositor upon the occurrence of either(i) a switch from a fixed-rate mortgage to an adjustable rate mortgage pursuant to the terms of the underlying note or (ii) a switch from an adjustable rate to a fixed rate mortgage pursuant to the terms of the underlying note.

     If specific information respecting the Mortgage Loans to be included in a Trust Fund is not known to the Depositor at the time the Certificates of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Certificates.

The Contracts

     Unless otherwise specified in the applicable Prospectus Supplement, each Contract Pool will consist of conventional manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Unaffiliated Seller. Unless otherwise specified in the applicable Prospectus Supplement, each Contract will be secured by Manufactured Homes (as defined below), each of which will be located in any of the fifty states or the District of Columbia. Unless otherwise specified in the applicable Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate (the "APR" or "Contract Rate"). The Contract Pool may include Contracts with respect to which a Fixed Retained Yield has been retained, in which event references herein to Contracts and payments thereon shall mean the Contracts exclusive of such Fixed Retained Yield. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Contract, and if so, the owner thereof. See "Fixed Retained Yield" below.

     The Unaffiliated Seller of the Contracts will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Unless otherwise specified in the Prospectus Supplement for a Series, each Contract must have an original term to maturity of not less than 1 year and not more than 40 years. Unless otherwise specified in the Prospectus Supplement for a Series, no Contract will have had, at origination, a principal balance in excess of $5,000,000 or a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Contract outstanding at the origination of such loan divided by the fair market value of the Manufactured Home. The fair market value of the Manufactured Home securing any Contract is, unless otherwise specified in the applicable Prospectus Supplement, either (x) the appraised value of the related Manufactured Home determined in an appraisal obtained by the originator at origination and (y) the sale price for such property, plus, in either case, sales and other taxes and, to the extent financed, filing and recording fees imposed by law, premiums for related insurance and prepaid finance charges.

     Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

     The Prospectus Supplement for each Series will set forth certain characteristics of the related Contracts, which may include the aggregate principal balance of the Contracts in the Contract Pool underlying such Series as of the Cut-Off Date for such Series (the "Cut-Off Date Aggregate Principal Balance"), the range of original terms to maturity of the Contracts in the Contract Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Contracts, the earliest and latest origination dates of such Contracts, the range of Contract Rates and Net Contract Rates borne by such Contracts, the weighted average Net Contract Rate at the Cut-Off Date of such Contracts, the percentage of such Contracts which had Loan-to-Value Ratios at the time of origination of 80% or less, the percentage of such Contracts that had Loan-to-Value Ratios at origination in excess of 80% and the highest outstanding principal balance at origination of any such Contract.

     Unless otherwise specified in the applicable Prospectus Supplement, all of the Contracts in a Trust Fund will have monthly payments due on the first of each month (each, a "Due Date") and will be fully-amortizing Contracts. If so specified in the applicable Prospectus Supplement, Contracts may have Due Dates which occur on a date other than the first of each month. If so specified in the applicable Prospectus Supplement, the Contract Pools may include adjustable rate Contracts that provide for payment adjustments to be made less frequently than adjustments in the Contract Rates. Each adjustment in the Contract Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor) will result in a decrease (if the Contract Rate rises) or an increase (if the Contract Rate declines) in the rate of amortization of the Contract. Moreover, such payment adjustments on the Contracts may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Contract. As a result of such provisions, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Contract. In any such month, no principal would be payable on the Contract, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Contract. Deferred Interest will bear interest at the Contract Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date. See "Prepayment and Yield Considerations."

     The geographic distribution of Manufactured Homes will be set forth in the Prospectus Supplement. Each Prospectus Supplement will set forth the percentage of the Cut-Off Date Aggregate Principal Balance of any Contracts in the Contract Pool which are secured by Manufactured Homes which have become permanently affixed to real estate. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Contracts in the related Contract Pool representing the refinancing of existing mortgage indebtedness. Unless otherwise specified in a Prospectus Supplement, no Contract in the Contract Pool will be more than 30 days past due as of the Cut-Off Date.

     If specific information respecting the Contracts to be included in a Trust Fund is not known to the Depositor at the time the Certificates of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Certificates.

Fixed Retained Yield

     Fixed Retained Yield with respect to any Mortgage Loan or Contract is that portion, if any, of interest at the Mortgage Rate or Contract Rate that is retained by the Depositor or other owner thereof and not included in the related Trust Fund. The Prospectus Supplement for a Series will specify whether a Fixed

Retained Yield has been retained with respect to the Mortgage Loans or Contracts of such Series, and, if so, the owner thereof. If so, the Fixed Retained Yield will be established on a loan-by-loan basis with respect to the Mortgage Loans or Contracts and will be specified in the schedule of Mortgage Loans or Contracts attached as an exhibit to the applicable Pooling and Servicing Agreement. The Servicer, with respect to Mortgage Loans or Contracts, may deduct the Fixed Retained Yield from payments as received and prior to deposit of such payments in the Certificate Account for such Series or may (unless an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC) withdraw the Fixed Retained Yield from the Certificate Account after the entire payment has been deposited in the Certificate Account. Notwithstanding the foregoing, any partial payment or recovery of interest received by the Servicer relating to a Mortgage Loan or Contract (whether paid by the mortgagor or obligor or received as Liquidation Proceeds, Insurance Proceeds or otherwise), after deduction of all applicable servicing fees, will be allocated between Fixed Retained Yield (if any) and interest at the Net Mortgage Rate or Net Contract Rate on a pari passu basis.

Insurance Policies

     Unless otherwise specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract an insurance policy issued by a generally acceptable insurer insuring the Mortgaged Property underlying such Mortgage Loan or the Manufactured Home underlying such Contract against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). Unless otherwise specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require that such Standard Hazard Insurance Policy be in an amount at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such Mortgaged Property or Manufactured Home or the principal balance of such Mortgage Loan or Contract; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. The Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, and on any Manufactured Home acquired by repossession a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the insurable value of such Manufactured Home or the principal balance of the related Mortgage Loan or Contract plus, if required by the applicable Pooling and Servicing Agreement, accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) will be deposited in the Certificate Account.

     The Standard Hazard Insurance Policies covering the Mortgaged Properties generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The Standard Hazard Insurance Policies covering the Contracts will provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing in the state in which the Manufactured Home is located.

     The Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties or Manufactured Homes in lieu of maintaining the required Standard Hazard Insurance Policies. The Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy, had it been maintained.

     In general, if a Mortgaged Property or Manufactured Home is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Pooling and Servicing Agreement will require the Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Pooling and Servicing Agreement will require that such flood insurance be in an amount not less than the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of insurance which is available under the federal flood insurance program.

     Any losses incurred with respect to Mortgage Loans or Contracts due to uninsured risks (including earthquakes, mudflows, floods, hazardous wastes and hazardous substances) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The Servicer will maintain or cause to be maintained with respect to each Mortgage Loan a primary mortgage insurance policy in accordance with the standards described in the "Mortgage Loans" above.

     The Servicer shall obtain and maintain at its own expense and keep in full force and effect a blanket fidelity bond and an error and omissions insurance policy covering the Servicer's officers and employees as well as office persons acting on behalf of the Servicer in connection with the servicing of the Mortgage Loans.

     Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted Mortgage Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the value of the related Mortgage Property.

     As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the mortgagor, among other things, to: (i) advance or discharge
(a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted); and (iii) if the insurer pays the entire amount of the loss or damage, tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property.

     Any mortgage insurance relating to the Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

Acquisition of the Mortgage Loans and Contracts From Unaffiliated Sellers

     The Mortgage Loans or Contracts underlying a Series of Certificates will be purchased by the Depositor, either directly or through affiliates, from Unaffiliated Sellers pursuant to a separate agreement (a "Loan Sale Agreement") between the Depositor or such affiliate and each such Unaffiliated Seller. The Depositor expects that, unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Loan or Contract so acquired will have been originated by the originator thereof in accordance with the underwriting criteria specified under "Underwriting Guidelines." Unless otherwise specified in the applicable Prospectus Supplement, each Unaffiliated Seller must be an institution experienced in originating and servicing conventional mortgage loans or manufactured housing contracts in accordance with accepted practices and prudent guidelines, and must maintain facilities to originate and service those loans satisfactory to the Depositor. In addition, each Unaffiliated Seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the Depositor. Unless otherwise provided in the applicable Prospectus Supplement, each Unaffiliated Seller pursuant to the related Loan Sale Agreement will make certain representations and warranties to the Depositor in respect of the Mortgage Loans or Contracts sold by such Unaffiliated Seller to the Depositor as described herein under "Representations and Warranties" below. Unless otherwise provided in the applicable Prospectus Supplement with respect to each Series, the Depositor will assign all of its rights (except certain rights of indemnification) and interest in the related Loan Sale Agreement to the related Trustee for the benefit of the Certificateholders of such Series, and the Unaffiliated Seller shall thereupon be liable to the Trustee for defective Mortgage Loan or Contract documents or an uncured breach of such Unaffiliated Seller's representations or warranties, to the extent described below under "Assignment of the Mortgage Loans and Contracts" and "Representations and Warranties."

Assignment of the Mortgage Loans and Contracts

     At the time of the issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the Mortgage Pool (including any related rights to, or security interests in, leases, rents and personal property) or the Contracts comprising the Contract Pool included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans or Contracts after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date and other than any Fixed Retained Yield. The Trustee or its accent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Depositor in exchange for the Mortgage Loans or Contracts. Each Mortgage Loan or Contract will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing, Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the scheduled monthly payment of principal, if any, and interest, the maturity date and the Mortgage Rate or Contract Rate for each Mortgage Loan or Contract in the related Trust Fund.

     With respect to each Mortgage Loan in a Trust Fund, the mortgage or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a copy of any recorded UCC-1 financing statements and related continuation statements, together with original executed UCC-2 or UCC-3 financing statements disclosing an assignment of a security interest in any personal property constituting security for repayment of the Mortgage Loan to the Trustee, an executed re-assignment of assignment of leases, rents and profits to the Trustee if the assignment of leases, rents and profits is separate from the Mortgage, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create a perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee (or to a designated custodian); provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Depositor to be true and complete copies of such documents, sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. As to each Mortgage Loan for which there is primary mortgage insurance, the certificate of primary mortgage insurance will be delivered to the Trustee. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Fund, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, any affiliate of the Depositor or the originator of such Mortgage Loan.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee (or to a designated custodian) the related original Cooperative Note, the security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will cause to be filed in the appropriate office an assignment and a refinancing statement evidencing the Trustee's security interest in each Cooperative Loan.

     With respect to each Contract, there will be delivered to the Trustee (or to a designated Custodian) the original Contract and copies of documents and instruments related to each Contract and the security interest in the property securing each Contract. In order to give notice of the right, title and interest of Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Unaffiliated Seller identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Loans and Contracts."

     The Trustee (or the custodian hereinafter referred to) will hold such documents relating to Mortgage Loans or Contracts in trust for the benefit of Certificateholders of the related Series and will review such documents within 45 days of the date of the applicable Pooling and Servicing Agreement. Unless otherwise provided in the applicable Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect or has not been recorded as required by the applicable Loan Sale Agreement, the Trustee (or such custodian) shall immediately notify the Servicer and the Depositor, and the Servicer shall immediately notify the related Unaffiliated Seller. If the Unaffiliated Seller cannot cure such omission or defect within 60 days after receipt of such notice, the Unaffiliated Seller will be obligated, pursuant to the related Loan Sale Agreement, either to repurchase the related Mortgage Loan or Contract from the Trustee within 60 days after receipt of such notice, at a price (the "Purchase Price") equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Rate or Contract Rate (less any Fixed Retained Yield with respect to such Mortgage Loan or Contract and less the rate, if any, of servicing compensation payable to the Unaffiliated Seller with respect to such Mortgage Loan or Contract) through the last day of the month in which such repurchase takes place or to substitute one or more new Mortgage Loans or Contracts for such Mortgage Loan or Contract. In the case of a Mortgage Loan or Contract so repurchased by an Unaffiliated Seller, the Purchase Price will be deposited in the related Certificate Account. In the case of a substitution, such substitution will be made in accordance with the standards described in "Representations and Warranties" below.

     There can be no assurance that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. The Servicer will be obligated to enforce such obligation to the same extent as it must enforce the obligation of an Unaffiliated Seller for a breach of representation or warranty as described below under "Representations and Warranties." However, as in the case of an uncured breach of such a representation or warranty, neither the Servicer (unless the Servicer is the Unaffiliated Seller) nor the Depositor will be obligated to purchase or substitute for such Mortgage Loan or Contract if the Unaffiliated Seller defaults on its repurchase or substitution obligation, unless such breach also constitutes a breach of the representations or warranties of the Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans or Contracts. The custodian will keep such documents as the Trustee's agent under a custodial agreement.

Representations and Warranties

     Each Unaffiliated Seller, pursuant to the related Loan Sale Agreement, will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Mortgage Loans will have represented, among other things, substantially to the effect that (i)
immediately prior to the sale and transfer of such Mortgage Loans, the Unaffiliated Seller had good title to, and was the sole owner of, each such Mortgage Loan and there had been no other assignment or pledge thereof, (ii) as of the date of such transfer, such Mortgage Loans are subject to no offsets, defenses or counterclaims, (iii) each Mortgage Loan at the tune it was made complied in all material respects with applicable state and federal laws, including, usury, equal credit opportunity and disclosure laws, (iv) a lender's policy of title insurance was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each related Mortgage is a valid lien on the related Mortgaged Property (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the lender's policy of title insurance issued on the date of origination and either (A) specifically referred to in the appraisal made in connection with the origination of the related Mortgage Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage and (d) in the case of second or more junior loans any senior loans of record as of the date of recording of the Equity Loan) and such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Mortgage Loan is 30 days or more delinquent in payment and there are no delinquent tax or assessment liens against the related Mortgaged Property that would permit taxing authority to initiate foreclosure proceedings, and (vii) with respect to each Mortgage Loan, if the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the federal flood insurance program, such Mortgaged Property is covered by flood insurance meeting the requirements of the applicable Pooling and Servicing Agreement.

     Each Unaffiliated Seller, pursuant to the related Loan Sale Agreement, will have made representations and warranties in respect of the Contracts sold by such Unaffiliated Seller. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Contracts will have represented, among other digs, substantially to the effect that (i) immediately prior to the sale and transfer of such Contracts, the Unaffiliated Seller had good title to, and was the sole owner of, each such Contract and there had been no other assignment or pledge thereof, (ii) as of the date of such transfer, such Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,
(iv) as of the date of such transfer, each related Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair, (v) as of the date of such transfer, no Contract is 30 days or more delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home, and (vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required by the Pooling and Servicing Agreement and all premiums then due on such insurance have been paid in full.

     All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan or Contract will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan or Contract to the Depositor. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related Series of Certificates. Since the representations and warranties referred to in the preceding paragraphs are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Contract by the Unaffiliated Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Contract. However, the Depositor will not include any Mortgage Loan or Contract in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan or Contract as of the date of initial issuance of the related Series of Certificates.

     The Depositor will, unless otherwise provided in the applicable Prospectus Supplement, assign all of its rights (except certain rights to indemnification) with respect to such representations and warranties pursuant to any related Loan Sale Agreement to the Trustee for the benefit of the Certificateholders of the related Series. The Servicer, or the Trustee if the Servicer is the Unaffiliated Seller, will promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a Mortgage Loan or Contract which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan or Contract. Unless otherwise specified in the related Prospectus Supplement, if such Unaffiliated Seller cannot cure such breach within 60 days after notice from the Servicer or the Trustee, as the case may be, then such Unaffiliated Seller will be obligated either (i) to repurchase such Mortgage Loan or Contract from the Trust Fund at the applicable Purchase Price or (ii) subject to the Trustee's approval and to the extent permitted by the Pooling and Servicing Agreement, to substitute for such
Mortgage Loan or Contract (a "Deleted Loan") one or more Mortgage Loans or Contracts, as the case may be (each, a "Substitute Loan"), but only if (i) with respect to a Trust Fund (or one or more segregated pools of assets therein) for which a REMIC election is to be made, such substitution is effected within two years of the date of initial issuance of the Certificates or (ii) with respect to a Trust Fund for which no REMIC election is to be made, such substitution is effected within 120 days of the date of initial issuance of the Certificates. Except as otherwise provided in the related Prospectus Supplement, any Substitute Loan will, on the date of substitution, (i) have a Loan-to-Value Ratio no greater than that of the Deleted Loan, (ii) have a Mortgage Rate or Contract Rate not less than (and not more than 1% greater than) the Mortgage Rate or Contract Rate of the Deleted Loan, (iii) have a Net Mortgage Rate or Net

Contract Rate not less than (and not more than 1% greater than) the Net Mortgage Rate or Net Contract Rate of the Deleted Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan and (v) comply with all of the representations and warranties set forth in the related Loan Sale Agreement as of the date of substitution. If substitution is to be made for a Deleted Loan with an adjustable Mortgage Rate or Contract Rate, the Substitute Loan will also bear interest based on the same index, margin, frequency and month of adjustment as the Deleted Loan. In the event that one Substitute Loan is substituted for more than one Deleted Loan, or more than one Substitute Loan is substituted for one or more Deleted Loans, then the amount described in clause (i) will be determined on the basis of aggregate principal balances (provided that in all events the tests for a "qualified mortgage" as described in the second paragraph under the heading "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Qualification as a REMIC" are met as to each Substituted Loan), the rates described in clauses (ii) and (iii) with respect to Deleted Loans will be determined on the basis of weighted average Mortgage Rates and Net Mortgage Rates or Contract Rates and Net Contract Rates, as the case may be, and the terms described in clause (iv) will be determined on the basis of weighted average remaining terms to maturity. In the case of a Substitute Loan, the mortgage file relating, thereto will be delivered to the Trustee (or the custodian) and the Unaffiliated Seller will pay an amount equal to the excess of
(i) the unpaid principal balance of the Deleted Loan, over (ii) the unpaid principal balance of the Substitute Loan or Loans, together with interest on such excess at the Mortgage Rate or Contract Rate to the next scheduled Due Date of the Deleted Loan. Such amount will be deposited in the Certificate Account for distribution to Certificateholders. Except in those cases in which the Servicer is the Unaffiliated Seller, the Servicer will be required under the applicable Pooling and Servicing Agreement to enforce this repurchase or substitution obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan or Contract. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by an Unaffiliated Seller.

     Neither the Depositor nor the Servicer (unless the Servicer is the Unaffiliated Seller) will be obligated to purchase or substitute for a Mortgage Loan or Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans or Contracts.

     If so specified in the applicable Prospectus Supplement, the Depositor, the Servicer or another entity specified in the applicable Prospectus Supplement, will make such representations and warranties as to the types and geographical concentration of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool and as to such other matters concerning such Mortgage Loans or Contracts as may be described therein. Upon a breach of any such representation or warranty which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan or Contract, the entity making such representation or warranty will be obligated either to cure the breach in all material respects, repurchase the Mortgage Loan or Contract at the Purchase Price or substitute for such Mortgage Loan or Contract in the manner, and subject to the conditions, described above regarding the obligations of Unaffiliated Sellers with respect to missing or defective loan documents or the breach of such Unaffiliated Sellers' representations and warranties. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of a representation or warranty by the Depositor, the Servicer or such other party, respectively.

                         DESCRIPTION OF THE CERTIFICATES

General

     Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, the Servicer, if the Series relates to Mortgage Loans or Contracts, and the Trustee named in the related Prospectus Supplement. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Forms of the Pooling and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions of the Certificates and the Pooling and Servicing Agreements; however, the summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing

Agreement for each Series of Certificates and the applicable Prospectus Supplement. Each Pooling and Servicing Agreement executed and delivered with respect to each Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the Certificates of such Series. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, 15th Floor, New York, New York 10292, Attention: James Fadel.

     Each Series of Certificates will evidence the beneficial ownership interest in the related Trust Fund created by the Depositor pursuant to the related Pooling and Servicing Agreement. Each Series of Certificates will consist of one or more Classes of Standard Certificates, Stripped Certificates or Multi-Class Certificates. Any Class of Certificates may be divided into two or more Subclasses and any Class of Standard Certificates may be divided into two or more Subclasses that consist of Multi-Class Certificates. Any Class or Subclass of Multi-Class Certificates may be Compound Interest Certificates. In addition, each Series for which the Depositor has caused the related Trust Fund (or one or more segregated pools of assets therein) to elect to be treated as a REMIC will include one Class or one Subclass of Residual Certificates with respect to each such REMIC which, if offered hereby, will represent the right to receive distributions with respect to such Trust Fund as specified in the related Prospectus Supplement.

     Each Series of Certificates may include one or more Classes or Subclasses of Certificates (the "Subordinated Certificates") that are subordinate in right of distributions to one or more other Classes or Subclasses of Certificates (the "Senior Certificates"). Two types of subordination arrangements for a Series which consists of two Classes of Standard Certificates are described herein. See "Distributions to Standard Certificateholders." Any other type of subordination arrangement for Standard Certificates, or any subordination arrangement for any Class of Multi-Class Certificates or Stripped Certificates, will be described in the applicable Prospectus Supplement. Certain Series or Classes of Certificates may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement.

     Except as described in the related Prospectus Supplement, the Mortgage Loans or Contracts included in a Trust Fund will not be guaranteed or insured by any governmental agency or instrumentality or any other insurer.

     The Depositor will cause each Trust Fund (or one or more segregated pools of assets therein) with respect to a Series which includes Standard Certificates redeemable on a random lot basis, Multi-Class Certificates or Shifting Interest Certificates to elect to be treated as a REMIC. The Depositor may cause any other Trust Fund (or segregated pool of assets therein) to elect to be treated as a REMIC. If such an election is made, such Series will consist of one or more Classes or Subclasses of Certificates that will represent "regular interests" within the meaning of Code Section 860G(a)(1) (such Certificates collectively referred to as the "Regular Certificates") and one Class or one Subclass of Certificates that will be designated as the "residual interest" with respect to each REMIC within the meaning of Code Section 860G(a)(2) (the "Residual Certificates") representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See "Certain Federal Income Tax Consequences" herein. The related Prospectus Supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Pooling and Servicing Agreement for a Series may provide that a REMIC election is to be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. As to each Series with respect to which a REMIC election is to be made, the Servicer and the Trustee will be obligated to take certain actions in order to comply with applicable REMIC laws and regulations, and no Certificateholder other than a holder of a Residual Certificate will be liable for any prohibited transaction taxes under applicable REMIC laws and regulations.

     The Depositor may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes or Subclasses of Subordinated Certificates or one Class or one Subclass of Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in the applicable Prospectus Supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated Certificates or the one Class or one Subclass of Residual Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement with respect to a Series of Certificates, each Certificate offered hereby and by the applicable Prospectus Supplement will be issued in fully registered form (each, a "Definitive Certificate") and will be issued in the authorized denominations as specified in the applicable Prospectus Supplement. The Certificates of a Series offered hereby and by means of the applicable Prospectus Supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the related
Prospectus Supplement. No service charge will be made for any transfer or exchange of Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange. In the event that an election is made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, no legal or beneficial interest in all or any portion of the "Residual Certificates" thereof may be transferred without the receipt by the transferor of any affidavit signed by the transferee stating that the transferee is not a "Disqualified Organization" within the meaning of Code Section 860E(e)(5) or an agent (including a broker, nominee, or other middleman) thereof. The Prospectus Supplement with respect to a Series may specify additional transfer restrictions with respect to the Residual Certificates. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates." If so specified in the related Prospectus Supplement, the Certificates of specified Classes or Subclasses of a Series may be issued in the form of book entries on the records of The Depository Trust Company ("DTC") and participating members thereof.

     Distributions will be made on each of the Distribution Dates specified in the applicable Prospectus Supplement for a Series to persons in whose name the Certificates of such Series are registered at the close of business on the related Record Date. Unless otherwise specified in the applicable Prospectus Supplement, distributions to Certificateholders of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than the specified fractional undivided interest, notional amount or Stated Amount set forth in such Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than three business days (or such longer period as may be specified in the related Prospectus Supplement) prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or such other entity for such purpose, as specified in the final distribution notice to Certificateholders.

     A Series of Certificates will consist of one or more Classes of Standard Certificates or Stripped Certificates (referred to hereinafter sometimes collectively as "Percentage Certificates") or two or more Classes of Multi-Class Certificates (each as described below).

Percentage Certificates

     Each Series of Percentage Certificates may include one or more Classes of Standard Certificates or Stripped Certificates, any Class of which may be divided into two or more Subclasses. The Standard Certificates of each Class will evidence fractional undivided interests in all of the principal and interest (to the extent of the Net Mortgage Interest Rate) payments on the Mortgage Loans comprising the Trust Fund related to such Series. Each holder of a Standard Certificate of a Class will be entitled to receive its Certificate's percentage interest of the portion of the Pool Distribution Amount (as defined below) allocated to such Class. The percentage interest of each Standard Certificate will be equal to the percentage obtained by dividing the aggregate unpaid principal balance of the Mortgage Loans represented by such Standard Certificate as of the Cut-Off Date by the aggregate unpaid principal balance of the Mortgage Loans represented by all the Standard Certificates of the same Class as of the Cut-Off Date.

     The Stripped Certificates of each Class will evidence fractional undivided interests in specified portions of the principal and/or interest payments on the Mortgage Loans comprising the Trust Fund related to such Series. The holders of the Stripped Certificates of each Class will be entitled to receive a portion (which may be zero) as specified in the applicable Prospectus Supplement of the principal distributions comprising the Pool Distribution Amount, and a portion (which may be zero) as specified in the applicable Prospectus Supplement of the interest distributions comprising the Pool Distribution Amount on each Distribution Date.

     In the case of Classes of Stripped Certificates representing interests in interest distributions on the Mortgage Loans and not in principal distributions on the Mortgage Loans, such Certificates will be denominated in notional amounts. The aggregate original notional amount for a Class of such Certificates will be equal to the aggregate unpaid principal balance (or a specified portion thereof) of the Mortgage Loans as of the Cut-Off Date specified in the applicable Prospectus Supplement. The notional amount of each such Stripped Certificate will be used to calculate the holder's pro rata share of the interest distributions on the Mortgage Loans allocated to that Class and for the determination of certain other rights of holders of such Class of Stripped Certificates and will not represent an interest in, or entitle any such holder to any distribution with respect to, any principal distributions on the Mortgage Loans. Each such Certificate's pro rata share of the interest distribution on the Mortgage Loans on each Distribution Date will be calculated by multiplying the interest distributions on the Mortgage Loans allocated to its Class by a fraction, the numerator of which is the original notional amount of such Stripped Certificates and the denominator of which is the aggregate original notional amount of all the Stripped Certificates of its Class.

     The interest of a Class of Percentage Certificates representing an interest in a Trust Fund (or a segregated pool of assets therein) with respect to which an election to be treated as a REMIC has been made may be fixed as described above or may vary over time as a result of prepayments received and losses realized on the underlying Mortgage Loans. A Series of Percentage Certificates comprised of Classes whose percentage interests in the Trust Fund may vary is referred to herein as a Series of "Shifting Interest Certificates." Distributions on, and subordination arrangements with respect to, Shifting Interest Certificates are discussed below under the headings "Description of the Certificates -- Distributions to Percentage Certificateholders -- Shifting Interest Certificates" and "Credit Support -- Subordination -- Shifting Interest Certificates."

Multi-Class Certificates

     Each Series may include one or more Classes or Subclasses of Multi-Class Certificates. Each Multi-Class Certificate will be assigned a Stated Amount or Notional Amount. The Stated Amount may be based on an amount of principal of the underlying Mortgage Loans or Contracts or on the value of future cash flows from the related Trust Fund, without distinction as to principal and interest received on the Mortgage Loans or Contracts. Interest on the Classes or Subclasses of Multi-Class Certificates will be paid at rates specified in or determined as specified in the applicable Prospectus Supplement, and will accrue in the manner specified therein. Any Class or Subclass of Multi-Class Certificates may consist of Certificates on which interest accrues but is not payable until such time as specified in the applicable Prospectus Supplement ("Compound Interest Certificates"), and interest accrued on any such Certificate will be added to the Stated Amount thereof in the manner described therein.

     The Stated Amount of a Multi-Class Certificate of a Series at any time will represent the maximum specified dollar amount (exclusive of interest at the related Interest Rate, if any) to which the holder thereof is entitled from the cash flow on the Mortgage Loans or Contracts and other assets in the Trust Fund for such Series and will decline to the extent distributions in reduction of Stated Amount are received by such holder. The initial Stated Amount of each Class within a Series of Multi-Class Certificates will be specified in the applicable Prospectus Supplement.

Forward Commitments; Pre-Funding

     A Trust Fund may enter into an agreement (each, a "Forward Purchase Agreement") with the Depositor whereby the Depositor will agree to transfer additional Mortgage Loans to such Trust Fund following the date on which such Trust Fund is established and the related Certificates are issued. The Trust Fund may enter into Forward Purchase Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the date on which the Certificates are delivered to the Certificateholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to the Trust Fund conform to the requirements specified in such Forward Purchase Agreement.

     If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the net proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series; the additional Mortgage Loans will be transferred to the related Trust Fund in exchange for money released to the Depositor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period (the "Funding Period") during which any such transfers must occur; for a Trust Fund which elects federal income treatment as REMIC or as a grantor trust, the related Funding
Period will be limited to three months from the date such Trust Fund is established; for a Trust Fund which is treated as a mere security device for federal income tax purposes, the related Funding Period will be limited to nine months from the date such Trust Fund is established. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of the related Funding Period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement.

     During the Funding Period the moneys deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization and which will either mature prior to the end of the Funding Period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the related Trust Funds as an "investment company" under the Investment Company Act of 1940, as amended.

Distributions to Percentage Certificateholders

     Except as otherwise specified in the applicable Prospectus Supplement, on or about the 15th day of each month in which a Distribution Date occurs (the "Determination Date"), the Servicer will determine the amount of the payments or other receipts on account of principal and interest on the Mortgage Loans or Contracts which have been received and which will be distributable to holders of Certificates on the next Distribution Date (as further described below, the "Pool Distribution Amount"). The Pool Distribution Amount will be allocated among the Classes or Subclasses of Percentage Certificates of such Series in the manner described herein under "Description of the Certificates -- Standard Certificates"; however, if such Certificates are also composed of Senior Certificates and Subordinated Certificates, then the Pool Distribution Amount will be allocated in accordance with the terms of the applicable subordination arrangement. Two types of subordination arrangements are described below for a Series which consists of two Classes of Standard Certificates. Any other type of subordination arrangement employed for Certificates of a Series will be described in the related Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Pool Distribution Amount" for a Distribution Date with respect to a Series of Certificates as to which the relevant Trust Fund consists of Mortgage Loans or Contracts will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments, Net Liquidation Proceeds (as defined herein), and Net Insurance Proceeds (as defined herein), if any) and interest on the related Mortgage Loans or Contracts received by the Servicer after the related Cut-Off Date (except for amounts due on or prior to such Cut-Off Date), or received by the Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the Determination Date in the month in which such Distribution Date occurs, plus (i) all Advances made by the Servicer, (ii) all withdrawals from any Buy-Down Fund or other fund described in the related Prospectus Supplement, if applicable, and (iii) all proceeds of Mortgage Loans or Contracts or property acquired in respect thereof purchased or repurchased from the Trust Fund as provided in the Pooling and Servicing Agreement ("Repurchase Proceeds"), but excluding the following:

          (a) amounts received as late payments of principal or interest respecting which the Servicer previously has made one or more unreimbursed Advances;

          (b) any unreimbursed Advances with respect to Liquidated Mortgage Loans (as defined herein) or Liquidated Contracts (as defined herein);

          (c) those portions of each payment of interest on a particular Mortgage Loan or Contract which represents (i) the Fixed Retained Yield, if any, and (ii) the applicable Servicing Fee, as adjusted in respect of Prepayment Interest Shortfalls as described in "Servicing of the Mortgage

     Loans and Contracts -- Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts";

          (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all principal prepayments and all proceeds (including Liquidation Proceeds, Insurance Proceeds and Repurchase Proceeds) of any Mortgage Loans or Contracts, or property acquired in respect thereof, liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, received on or after the Due Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

          (f) where permitted by the related Pooling and Servicing Agreement, that portion of Liquidation Proceeds or Insurance Proceeds which represents Fixed Retained Yield, if any, or any unpaid Servicing Fee to which the Servicer is entitled;

          (g) all amounts representing certain expenses reimbursable to the Servicer and other amounts pertained to be withdrawn by the Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

          (h) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the Servicer is entitled to retain pursuant to the applicable Pooling and Servicing Agreement; and

          (i) where permitted by the applicable Pooling and Servicing Agreement, reinvestment earnings on payments received in respect of the Mortgage Loans or Contracts.

     Certificates other than Shifting Interest Certificates

     With respect to a Series of Certificates which is comprised of one Class of Standard Certificates which are Senior Certificates and one Class of Standard Certificates which are Subordinated Certificates, the Servicer shall determine the aggregate amount which would have been distributable to such Class of Senior Certificates (the "Senior Class Distributable Amount") and the aggregate amount which would have been distributable to such Class of Subordinated Certificates (the "Subordinated Class Distributable Amount") assuming, among other things, no delinquencies or losses on the Mortgage Loans or Contracts preceding such
Distribution Date and, based on the Pool Distribution Amount and such Distributable Amounts, will determine the amount actually to be distributed to each Class and Subclass.

     Calculation of Distributable Amounts. If a Series of Certificates includes one Class of Standard Certificates which are Senior Certificates and one Class of Standard Certificates which are Subordinated Certificates, unless otherwise specified in the applicable Prospectus Supplement, the Senior Class Distributable Amount with respect to such Senior Certificates on a Distribution Date will be an amount equal to the sum of:

          (i) the aggregate undivided interest, expressed as a percentage and specified in the applicable Prospectus Supplement, evidenced by such Class of Senior Certificates (the "Senior Class Principal Portion") of:

               (a) all scheduled payments of principal on each outstanding Mortgage Loan or Contract that became due on the Due Date immediately preceding such Distribution Date in accordance with the amortization schedules of the related Mortgage Loans or Contracts (as adjusted to give effect to any previous prepayments), whether or not such payments were actually received by the Servicer (the aggregate of such scheduled payments due on any such Due Date being referred to herein as "Scheduled Principal");

               (b) all principal prepayments received by the Servicer in the month preceding the month in which such Distribution Date occurs;

               (c) the Scheduled Principal Balance (as defined herein) of each Mortgage Loan or Contract which was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in "The Trust Funds" and "The Pooling and Servicing Agreement"), and of each Mortgage Loan or Contract as to which the Servicer has determined that all recoveries of Liquidation Proceeds and Insurance Proceeds have been received (a "Liquidated Mortgage Loan" or "Liquidated Contract"), in each case during the month preceding the month in which such Distribution Date occurs, calculated as of the date each such Mortgage Loan or Contract was purchased or calculated as of the date each such Mortgage Loan or Contract became a Liquidated Mortgage Loan or Liquidated Contract, as the case may be; and

               (d) with respect to (1) the disposition of the Mortgaged Property or Manufactured Home in connection with any Liquidated Mortgage Loan or Contract, the amount by which Net Liquidation Proceeds and Net Insurance Proceeds exceed the unpaid principal balance of such Mortgage Loan or Contract and accrued but unpaid interest on such Mortgage Loan or Contract at the Mortgage Rate or Contract Rate to the Due Date next succeeding the last date of receipt of the Liquidation Proceeds and Insurance Proceeds, and (2) the repurchase of Mortgage Loans or Contracts in connection with an early termination of the Trust Fund (see "The Pooling and Servicing Agreement -- Termination; Purchase of Mortgage Loans and Contracts"), the amount by which the repurchase price exceeds the aggregate unpaid principal balances of the Mortgage Loans or Contracts in the related Trust Fund and accrued but unpaid interest at the weighted average Mortgage Rate or Contract Rate through the end of the month in which such repurchase occurs (collectively, "Gain From Acquired Property"); and

          (ii) interest at the Pass-Through Rate for the Class of Senior Certificates from the second preceding Due Date (or the Cut-Off Date in the case of the first Distribution Date) to the Due Date immediately preceding such Distribution Date on the Senior Class Principal Portion of the aggregate Scheduled Principal Balance of the Mortgage Loans or Contracts as of the second preceding Due Date (or as of the Cut-Off Date in the case of the first Distribution Date) whether or not such interest was actually received by the Servicer; provided that Prepayment Interest Shortfall is included only to the extent that funds for such purposes are available out of Servicing Compensation; less

          (iii) the Senior Class Principal Portion of any indemnification payments made to the Servicer, the Depositor, or any officer, director, employee or agent of either the Servicer or the Depositor since the preceding Distribution Date as described under "Servicing of the Mortgage Loans and Contracts -- Certain Matters Regarding the Servicer and the Depositor" below (the "Indemnification Payments").

     Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Class Distributable Amount with respect to a Distribution Date for Percentage Certificates which are Subordinated Certificates will be an amount equal to the sum of:

          (i) the aggregate undivided interest, expressed as a percentage and specified in the applicable Prospectus Supplement, evidenced by such Subordinated Certificates (the "Subordinated Class Principal Portion") of:

               (a) all Scheduled Principal;

               (b) all principal prepayments received by the Servicer during the month preceding the month in which such Distribution Date occurs;

               (c) the Scheduled Principal Balance of each Mortgage Loan or Contract which was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in "The Trust Funds" and "The Pooling and Servicing Agreement"), and of each Mortgage Loan or Contract which became a Liquidated Mortgage Loan or Liquidated Contract, in each case during the month preceding the month in which such Distribution Date occurs, determined as of the date each such Mortgage Loan or Contract was purchased, or as of the date each such

          Mortgage Loan or Contract became a Liquidated Mortgage Loan or Liquidated Contract, as the case may be; and

               (d) Gain From Acquired Property; and

          (ii) interest at the Pass-Through Rate for the Class of Subordinated Certificates from the second preceding Due Date (or from the Cut-Off Date in the case of the first Distribution Date) to the Due Date immediately preceding such Distribution Date on the Subordinated Class Principal
     Portion of the Scheduled Principal Balance of the Mortgage Loans or Contracts as of the second preceding Due Date (or as of the Cut-Off Date in the case of the first Distribution Date), whether or not such interest was actually received with respect to the Mortgage Loans or Contracts; provided that Prepayment Interest Shortfall is included only to the extent that funds for such purposes are available out of Servicing Compensation; less

          (iii) the Subordinated Class Principal Portion of any Indemnification Payments.

     The foregoing is subject to the proviso that if one or more REMIC elections are made with respect to a Series of Certificates, any Gain From Acquired Property will not be included in the Distributable Amount of the Class of such Series which consist of Regular Interests, but shall instead be paid in full to the holders of the Residual Certificates of such Series.

     Calculation of Amounts To Be Distributed. The Servicer will calculate, on the related Determination Date, the portion of the Distributable Amount for each Class of the Series that is actually available to be paid out of the Pool Distribution Amount on the Distribution Date prior to any adjustments with respect to subordination. The portion so available on a Distribution Date to the Senior Certificateholders and to the Subordinated Certificateholders (respectively, the "Senior Class Pro Rata Share" and the "Subordinated Class Pro Rata Share") will, unless otherwise specified in the applicable Prospectus Supplement, be the amount equal to the product of the Pool Distribution Amount for such Distribution Date and a fraction, the numerator of which is the Distributable Amount for such Class on such Distribution Date and the denominator of which is the sum of the Distributable Amounts for such Series on such Distribution Date.

     So long as the Subordinated Amount is greater than zero, the holders of Senior Certificates will be entitled to receive on any Distribution Date the lesser of (a) the sum of the Senior Class Distributable Amount and the Senior Class Carryover Shortfall (as defined below) and (b) the Senior Class Pro Rata Share on such Distribution Date (the "Basic Senior Class Distribution"). In addition, to the extent Senior Class Credit Enhancement is available, the holders of Senior Certificates will be entitled to receive the amount, if any, by which the Senior Class Distributable Amount plus any Senior Class Carryover Shortfall (as defined below) on such Distribution Date exceeds the Basic Senior Class Distribution on such Distribution Date (such excess being referred to herein as the "Senior Class Shortfall"). "Senior Class Credit Enhancement" includes: (a) amounts otherwise distributable to the holders of Subordinated Certificates on such Distribution Date and amounts available for such purpose in any Subordination Reserve Fund pursuant to any subordination of the rights of any holders of Subordinated Certificates as described below; and (b) any other credit enhancement arrangement which shall be specified in the related Prospectus Supplement. See "Credit Support". The "Senior Class Carryover
Shortfall" on any Distribution Date means the amount the holders of Senior Certificates were entitled to receive on the prior Distribution Date over the amount the holders of Senior Certificates actually received on such prior Distribution Date, together with interest on the difference at Pass-Through Rate for the Senior Certificates from such prior Distribution Date through the current Distribution Date.

     At the time the Subordinated Amount, if any, is reduced to zero, Senior Certificateholders will be entitled to the Senior Class Pro Rata Share on each Distribution Date. In such event any remaining Senior Class Shortfall will cease to be payable from available sources of credit enhancement, except that the portion of such Senior Class Shortfall which is attributable to the account of interest on any previous Senior Class Carryover Shortfall (the "Senior Class Shortfall Accruals") shall continue to bear interest at the Pass-Through Rate for the Senior Certificates, and the holders of Senior Certificates shall continue to have a preferential right to be paid such amount from distributions otherwise available for distribution to any holders of Subordinated

Certificates, until such amount (including interest thereon at the Pass-Through Rate for the Senior Certificates) is paid in full. See "Credit Support -- Subordination."

     So long as the Subordinated Amount is greater than zero, the holders of Subordinated Certificates will be entitled to receive on any Distribution Date an amount equal to the excess of (a) the sum of (i) the Pool Distribution Amount and (ii) all amounts released from the Subordination Reserve Fund for distribution to the holders of Subordinated Certificates on such Distribution Date over (b) the sum of (i) the Basic Senior Class Distribution, (ii) any amounts required to be distributed to the holders of Senior Certificates pursuant to the subordination of the rights of the holders of Subordinated Certificates and (iii) amounts required to be deposited in the Subordination Reserve Fund. See "Credit Support." At the time the Subordinated Amount, if any, is reduced to zero, Subordinated Certificateholders will be entitled to the Subordinated Class Pro Rata Share on each Distribution Date; provided, however, that such amount to be distributed to the holders of Subordinated Certificates shall be decreased to give effect to the preferential right of the holders of Senior Certificates to receive Senior Class Shortfall Accruals as provided herein.

     The foregoing is subject to the proviso that if a REMIC election has been made with respect to a Trust Fund (or a segregated pool of assets therein), the Subordinated Certificateholders of the related Series will be entitled to the sum of (a) the Subordinated Class Pro Rata Share, (b) all amounts in the Subordination Reserve Fund (net of any amount required to be maintained as liquidity for Advances) and (c) such other amounts, if any, as may be specified in the related Prospectus Supplement (including, if such Certificates are Residual Certificates, any Gain From Acquired Property).

     Shifting Interest Certificates

     On each Distribution Date for a Series which is comprised of two Classes of Standard Certificates which are Shifting Interest Certificates, the holders of record on the Record Date of the Senior Certificates thereof will be entitled to receive, to the extent of the Pool Distribution Amount with respect to such Distribution Date and prior to any distribution being made on the related Subordinated Certificates, an amount equal to the Senior Class Distribution Amount. The Senior Class Distribution Amount will (except as otherwise set forth in the applicable Prospectus Supplement) be calculated for any Distribution Date as the lesser of (x) the Pool Distribution Amount for such Distribution Date and
(y) the sum of:

          (i) one month's interest at the applicable Pass-Through Rate on such Class's outstanding principal balance (less, if specified in the applicable Prospectus Supplement, (a) the amount of such interest constituting Deferred Interest, if any, not then payable on the Mortgage Loans or Contracts and (b) the amount by which the Prepayment Interest Shortfall with respect to the preceding month exceeds the aggregate Servicing Fees relating to mortgagor or obligor payments or other recoveries distributed on such Distribution Date, in each case allocated to such Class on the basis set forth in the related Prospectus Supplement);

          (ii) if distribution of the amount of interest calculated pursuant to clause (i) above on prior Distribution Dates was not made in full on such prior Distribution Dates, an amount equal to (a) the difference between (x) the amount of interest which the holders of such Certificates would have received on such prior Distribution Dates if there had been sufficient funds available in the Certificate Account and (y) the amount of interest actually distributed to such holders on such prior Distribution Dates, together with interest on such difference (to the extent permitted by applicable law) at the applicable Pass-Through Rate of such Class (the "Unpaid Interest Shortfall") less (b) the aggregate amount distributed on Distribution Dates subsequent to such prior Distribution Dates with respect to the Unpaid Interest Shortfall;

          (iii) such Class's percentage, calculated as provided in the related Prospectus Supplement, of (a) all scheduled payments of principal due on each outstanding Mortgage Loan or Contract that became due on the Due Date occurring in the month in which such Distribution Date occurs, (b) all partial principal prepayments received in the month preceding the month in which such Distribution Date occurs and (c) except for Special Hazard Mortgage Loans or Special Hazard Contracts covered by clause (iv) below, the Scheduled Principal Balance of each Mortgage Loan or Contract which, during the month preceding the month in which such Distribution Date occurs, (i) was the subject of a principal prepayment in full, (ii) became a Liquidated Mortgage Loan or Liquidated Contract or (iii) was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in "The Trust Funds" and "The Pooling and Servicing Agreement"); and

          (iv) if the Special Hazard Termination Date (as defined below) has occurred as a result of cumulative net losses on Special Hazard Mortgage Loans or Special Hazard Contracts exceeding the applicable Special Hazard Loss Amount (as defined below), such Class's specified percentage of the Net Liquidation Proceeds and Net Insurance Proceeds from any Mortgage Loan or Contract that became a Special Hazard Mortgage Loan or Special Hazard Contract during the month preceding the month in which such Distribution Date occurs, less the total amount of delinquent installments of principal in respect of such Special Hazard Mortgage Loan or Special Hazard Contract that were previously the subject of distributions to the holders of such Class of Certificates out of amounts otherwise distributable to the holders of the related Subordinated Certificates and less the portion of such Net Liquidation Proceeds and Net Insurance Proceeds allocable to interest on the Senior Certificates;

provided that, if such Distribution Date falls on or after the Cross-Over Date (i.e., the date on which the amount of principal payments on the Mortgage Loans or Contracts to which the holders of the related Subordinated Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates), then the Senior Class Distribution Amount will instead equal the lesser of (x) the Pool Distribution Amount and (y) the sum of the items referred to above plus the amount by which such Senior Certificates' outstanding principal balance as of such Distribution Date exceeds the Pool
Scheduled Principal Balance as of such Distribution Date. The "Scheduled Principal Balance" of a Mortgage Loan or Contract for any Distribution Date is the unpaid principal balance of such Mortgage Loan or Contract as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy, moratorium or similar waiver or grace period) as of the first day of the month preceding the month in which such Distribution Date occurs after giving effect to the payment of principal due on such first day of the month, any partial prepayments applied on or prior to such first day of the month, the addition to the principal of such Mortgage Loan or Contract on or prior to such first day of the month of any Deferred Interest, and irrespective of any delinquency in payment by the mortgagor or obligor. The "Pool Scheduled Principal Balance" as of any Distribution Date is the aggregate of the Scheduled Principal Balances of all Mortgage Loans or Contracts in a Trust Fund for such Distribution Date.

     If so provided in the applicable Prospectus Supplement, the Class of Senior Certificates will also be entitled to receive its specified percentage, referred to in clauses (y)(iii)(b) and (y)(iii)(c)(i) above, of all partial principal prepayments and all principal prepayments in full on the Mortgage Loans or Contracts in the related Trust Fund under the circumstances or for the period of time specified therein, which will have the effect of accelerating the amortization of the Class of Senior Certificates while increasing the respective interest evidenced by the Class of Subordinated Certificates in the related Trust Fund. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

     If the Special Hazard Termination Date would occur on any Distribution Date under the circumstances referred to in "Credit Support -- Subordination," the Senior Class Distribution Amount for each Class and Subclass of Senior Certificates of such Series calculated as set forth in the two preceding paragraphs will be modified to the extent described in such section.

     Amounts distributed to the Class of Senior Certificates on a Distribution Date will be deemed to be applied first to the payment of current interest, if any, due on such Certificates (i.e., the amount calculated pursuant to clause
(y)(i) of the third preceding paragraph), second to the payment of any Unpaid Interest Shortfall (i.e., the amount calculated pursuant to clause (y)(ii) of such paragraph) and third to the payment of principal, if any, due on such Certificates (i.e., the aggregate of the amounts calculated pursuant to clauses
(y)(iii) and (y)(iv) of such paragraph).

     As indicated above, in the event that the Pool Distribution Amount on any Distribution Date is not sufficient to make the full distribution of current interest to the holders of Senior Certificates entitled to payments of interest, the difference between the amount of current interest which the holders of such Certificates would have received on such Distribution Date if there had been sufficient funds available and the amount actually distributed will be added to the amount of interest which the holders of such Certificates are entitled to receive on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such interest shortfall so carried forward will bear interest (to the extent permitted by applicable law) at the Pass-Through Rate applicable to such Certificates or at such other rate as specified in the applicable Prospectus Supplement.

     If the Pool Distribution Amount is insufficient on any Distribution Date to make the full distribution of principal due to the holders of Senior Certificates, the percentage of principal payments to which the holders of the Senior Certificates would be entitled on the immediately succeeding Distribution Date will be increased, as more fully described below under "Credit Support -- Subordination -- Shifting Interest Certificates." This increase will have the effect of reducing, as a relative matter, the respective interest of the holders of the related Subordinated Certificates in future payments of principal on the related Mortgage Loans or Contracts. If the Pool Distribution Amount is not sufficient to make full distribution described above to the holders of the Class of Senior Certificates on any Distribution Date, unless otherwise provided in the applicable Prospectus Supplement, the holders of such Class will share in the funds actually available in proportion to the respective amounts that such Class would have received had the Pool Distribution Amount been sufficient to make the full distribution of interest and principal due to such Class.

     Unless otherwise provided in the related Prospectus Supplement, on each Distribution Date the holders of the related Class of Subordinated Certificates of a Series will be entitled to receive, out of the Pool Distribution Amount, all amounts remaining and available for distribution to them after deduction of the amounts required to be distributed to the holders of all Senior Certificates of such Series.

Example of Distribution to Standard Certificateholders

     The following chart sets forth an example of the application of the foregoing provisions to the first two months of the related Trust Fund's existence, assuming the Certificates are issued in the month of January, with a Distribution Date on the 25th of each month and a Determination Date on the 15th of each month:

January 1(A)............................ Cut-Off Date.
January 2 -- January 31(B).............. The Servicer receives any principal prepayments,  Net Liquidation
                                         Proceeds, Net Insurance Proceeds and
                                         Repurchase Proceeds.
January 31(C)........................... Record Date.
February 1 -- February 15(D)............ The Servicer receives scheduled  payments of principal  and
                                         interest due on February 1.
February 15(E).......................... Determination Date.
February 25(F).......................... Distribution Date.

Succeeding monthly periods follow the pattern of (B) through (F), except that the period in (B) begins on the first of the month.

(A) The initial unpaid principal balance of the Mortgage Loans or Contracts in a Trust Fund would be the aggregate unpaid principal balance of the Mortgage Loans or Contracts at the close of business on January 1, after deducting principal payments due on or before such date. Those principal payments due on or before January 1 and the related interest payments would not be part of the Trust Fund and would be remitted by the Servicer to the Depositor when received.

(B) Principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during this period would be credited to the Certificate Account for distribution to Certificateholders on the February 25 Distribution Date. To the extent funds are available from the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed on the related Distribution Date, the Servicer would make an additional payment to Certificateholders with respect to any Prepayment Interest Shortfall realized during this period.

(C) Distributions in the month of February will be made to Certificateholders of record at the close of business on this date.

(D) Scheduled monthly payments on the Mortgage Loans or Contracts due on February 1 will be deposited in the Certificate Account as received by the Servicer. Principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during this period, will be deposited in the Certificate Account but will not be distributed to Certificateholders on the February 25 Distribution Date. Instead, such amounts will be credited to the Certificate Account for distribution to Certificateholders on the March 25 Distribution Date.

(E) As of the close of business on February 15, a determination will be made of the amounts of Advances and the amounts of principal and interest which will be distributed to the Certificateholders. Those scheduled payments due on or before February 1 which have been received on or before February 15 and those principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during the period commencing January 2 and ending on January 31 will be distributed to Certificateholders on the February 25 Distribution Date. In addition, the amounts payable in respect of any form of credit enhancement will be calculated in accordance with the related Pooling and Servicing Agreement.

(F) Unless otherwise so specified in the related Prospectus Supplement, the Servicer or the Paying Agent, will make distributions to Certificateholders on the 25th day of each month, or if such 25th day is not a business day, on the next business day.

Distributions to Multi-Class Certificateholders

     Valuation of Mortgage Loans and Contracts

     If specified in the Prospectus Supplement relating to a Series of Certificates having one or more Classes or Subclasses of Multi-Class
Certificates, for purposes of establishing the principal amount of Mortgage Loans or Contracts that will be included in a Trust Fund for such Series, each Mortgage Loan or Contract to be included in such Trust Fund will be assigned an initial "Pool Value." Unless otherwise specified in the applicable Prospectus Supplement, the Pool Value of each Mortgage Loan or Contract in the Trust Fund for such Series will be the Stated Amount of Certificates of such Series which, based upon certain assumptions and regardless of any prepayments on such Mortgage Loans or Contracts, can be supported by the scheduled payments of principal and interest on such Mortgage Loans or Contracts (net of the Fixed Retained Yield on such Mortgage Loans or Contracts, if any, and the applicable Servicing Fee), together with reinvestment earnings thereon, if any, at the Assumed Reinvestment Rate for the period specified in the related Prospectus Supplement and amounts available to be withdrawn (if applicable) from any reserve fund for such Series, all as specified in the applicable Prospectus Supplement. In calculating the Pool Value of a Mortgage Loan or Contract included in the Trust Fund, future distributions on such Mortgage Loan or Contract will be determined based on scheduled payments on such Mortgage Loan or Contract. Any similar Mortgage Loans or Contracts may be aggregated into one or more groups (each, a "Pool Value Group") each of which will be assigned an aggregate Pool Value calculated as if all such Mortgage Loans or Contracts in the Pool Value Group constituted a single loan having the highest interest rate and the longest maturity of any such loan for such Pool Value Group. There are a number of alternative means of determining the Pool Value of a Mortgage Loan, Contract or Pool Value Group, including determinations based on the discounted present value of the remaining scheduled payments of principal and interest thereon and determinations based on the relationship between the Mortgage Rates or Contract Rates borne thereby and the Interest Rates of the MultiClass Certificates of the related Series. The Prospectus Supplement for each Series will describe the method or methods (and related assumptions) used to determine the Pool Values of the Mortgage Loans or Contracts or the Pool Value Groups for such Series.

     The "Assumed Reinvestment Rate" for a Series of Multi-Class Certificates will be the highest rate permitted by the nationally recognized statistical rating agency or agencies rating such Series of Multi-Class Certificates or a rate insured by means of a surety bond, guaranteed investment contract or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

     Distributions of Interest

     The Trustee will make distributions of interest on each Class of the Multi-Class Certificates from the date and at the rates per annum (calculated on the Stated Amount or Notional Amount of such Class) specified in, or as otherwise determined in the manner set forth in, the related Prospectus Supplement (and unless otherwise specified in such Prospectus Supplement, calculated on the basis of a 360-day year of twelve 30-day months) and in accordance with the priorities set forth in the related Prospectus Supplement. Interest on all Classes of MultiClass Certificates of a Series, other than Compound Interest Certificates, will be distributed on the Distribution Dates for such Series specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each Class of Compound Interest Certificates will be made on each Distribution Date after the Stated Amount of all Multi-Class Certificates of such Series having a Last Scheduled Distribution Date prior to the Last Scheduled Distribution Date of such Class of Compound Interest Certificates has been reduced to zero. Prior to that time, interest on such Class of Compound Interest Certificates will be added to the Stated Amount thereof on each Distribution Date. Such Class of Compound Interest Certificates will thereafter receive distributions of interest on the Stated Amount thereof as so adjusted.

     Distributions in Reduction of Stated Amount for a Series of Multi-Class Certificates not including a Subordination Feature

     The Stated Amount of a Multi-Class Certificate of a Series at any time will represent the maximum specified dollar amount (excluding interest distributions, but including, in the case of Compound Interest Certificates, interest which has not been distributed and which has been added to the Stated Amount thereof) to which the holder thereof is entitled from the cash flow on the assets included in the Trust Fund for such Series and will decline to the extent distributions in reduction of Stated Amount are received by such holder. The initial Stated Amount of each Class of Multi-Class Certificates will be specified in the applicable Prospectus Supplement. On each Distribution Date, distributions in reduction of Stated Amount of the Classes of Multi-Class Certificates will be made, to the extent funds are available, to the holders of the Multi-Class Certificates of such Series then entitled to receive such distributions, in the order and in the amounts specified in the related Prospectus Supplement. Distributions in reduction of Stated Amount may be allocated among Classes of Multi-Class Certificates in order to provide limited protection to certain Classes against an increase in the weighted average life of such Classes as a result of a slower than expected or scheduled rate of principal prepayments on the Mortgage Loans ("extension protection"). In addition, distributions in reduction of Stated Amount may be allocated among Classes of MultiClass Certificates in order to provide limited protection to certain Classes against a reduction in the weighted average life of such Classes as a result of a faster than expected or scheduled rate or principal prepayments on the Mortgage Loans ("call protection"). By virtue of such allocations of distributions in reduction of Stated Amount to provide extension protection and call protection to some Classes, the weighted average lives of certain other Classes may be more greatly affected by a faster or slower than expected or scheduled rate of principal prepayments on the Mortgage Loans. See "Prepayment and Yield Considerations -- Weighted Average Life of Certificates." Distributions in reduction of Stated Amount with respect to any Class or Subclass of Multi-Class Certificates will be made on a pro rata or random lot or such other basis as is specified in the applicable Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the aggregate amount that will be distributed in reduction of Stated Amount to holders of Multi-Class Certificates of a Series then entitled thereto on any Distribution Date for such Series will equal, to the extent funds are available, the sum of (i) the Multi-Class Certificate Distribution Amount (as defined herein) and (ii) if and to the extent specified in the related Prospectus Supplement, the applicable percentage of the Spread specified in such Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Multi-Class Certificate Distribution Amount" with respect to a Distribution Date for a Series of Multi-Class Certificates will equal the amount, if any, by which the Stated Amount of the Multi-Class Certificates of such Series (after taking into account the amount of interest to be added to the Stated Amount of any Class of Compound Interest Certificates on such Distribution Date and before giving effect to any distributions in reduction of Stated Amount on such Distribution Date) exceeds the Pool Value (as defined herein) of the Mortgage Loans or Contracts included in the Trust Fund for such Series as of the end of the period (a "Due Period") specified in the related Prospectus Supplement. For purposes of determining the Multi-Class Certificate Distribution Amount with respect to a Distribution Date for a Series of Certificates having one or more Classes of Multi-Class Certificates, the Pool Value of the Mortgage Loans or Contracts included in the Trust Fund for such Certificates will be reduced to take into account all distributions thereon received by the Trustee during the applicable Due Period.

     Unless otherwise specified in the applicable Prospectus Supplement, "Spread" with respect to a Distribution Date for a Series of Multi-Class Certificates will be the excess of (a) the sum of (i) all payments of principal and interest received on the related Mortgage Loans or Contracts (net of the Fixed Retained Yield, if any, and the applicable Servicing Fee, if any, with respect to such Mortgage Loans or Contracts) in the Due Period applicable to such Distribution Date and, in the case of the first Due Period, any amount deposited by the Depositor in the Certificate Account on the Closing Date, (ii) income from reinvestment thereof, if any, and (iii) to the extent specified in the applicable Prospectus Supplement, the amount of cash withdrawn from any reserve fund or available under any other form of credit enhancement for such Series since the prior Distribution Date (or since the Closing Date, in the case of the first Distribution Date) and required to be deposited in the Certificate Account for such Series, over (b) the sum of (i) all required to be deposited on the Multi-Class Certificates of such Series on such Distribution Date, (ii) the Multi-Class Certificate Distribution Amount for such Distribution Date, (iii) if applicable, any Special Distributions (as described below) in reduction of the Stated Amount of the Multi-Class Certificates of such Series made since the preceding Distribution Date (or since the Closing Date in the case of the first Distribution Date), including any accrued interest distributed with such Special Distributions, (iv) all administrative and other expenses relating to the Trust Fund payable during the Due Period preceding such Distribution Date, other than such expenses which are payable by the Servicer, if any, and (v) any amount required to be deposited into any reserve fund. Reinvestment income on any reserve fund will not be included in Spread except to the extent that reinvestment income is taken into account in calculating the initial amount required to be deposited in such reserve fund, if any.

     Subordination

     The Prospectus Supplement relating to a Series which includes one or more Classes or Subclasses of Multi-Class Certificates may specify that the rights of one or more of such Classes or Subclasses (or the related Residual Certificates of such Series) will be Senior to, or subordinated to, the rights of one or more other Classes of Certificates of such Series.

     If a Series which includes one or more Classes or Subclasses of Multi-Class Certificates includes a subordination feature, on each Distribution Date, distributions of interest, if any, will be made in accordance with the preferential priorities specified in the related Prospectus Supplement and from the date and at the Interest Rates specified therein or as otherwise specified therein and distributions in reduction of Stated Amount, if any, will be made to the holders of the Multi-Class Certificates in the amount and in the manner specified in and in accordance with the preferential distribution provisions described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement the Subordinated Amount will be reduced as the pool experiences losses, as well as through seasoning and prepayment of the Mortgage Loans or Contracts included in the Trust Fund.

     Special Distributions

     To the extent specified in the Prospectus Supplement relating to a Series which includes MultiClass Certificates which have less frequent than monthly Distribution Dates, any such Class or Subclass having Stated Amounts may receive special distributions in reduction of Stated Amount, together with accrued interest on the amount of such reduction ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Mortgage Loans or Contracts, the Trustee determines, based on assumptions specified in the applicable Pooling and Servicing Agreement, that the amount of cash anticipated to be available on the next Distribution Date for such Series to be distributed to the holders of such Multi-Class Certificates may be less than the sum of (i) the interest scheduled to be distributed to such holders and (ii) the amount to be distributed in reduction of Stated Amount of such Multi-Class Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Amount would be made on the next Distribution Date.

     To the extent specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may be subject to special distributions in reduction of the Stated Amount thereof at the option of the holders of such Certificates, or to mandatory distributions by the Servicer. Any such distributions with respect to a Series will be described in the applicable Prospectus Supplement and will be on such terms and conditions as described therein and specified in the Pooling and Servicing Agreement for such Series.

     Last Scheduled Distribution Date

     The "Last Scheduled Distribution Date" for each Class of Multi-Class Certificates of a Series having a Stated Amount, to the extent Last Scheduled Distribution Dates are specified in the applicable Prospectus Supplement, is the latest date on which (based upon the assumptions set forth in the applicable Prospectus Supplement) the Stated Amount of such Class is expected to be reduced to zero. Since the rate of distributions in reduction of Stated Amount of each such Class of Multi-Class Certificates will depend upon, among other things, the rate of payment (including prepayments) of the principal of the Mortgage Loans or Contracts, the actual last Distribution Date for any such Class may occur significantly earlier than its Last Scheduled Distribution Date. To the extent of any delays in receipt of any payments, insurance proceeds or liquidation proceeds with respect to the Mortgage Loans or Contracts included in any Trust Fund, the last Distribution Date for any such Class may occur later than its Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans or Contracts in the Trust Fund for any Series of Certificates will depend upon their particular characteristics, as well as on the prevailing level of Interest Rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of the Mortgage Loans or Contracts. See "Prepayment and Yield Considerations."

                                 CREDIT SUPPORT

Subordination

     Certificates other than Shifting Interest Certificates

     If so specified in the Prospectus Supplement relating to a Series of Certificates as to which the related Trust Fund consists of Mortgage Loans or Contracts, other than a Series of Shifting Interest Certificates, the rights of the holders of a Class of Subordinated Certificates to receive distributions will be subordinated to the rights of the holders of a Class of Senior Certificates, to the extent of the Subordinated Amount specified in such Prospectus Supplement. The Subordinated Amount will be reduced by an amount equal to Aggregate Losses and will be further reduced in accordance with a schedule described in the applicable Prospectus Supplement. Aggregate Losses as defined in the applicable Pooling and Servicing Agreement for any given period will equal the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the Senior Certificateholders paid or borne by the Subordinated Certificateholders (but excluding any payments of Senior Class Shortfall Accruals or interest thereon) ("Payment Deficiencies") during such period, whether such aggregate amount results by way of withdrawals from the Subordination Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reductions in amounts that would otherwise have been distributable to the Subordinated Certificateholders on any Distribution Date, or otherwise; less the aggregate amount of previous Payment Deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans or Contracts giving rise to such Previous Payment Deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal or interest payments, Liquidation Proceeds and insurance proceeds (net, in each case, of any applicable Fixed Retained Yield and any unpaid Servicing Fee to which the Servicer is entitled, foreclosure costs and other servicing costs, expenses and advances relating to such Mortgage Loans or Contracts).

     The protection afforded to the Senior Certificateholders by the subordination feature described above will be effected both by the preferential right, to the extent specified in the applicable Prospectus Supplement, of such Senior Certificateholders to receive current distributions on the related Mortgage Loans or Contracts that, but for such subordination, would otherwise have been distributable to the Subordinated Certificateholders from the related Trust Fund (to the extent of the Subordinated Amount for such Series) and (unless otherwise specified in the applicable Prospectus Supplement) by the establishment and maintenance of a Subordination Reserve Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the
Subordination  Reserve  Fund  will  not  be  a  part  of  the  Trust  Fund.  The
Subordination Reserve Fund may be funded initially with an initial deposit by the Depositor (the "Initial Deposit") in an amount set forth in the applicable Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) first equals or exceeds the Specified Subordination Reserve Fund Balance set forth in the applicable Prospectus Supplement, the Servicer will withhold all amounts that would otherwise have been distributable to the Subordinated Certificateholders and deposit such amounts (less any portions thereof required to be distributed to Senior Certificateholders as described below) in the Subordination Reserve Fund. The time necessary for the Subordination Reserve Fund of a Series to reach the applicable Specified Subordination Reserve Fund Balance for such Series after the initial issuance of the Certificates, and the period for which such balance is maintained, will be affected by the prepayment, delinquency and foreclosure or repossession experience of the Mortgage Loans or Contracts in the related Trust Fund and cannot be accurately predicted. Unless otherwise specified in the applicable Prospectus Supplement, after the amount in the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) for a Series first equals or exceeds the applicable Specified Subordination Reserve Fund Balance, the Servicer will withhold from the Subordinated Certificateholders and will deposit in the Subordination Reserve Fund such portion of the principal payments on the Mortgage Loans or Contracts otherwise distributable to the Subordinated Certificateholders as may be necessary to maintain the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) at the Specified Subordination Reserve Fund Balance. The Prospectus Supplement for each Series will set forth the amount of the Specified Subordination Reserve Fund Balance applicable from time to time and the extent, if any, to which the Specified Subordination Reserve Fund Balance may be reduced. Unless otherwise specified in the applicable Prospectus Supplement, the Specified Subordination Reserve Fund Balance for a Series will not be required to exceed the Subordinated Amount.

     If on any Distribution Date while the Subordinated Amount exceeds zero, there is a Senior Class Shortfall, the Senior Class Certificateholders will be entitled to receive from current payments on the Mortgage Loans or Contracts that would otherwise have been distributable to Subordinated Certificateholders the amount of such Senior Class Shortfall. If such current payments are insufficient, an amount equal to the lesser of: (i) the entire amount on deposit in the Subordination Reserve Fund available for such purpose; or (ii) the amount necessary to cover the Senior Class Shortfall will be withdrawn from the Subordination Reserve Fund. Amounts representing investment earnings on amounts held in the Subordination Reserve Fund will not be available to make payments to the Senior Certificateholders. If current payments on the Mortgage Loans or Contracts and amounts available in the Subordination Reserve Fund are insufficient to pay the entire Senior Class Shortfall, then amounts held in the Certificate Account for future distributions will be distributed as necessary to the Senior Certificateholders.

     In the event the Subordination Reserve Fund is depleted before the Subordinated Amount is reduced to zero, the Senior Certificateholders will continue to have a preferential right, to the extent specified in the applicable Prospectus Supplement, to receive current distributions of amounts that would otherwise have been distributable to the Subordinated Certificateholders to the extent of the then Subordinated Amount.

     After the Subordinated Amount is reduced to zero, the Senior Certificateholders of a Series will, unless otherwise specified in the applicable Prospectus Supplement, nonetheless have a preferential right to receive payment of Senior Class Shortfall Accruals and interest which has accrued thereon from amounts that would otherwise have been distributable to the Subordinated Certificateholders. The Senior Certificateholders will otherwise bear their proportionate share of any losses realized on the Trust Fund in excess of the Subordinated Amount.

     Unless otherwise specified in the related Prospectus Supplement, amounts held from time to time in the Subordination Reserve Fund for a Series will be held for the benefit of the Senior Certificateholders and Subordinated Certificateholders of such Series until withdrawn from the Subordination Reserve Fund as described below; provided, however, that the portion of the Initial Deposit, if any, which has not been recovered by the Servicer and any undistributed investment earnings attributable thereto will continue to be the property of the Servicer and will ultimately be recoverable by the Servicer.

     Amounts withdrawn from the Subordination Reserve Fund for a Series and deposited in the Certificate Account for such Series will be charged first against amounts in the Subordination Reserve Fund other than the Initial Deposit, if any, for such Series, and thereafter against such Initial Deposit.

     If so specified in the related Prospectus Supplement, if the Subordinated Amount for a Series is reduced to zero and funds remain in the Subordination Reserve Fund, an amount (the "Advance Reserve") equal to the lesser of (i) the amount of the Initial Deposit and (ii) such funds remaining in the Subordination Reserve Fund at the time the Subordinated Amount is reduced to zero, will remain in the Subordination Reserve Fund and be available in certain circumstances for withdrawal to make Advances.

     Any amounts in the Subordination Reserve Fund for a Series on a Distribution Date in excess of the Specified Subordination Reserve Fund Balance on such date prior to the time the Subordinated Amount for such Series is reduced to zero, and any amounts remaining in the Subordination Reserve Fund for such Series upon termination of the trust created by the applicable Pooling and Servicing Agreement, will be paid, unless otherwise specified in the applicable Prospectus Supplement, to the Subordinated Certificateholders of such Series in accordance with their pro rata ownership thereof, or, in the case of a Series with respect to which an election has been made to treat the Trust Fund as a REMIC, first to the Residual Certificateholders (to the extent of any portion of the Initial Deposit, if any, and undistributed reinvestment earnings attributable thereto), and second to the Subordinated Certificateholders of such Series, in each case in accordance with their pro rata ownership thereof. Amounts permitted to be distributed from the Subordination Reserve Fund for a Series will no longer be subject to any claims or rights of the Senior Certificateholders of such Series.

     Funds in the Subordination Reserve Fund for a Series will be invested as provided in the applicable Pooling and Servicing Agreement in certain types of eligible investments ("Eligible Investments"). If an election has been made to treat the Trust Fund (or one or more pools of segregated assets therein) as a

REMIC, no more than 30% of the income or gain of the Subordination Reserve Fund in any taxable year may be derived from the sale or other disposition of investments held for less than three months in the Subordination Reserve Fund. The earnings on such investments will be withdrawn and paid to the Subordinated Certificateholders of such Series or to the holders of the Residual Certificates, in the event that an election has been made to treat the Trust Fund (or a pool of segregated assets therein) with respect to such Series as a REMIC, in accordance with their respective interests. Investment income earned on amounts held in the Subordination Reserve Fund will not be available for distribution to the Senior Certificateholders or otherwise subject to any claims or rights of the Senior Certificateholders.

     Eligible Investments for monies deposited in the Subordination Reserve Fund will be specified in the applicable Pooling and Servicing Agreement and, unless otherwise provided in the applicable Prospectus Supplement, will mature no later than the next Distribution Date.

     Holders of Subordinated Certificates of a Series will not be required to refund any amounts which have been properly distributed to them, regardless of whether there are sufficient funds to distribute to Senior Certificateholders the amounts to which they are entitled.

     If specified in the related Prospectus Supplement, the Subordination Reserve Fund may be funded in any other manner acceptable to each Rating Agency and consistent with an election, if any, to treat the Trust Fund (or one or more pools of segregated assets therein) for such Series as a REMIC, as will be more fully described in such Prospectus Supplement.

     Shifting Interest Certificates

     If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Shifting Interest
Certificates to receive distributions with respect to the Mortgage Loans or Contracts in the related Trust Fund will be subordinated to such rights of the holders of the Senior Certificates of such Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor or obligor defaults.

     The protection afforded to the holders of Senior Certificates of such a Series by the subordination feature described above will be effected by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, current distributions on the related Mortgage Loans or Contracts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account and, to the extent described below, by the right of such holders to receive future distributions on the Mortgage Loans or Contracts that would otherwise have been payable to the holders of Subordinated Certificates.

     Losses realized on Liquidated Mortgage Loans or Liquidated Contracts (other than certain Liquidated Mortgage Loans that are Special Hazard Mortgage Loans or Liquidated Contracts that are Special Hazard Contracts as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans or Contracts to which such holders are entitled. Prior to the Cross-Over Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments on the related Mortgage Loans or Contracts will be entitled to receive, as part of their respective Senior Class Distribution Amounts payable on each Distribution Date in respect of each Mortgage Loan or Contract that became a Liquidated Mortgage Loan or Liquidated Contract in the preceding month (subject to the additional limitation described below applicable to Liquidated Mortgage Loans that are Special Hazard Mortgage Loans or Liquidated Contracts that are Special Hazard Contracts), their respective shares of the Scheduled Principal Balance of each such Liquidated Mortgage Loan or Liquidated Contract, together with interest accrued at the Pass-Through Rate for such Class, irrespective of whether Net Liquidation Proceeds and Net Insurance Proceeds realized thereon are sufficient to cover such amount. For a description of the full Senior Class Distribution Amount payable to holders of Senior Certificates of each Series, see "Description of the Certificates--Distributions to Standard Certificateholders -Shifting Interest Certificates."

     On each Distribution Date occurring on or after the Cross-Over Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments will generally receive, as part of their respective Senior Class Distribution Amounts, only their respective shares of the Net Liquidation Proceeds and Net Insurance Proceeds actually realized in respect of the applicable Liquidated Mortgage Loans or Liquidated Contracts after reimbursement to the Servicer of any previously reimbursed Advances made in respect of such Liquidated Mortgage Loans or Liquidated Contracts. See "Description of the Certificates--Distributions to Standard Certificateholders--Shifting Interest Certificates."

     In the event that a Mortgage Loan becomes a Liquidated Mortgage Loan or a Contract becomes a Liquidated Contract as a result of a hazard not insured against under a Standard Hazard Insurance Policy (a "Special Hazard Mortgage Loan" or "Special Hazard Contract"), the holders of Senior Certificates of each Class entitled to a percentage of principal payments on the related Mortgage Loans or Contracts will be entitled to receive in respect of each Mortgage Loan or Contract which became a Special Hazard Mortgage Loan or Special Hazard Contract in the preceding month, as part of their respective Senior Class Distribution Amounts payable on each Distribution Date prior to the Special Hazard Termination Date, their respective shares of the Scheduled Principal Balance of such Mortgage Loan or Contract, together with interest accrued at the applicable Pass-Through Rate, rather than their respective shares of Net Liquidation Proceeds and Net Insurance Proceeds actually realized. The Special Hazard Termination Date for a Series of Certificates will be the earlier to occur of (i) the date on which cumulative net losses in respect of Special Hazard Mortgage Loans or Special Hazard Contracts exceed the Special Hazard Loss Amount specified in the applicable Prospectus Supplement or (ii) the Cross-Over Date. Since the amount of the Special Hazard Loss Amount for a Series of Certificates is expected to be significantly less than the amount of principal payments on the Mortgage Loans or Contracts to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on other Liquidated Mortgage Loans or Liquidated Contracts as well as Special Hazard Mortgage Loans or Special Hazard Contracts), the holders of Subordinated Certificates of such Series will bear the risk of losses in the case of Special Hazard Mortgage Loans or Special Hazard Contracts to a lesser extent than they will bear losses on other Liquidated Mortgage Loans or Liquidated Contracts. Once the Special Hazard Termination Date has occurred, holders of Senior Certificates of each Class entitled to payments of principal will be entitled to receive, as part of their respective Senior Class Distribution Amounts, only their respective shares of Net Liquidation Proceeds and Net Insurance Proceeds realized on Special Hazard Mortgage Loans or Special Hazard Contracts (less the total amount of delinquent installments in respect of each Special Hazard Mortgage Loan or Special Hazard Contract that were previously the subject of distributions to the holders of the Senior Certificates and less the portion of such Net Liquidation Proceeds and Net Insurance Proceeds allocable to interest). The outstanding principal balance or notional amount of each such Class will, however, be reduced by such Class's specified percentage of the Scheduled Principal Balance of each such Special Hazard Mortgage Loan or Special Hazard Contract. See "Description of the Certificates--Distributions to Standard Certificateholders--Shifting Interest Certificates."

     If the cumulative net losses on all Mortgage Loans or Contracts in a Trust Fund that have become Special Hazard Mortgage Loans or Special Hazard Contracts in the months prior to the month in which a Distribution Date occurs would exceed the Special Hazard Loss Amount for a Series of Certificates, that portion of the Senior Class Distribution Amount as of such Distribution Date for each Class of Senior Certificates of such Series entitled to a percentage of principal payments on the Mortgage Loans or Contracts in the related Trust Fund attributable to Mortgage Loans or Contracts which became Special Hazard Mortgage Loans or Special Hazard Contracts in the month preceding the month of such Distribution Date will be calculated not on the basis of the Scheduled Principal Balances of such Special Hazard Mortgage Loans or Special Hazard Contracts but rather will be computed as an amount equal to the lesser of (a) such Class's percentage, calculated as provided in the related Prospectus Supplement, of the Scheduled Principal Balance of such Special Hazard Mortgage Loans or Special Hazard Contracts and (b) the sum of (i) the excess of the Special Hazard Loss Amount over the cumulative net losses on all Mortgage Loans or Contracts that became Special Hazard Mortgage Loans or Special Hazard Contracts in months prior to the month of such Distribution Date and (ii) the excess of (a) the product of the percentage of principal payments to which such Class is entitled multiplied by the aggregate Net Liquidation Proceeds and Net Insurance Proceeds (net of the portion of each thereof allocable to interest) of the Mortgage Loans or Contracts which became Special Hazard Mortgage Loans or Special Hazard Contracts in the month preceding the month of such Distribution Date over (b) the total amount of delinquent installments in respect of such Special Hazard Mortgage Loans or Special Hazard Contracts that were previously the subject of distributions to such Class paid out of amounts otherwise distributable to the holders of the related Subordinated Certificates.

     Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans or Contracts in a Trust Fund were exceptionally high and were concentrated in a particular month. See "Description of the Certificates--Distributions to Standard Certificateholders--Shifting Interest Certificates" for a description of the consequences of any shortfall of principal or interest.

     The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

Other Credit Enhancement

     In addition to subordination as discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alterative form of subordination and/or one or more of the methods described below.

     Limited Guarantee

     If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

     Letter of Credit

     Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

     Pool Insurance Policies

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans or Contracts in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan or Contract is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     Special Hazard Insurance Policies or Other Forms of Support for Special Hazard Losses

     If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties or Manufactured Homes caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties or Manufactured Homes are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     Surety Bonds

     If so specified in the Prospectus Supplement relating to a Series of Certificates, credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.

     Fraud Coverage

     If so specified in the applicable Prospectus Supplement, losses resulting fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans or Contracts may be covered to a limited extent by representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, by a reserve fund, letter of credit, or other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     Mortgagor Bankruptcy Bond

     If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans or Contracts in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency rating the Certificates of the related Series, which amount will be set forth in the related Prospectus Supplement. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     Other Insurance, Guarantees and Similar Instruments or Agreements

     If specified in the related Prospectus Supplement, a Trust Fund may include in lieu of some or all of the foregoing or in addition thereto third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any Class of Certificates has a floating interest rate, or if any of the Mortgage Loans or Contracts in the related Trust Fund has a floating interest rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Pass-Through Rates and Interest Rates

     Any Class of Certificates of a Series may have a fixed Pass-Through Rate or Interest Rate, or a Pass-Through Rate or Interest Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans or Contracts (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Rate or Net Contract Rate of the underlying Mortgage Loans or Contracts) or may receive interest payments with respect to the underlying Mortgage Loans or Contracts in such other manner specified in the applicable Prospectus Supplement.

     The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Rates or Contract Rates and Net Mortgage Rates or Net Contract Rates for the Mortgage Loans or Contracts underlying such Series as of the Cut-Off Date. Unless otherwise specified in the related Prospectus Supplement, each monthly interest payment on a Mortgage Loan or Contract will generally be calculated as the product of one-twelfth of the applicable Mortgage

Rate or Contract Rate at the time of such calculation and the then unpaid principal balance on such Mortgage Loan or Contract. The Net Mortgage Rate or Net Contract Rate with respect to each Mortgage Loan or Contract will be similarly calculated on a loan-by-loan basis, by subtracting from the applicable Mortgage Rate or Contract Rate, the Fixed Retained Yield, if any, payable to the Depositor or other person or entity specified in the Prospectus Supplement and any Servicing Fee applicable to each Mortgage Loan or Contract. If the Trust Fund includes adjustable-rate Mortgage Loans or Contracts or includes Mortgage Loans or Contracts with different Net Mortgage Rates or Net Contract Rates, the weighted average Net Mortgage Rate or Net Contract Rate may vary from time to time as set forth below. See "The Trust Funds." The Prospectus Supplement for a Series will also specify the initial Pass-Through Rate or Interest Rate for each Class of Certificates of such Series having a Pass-Through Rate or Interest Rate and will specify whether each such Pass-Through Rate or Interest Rate is fixed or is variable.

     The Net Mortgage Rate or Net Contract Rate for any adjustable rate Mortgage Loan or Contract will change with any changes in the index specified in the related Prospectus Supplement on which such Mortgage Rate or Contract Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Rate or Contract Rate or other limitations described in the related Prospectus Supplement. The weighted average Net Mortgage Rate or Net Contract Rate with respect to any Series may vary due to changes in the Net Mortgage Rates or Net Contract Rates of adjustable rate Mortgage Loans or Contracts, to the timing of the Mortgage Rate or Contract Rate readjustments of such Mortgage Loans or Contracts and to different rates of payment of principal of fixed or adjustable rate Mortgage Loans or Contracts bearing different Mortgage Rates or Contract Rates.

     If the Trust Fund for a Series includes adjustable rate Mortgage Loans or Contracts, any limitations on the periodic changes in a mortgagor's or obligor's monthly payment, any limitations on the adjustments to the Net Mortgage Rates or Mortgage Rates or to the Net Contract Rates or Contract Rates, any provision that could result in Deferred Interest and the effects, if any, thereof on the yield on Certificates of the related Series will be discussed in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, no distribution of principal and only a partial distribution of interest will be made to Certificateholders with respect to a negatively amortizing Mortgage Loan or Contract. Distribution of the portion of scheduled interest at the applicable Net Mortgage Rate or Net Contract Rate representing Deferred Interest with respect to such Mortgage Loan or Contract will be passed through to the Certificateholders on the Distribution Date following the Due Date on which it is received. Such Deferred Interest will bear interest at the Net Mortgage Rate or Net Contract Rate for such Mortgage Loan or Contract. For federal income tax purposes, Deferred Interest may constitute interest income to the Trust Fund and to Certificateholders at the time that it accrues, rather than at the time that it is paid. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made--Deferred Interest," "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Deferred Interest" and "--Taxation of Residual Certificates--Deferred Interest."

Scheduled Delays in Distributions

     At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates (other than certain Classes of Residual Certificates) will be required to pay accrued interest at the applicable Pass-Through Rate or Interest Rate for such Class from the Cut-Off Date for such Series to, but not including the date of issuance. With respect to Standard Certificates, the effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because while interest will accrue at such Pass-Through Rate from the first day of each month through the last day of such month (unless otherwise specified in the related Prospectus Supplement), principal and interest distributions with respect to such month will not be made until the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of the month following the month of accrual (or until such other Distribution Date specified in the applicable Prospectus Supplement). If so specified in the related Prospectus Supplement, a Class of Multi-Class Certificates may be entitled to distributions on each Distribution Date of interest accrued during a period (an "Interest Accrual Period" specified in such Prospectus Supplement ending on such Distribution Date or ending on a date preceding such Distribution Date. In the latter case the effective yield to such Certificateholders will be below the yield otherwise produced by the applicable initial public offering prices and Interest Rates because (i) on the first Distribution Date the time period upon which interest payable is calculated will be less than the time elapsed since the commencement of accrual of interest, (ii) the interest that accrues during the Interest Accrual Period will not be paid until a date following such Interest Accrual Period specified in the related Prospectus Supplement, and (iii) during each Interest Accrual Period following the first Interest Accrual Period, in the case of a Class of Multi-Class Certificates currently receiving distributions in reduction of Stated Amount, interest is based upon a Stated Amount which is less than the Stated Amount of such Certificates actually outstanding, since the distribution in reduction of Stated Amount made on the following Distribution Date is deemed to have been made, for interest accrual purposes only, at the end of the preceding Interest Accrual Period. The Prospectus Supplement for each Series of Certificates will set forth the nature of any scheduled delays in distribution and the impact on the yield of such Certificates.

Interest Shortfalls Due to Principal Prepayments

     When a Mortgage Loan or Contract is prepaid in full, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, Liquidation Proceeds and Insurance Proceeds are also likely to include interest only to the time of payment. When a Mortgage Loan or Contract is prepaid in part, and such prepayment is applied as of a date other than the Due Date occurring in the month of receipt or the Due Date occurring in the month following the month of receipt, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to Certificateholders if such Mortgage Loan or Contract were outstanding, or if such partial prepayment were applied, on the succeeding Due Date. To mitigate this reduction in yield, the Pooling and Servicing Agreement relating to a Series will provide, unless otherwise specified in the applicable Prospectus Supplement, that with respect to any principal prepayment or liquidation of any Mortgage Loan or Contract underlying the Certificates of such Series, the Servicer will pay into the Certificate Account for such Series to the extent funds are available for such purpose from the related aggregate Servicing Fees (or portion thereof as specified in the related Prospectus Supplement) which the Servicer is entitled to receive relating to mortgagor or obligor payments or other recoveries distributed on the related Distribution Date, such amount, if any, as may be necessary to assure that the amount paid into the Certificate Account with respect to such Mortgage Loan or Contract includes an amount equal to interest at the Net Mortgage Rate or Net Contract Rate for such Mortgage Loan or Contract for the period from the date of such prepayment or liquidation to but not including the next Due Date. See "Servicing of the Mortgage Loans and Contracts -- Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts."

Weighted Average Life of Certificates

     Weighted average life of a Certificate refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of the principal amount or Stated Amount of such Certificate is distributed to the investor. The weighted average life and the yield to maturity of any Class of the Certificates of a Series will be influenced by, among other things, the rate at which principal on the Mortgage Loans or Contracts included in the Mortgage Pool or Contract Pool for such Certificate is paid, which is determined by scheduled amortization and prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like).

     The Mortgage Loans or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable Prospectus Supplement or as described in the following paragraph, no Mortgage Loan or Contract will provide for a prepayment penalty and all fixed rate Mortgage Loans or Contracts will contain due-on-sale clauses permitting the holder to accelerate the maturity of the Mortgage Loan or Contract upon conveyance of the Mortgaged Property or Manufactured Home.

     Some of the Mortgage Loans may call for Balloon Payments. Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally.

     Some of the Mortgage Loans included in the Trust Fund may, in the event one or more are required to be repurchased or otherwise removed from the Trust Fund, require the payment of a release premium.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series which includes more than one Class or Subclass of Multi-Class Certificates will describe one or more such prepayment standards or models and will contain tables setting forth the weighted average life of each such Class or Subclass and the percentage of the original aggregate Stated Amount of each such Class or Subclass that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Contracts are made at rates corresponding to various percentages of the prepayment standard or model specified in the related Prospectus Supplement.

     There is, however, no assurance that prepayment of the Mortgage Loans or Contracts underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the related Prospectus Supplement. A number of economic, geographic, social and other factors may affect prepayment experience. These factors may include homeowner mobility, economic conditions, changes in mortgagor's or obligor's housing needs, job transfers, unemployment, mortgagor's or obligor's net equity in the properties securing the mortgages or contracts, servicing decisions, enforceability of due-on-sale clauses , market interest rates, the magnitude of related taxes, and the availability of funds for refinancing. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates or Contract Rates on the Mortgage Loans or Contracts underlying a Series of Certificates, the prepayment rates of such Mortgage Loans or Contracts are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans or Contracts. It should be noted that Certificates of a Series may evidence an interest in a Trust Fund with different Mortgage Rates or Contract Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of Mortgage Rates or Contract Rates of the Mortgage Loans or Contracts. In addition, the terms of the Pooling and Servicing Agreement will require the Servicer to enforce any due-on-sale clause to the extent specified therein. See "Servicing of the Mortgage Loans and Contracts -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans and Contracts" and "Certain Legal Aspects of the Mortgage Loans and Contracts -- Due-On-Sale Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans or Contracts.

     A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount or, if applicable, their parity price, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount or, if applicable, their parity price. Parity price is the price at which a Certificate will yield its coupon, after giving effect to any payment delay. In addition, the yield to investors in a Class of Certificates which bears interest at a variable Interest Rate or at a variable Pass-Through Rate, will also be affected by changes in the index on which any such variable Interest Rate, or variable Pass-Through Rate is based. Changes in the index may not correlate with changes in prevailing mortgage interest rates or financing rates for manufactured housing, and the effect, if any, thereof on the yield of the Certificates will be discussed in the related Prospectus Supplement. The yield on certain types of Certificates may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable Prospectus Supplement.

     At the request of the mortgagor or obligor, the Servicer may refinance the Mortgage Loans or Contracts in any Trust Fund by accepting prepayments thereon and making new loans secured by a Mortgage on the same property or a security interest in the same Manufactured Home. Upon such refinancing, the new loans will not be included in the Trust Fund. A mortgagor or obligor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan or Contract.

     The Depositor may be obligated and the applicable Unaffiliated Seller will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans or Contracts. In addition, the terms of certain insurance policies relating to the Mortgage Loans or Contracts may permit the applicable insurer to purchase delinquent Mortgage Loans or Contracts. The proceeds of any such repurchase will be deposited in the related Certificate Account and such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan or Contract. See "The Trust Funds -- Assignment of the Mortgage Loans and Contracts." In addition, if so specified in the applicable Prospectus Supplement, the Servicer will have the option to purchase all, but not less than all, of the Mortgage Loans or Contracts in any Trust Fund under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 86OF(a)(4)(A). See "The Pooling and Servicing Agreement -- Termination; Purchase or other Disposition of Mortgage Loans and Contracts."

                                 USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, substantially all of the net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Loans or Contracts represented by the Certificates of such Series or to reimburse amounts previously used to effect such a purchase, the costs of carrying the related Mortgage Loans or Contracts until the sale of the Certificates and other expenses connected with pooling the related Mortgage Loans or Contracts and issuing the Certificates.

                                  THE DEPOSITOR

     Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at 199 Water Street, New York, New York 10292. Its telephone number is (212) 214-7835.

     As described herein under "The Trust Funds -- Assignment of the Mortgage Loans and Contracts" and "-- Representations and Warranties", the only obligations, if any, of the Depositor with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans or Contracts under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Mortgage Pool, Contract Pool or Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     As specified in the related Prospectus Supplement the Servicer with respect to any Series of Certificates relating to Mortgage Loans or Contracts may be an affiliate of the Depositor. As described under "The Trust Funds," the Depositor anticipates that it may acquire Mortgage Loans and Contracts through or from an affiliate.

     Neither the Depositor nor Prudential Securities Group Inc. nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.

                             UNDERWRITING GUIDELINES

Mortgage Loans Secured by Residential Properties

     The Depositor expects that all Mortgage Loans included in a Mortgage Pool will have been originated in accordance with the underwriting procedures described herein, subject to such variations as are specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus

Supplement, all or a representative sample of the Mortgage Loans comprising the Mortgage Pool for a Series will be reviewed by or on behalf of the Depositor to determine compliance with such underwriting procedures and standards and compliance with other requirements for inclusion in the related Mortgage Pool.

     Except as otherwise set forth in the related Prospectus Supplement, it is expected that each originator of Mortgage Loans will have applied, in a standard procedure which complies with applicable federal and state law and regulations, underwriting procedures that are intended to evaluate the mortgagor's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. A prospective mortgagor will have been required to fill out an application designed to provide to the original lender pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor will have been required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification will have been obtained in the case of individual borrowers which reports the mortgagor's current salary, length of such employment and whether it was expected that the mortgagor will continue such employment in the future. If a prospective borrower was self-employed, the mortgagor will have been required to submit copies of signed tax returns. The mortgagor may also have been required to authorize verification of deposits at financial institutions where the mortgagor has demand or savings accounts.

     In determining the adequacy of the Mortgaged Property as collateral, except in the instance of certain small second loan applications, an appraisal will have been made of each Mortgaged Property considered for financing. Each appraiser will have been selected in accordance with predetermined guidelines established by or acceptable to the Unaffiliated Seller for appraisers. The appraiser will have been required to inspect the Mortgaged Property and verify that it was in good condition and that construction, if new, has been completed. The appraisal is based on the market value of the comparable properties, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the Mortgaged Property.

     In determining the adequacy of the Mortgaged Property as collateral, the originator shall, in the case of second or more junior loans, look at the combined Loan-to-Value Ratio in determining whether the Mortgage Loan exceeds lending guidelines. Furthermore, when considering such second or more junior loans, confirm that payment has been timely made on the senior liens.

     Once all applicable employment, credit and property information was received, a determination would have been made as to whether the prospective mortgagor had sufficient monthly income available (i) to meet its monthly obligations on the Mortgage Loan (determined on the basis of the monthly payments due in the year of origination and taking into consideration, payments due on any senior liens) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) in the case of individual mortgagors, to meet monthly housing expenses and other financial obligations and monthly living expenses. When two individuals cosign loan documents, the income and expenses of both individuals may be included in the computation. Underwriting guidelines generally similar to traditional underwriting guidelines used by FNMA and FHLMC which were in effect at the time of origination of each Mortgage Loan will generally have been used, except that the ratios at origination of the amounts described in clauses (i) and (ii) above to the applicant's stable monthly gross income may exceed in certain cases the then applicable FNMA and FHLMC guidelines. With respect to a vacation or second home, no income derived from the property will have been considered for underwriting purposes.

     Other credit considerations may cause departure from the traditional guidelines. If the Loan-to-Value Ratio and/or term of the Mortgage Loan is less than a percentage specified in the related Prospectus Supplement, certain aspects of review relating to monthly income assets may be foregone and standard ratios of monthly or total expenses to gross income may not be applied. The
Depositor may permit an Unaffiliated Seller's underwriting standards to otherwise vary in certain cases to the extent specified in the related Prospectus Supplement.

     The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor will require that the

Unaffiliated Sellers represent and warrant that underwriting standards applied to each Mortgage Loan purchased by the Depositor from such Unaffiliated Seller (including Mortgage Loans secured by Mortgaged Properties located in anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of such Mortgage Loan.

     Certain of the types of loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors will have the ability to make larger monthly payments in subsequent years. In some instances, however, a mortgagor's income may not be sufficient to make loan payments as such payments increase.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by subordination provisions, insurance policies or other credit support, such losses will be borne, at least in part, by the holders of the Certificates of the related series.

Contracts

     The underwriting guidelines utilized in connection with the origination of the Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

                  SERVICING OF THE MORTGAGE LOANS AND CONTRACTS

     The following summaries describe certain provisions of the Pooling and Servicing Agreements which relate to Trust Funds comprised of Mortgage Loans or Contracts. The summaries do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Pooling and Servicing Agreement for each Series and the related Prospectus
Supplement, which may further modify the provisions summarized below. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Each Pooling and Servicing Agreement executed and delivered with respect to each Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the Certificates of such Series.

The Servicer

     The Servicer under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. The Servicer with respect to each Series will service the Mortgage Loans or Contracts contained in the Trust Fund for such Series. For Trust Funds comprised of Mortgage Loans, the Servicer will be a seller/servicer approved by FNMA or FHLMC. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers (each a "Sub-Servicer"), but will not be relieved of its liabilities with respect thereto.

     The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Pooling and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Certificateholders will constitute an Event of Default by the Servicer under the related Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- Events of Default -- Mortgage Loans or Contracts" and " -- Rights Upon Event of Default -- Mortgage Loans or Contracts."

Payments on Mortgage Loans and Contracts

     The Servicer or the Trustee will, as to each Series of Certificates, establish and maintain, or cause to be established and maintained, a separate trust account or accounts in the name of the Trustee (collectively, the "Certificate Account"), which must be maintained with a depository institution (the "Certificate Account Depository") acceptable to the Rating Agency rating the Certificates of such Series. Such account or accounts will be maintained with a Certificate Account Depository (i) whose long-term debt obligations at the time of any deposit therein are rated not lower than the rating on the related Series of Certificates at the time of the initial issuance thereof, (ii) the deposits in which are insured by the Federal Deposit Insurance Corporation (the "FDIC") through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an opinion of counsel, the Trustee for the benefit of the Certificateholders of the related Series has a claim with respect to funds in the Certificate Account for such Series, or a perfected security interest in any collateral (which shall be limited to Eligible Investments) securing such funds, that is superior to the claims of any other depositor or general creditor of the Certificate Account Depository with which the Certificate Account is maintained or (iii) which is otherwise acceptable to the Rating Agency or Agencies.

     A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in certain Eligible Investments. Any such Eligible Investments shall mature not later than the business day preceding the next Distribution Date and no such investment shall be sold or disposed of prior to the maturity date of such Eligible Investment; however, in the event that an election has been made to treat the Trust Fund (or a segregated pool of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Fund (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund (or segregated pool of assets) to tax, or cause the Trust Fund (or segregated pool of assets) to fail to qualify as a REMIC. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the Servicer or its designee as additional servicing compensation. All losses from any such investment will be deposited by the Servicer into the Certificate Account immediately as realized. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one Series of Certificates.

     Each Sub-Servicer servicing a Mortgage Loan or Contract will be required by the Servicer to establish and maintain one or more separate accounts which may be interest bearing and which comply with the standards with respect to Certificate Accounts set forth above (collectively, the "Sub-Servicing Account"). Each Sub-Servicer will be required to credit to the related Sub-Servicing Account on a daily basis the amount of all proceeds of Mortgage Loans or Contracts received by the Sub-Servicer, less its servicing compensation. The Sub-Servicer shall remit to the Servicer by wire transfer of immediately available funds all funds held in the Sub-Servicing Account with respect to each Mortgage Loan or Contract on a monthly remittance date which shall occur on or before two business days preceding the Determination Date occurring in such month.

     The Servicer will deposit in the Certificate Account for each Series of Certificates any amounts representing scheduled payments of principal and interest on the Mortgage Loans or Contracts due after the applicable Cut-Off Date but received prior thereto, and, on a dally basis, the following payments and collections received or made by it with respect to the Mortgage Loans or Contracts subsequent to the applicable Cut-Off Date (other than payments due on or before the Cut-Off Date):

          (i) all payments on account of principal, including prepayments, and interest, net of any portion thereof retained by a Sub-Servicer as its servicing compensation and net of any Fixed Retained Yield;

          (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or Contracts or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans or Contracts received from the mortgagor or obligor other than amounts required to be paid to the mortgagor or obligor pursuant to the terms of the applicable Mortgage Loan or Contract or otherwise pursuant to law ("Liquidation Proceeds"), and further reduced by expenses incurred in connection with such liquidation, other reimbursed servicing costs associated with such liquidation, certain amounts applied to the restoration, preservation or repair of the Mortgaged Property or Manufactured Home, any unreimbursed
     Advances with respect to such Mortgage Loan or Contract and, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Certificate Account, any unpaid Servicing Fees, in respect of the related Mortgage Loans or Contracts or the related Mortgaged Properties or Manufactured Homes ("Net Liquidation Proceeds");

          (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan or Contract ("Insurance Proceeds"), other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or Manufactured Home or released to the mortgagor or obligor in accordance with the applicable Pooling and Servicing Agreement, and further reduced by expenses incurred in connection with collecting on related insurance policies, any unreimbursed Advances with respect to such Mortgage Loan or Contract and in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Certificate Account, any unpaid
     Servicing Fees, in respect of such Mortgage Loan or Contract ("Net Insurance Proceeds");

          (iv) all amounts required to be deposited therein from any related reserve fund, and amounts available under any other form of credit enhancement applicable to such Series;

          (v) all Advances made by the Servicer;

          (vi) all amounts withdrawn from Buy-Down Funds or other funds described in the related Prospectus Supplement, if any, with respect to the Mortgage Loans or Contracts, in accordance with the terms of the respective agreements applicable thereto;

          (vii) all Repurchase Proceeds; and

          (viii) all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement.

     Notwithstanding the foregoing, the Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee and/or to withhold and pay to the owner thereof any Fixed Retained Yield from any payment or other recovery on account of interest as received and prior to deposit in the Certificate Account or (b) to withdraw the applicable Servicing Fee and/or any Fixed Retained Yield from the Certificate Account after the entire payment or recovery has been deposited therein; however, with respect to each Trust Fund (or a segregated pool of assets therein) as to which a REMIC election has been made, the Servicer will, in each instance, withhold and pay to the owner thereof the Fixed Retained Yield prior to deposit of the related payment or recovery in the Certificate Account.

     Advances, amounts withdrawn from any reserve fund, and amounts available under any other form of credit enhancement will be deposited in the Certificate Account not later than the business day preceding the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Certificate Account not later than the business day next following the day of receipt and posting by the Servicer.

     If the Servicer deposits in the Certificate Account for a Series any amount not required to be deposited therein, it may at any time withdraw such amount from such Certificate Account.

     The Servicer is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement:

          (i) to reimburse itself for Advances;

          (ii) to reimburse itself from Liquidation Proceeds for expenses incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan or Contract or property acquired in respect thereof and for amounts expended in good faith in connection with the restoration of damaged property, to reimburse itself from Insurance Proceeds for expenses incurred by the Servicer in connection with the restoration, preservation or repair of the related Mortgage Properties or Manufactured Homes and expenses incurred in connection with collecting on the related insurance policies and, to the extent that Liquidation Proceeds or Insurance Proceeds after such reimbursement are in excess of the unpaid principal balance of the related Mortgage Loans or Contracts together with accrued and unpaid interest thereon at the applicable Net Mortgage Rate or Net Contract Rate through the last day of the month in which such Liquidation Proceeds or Insurance Proceeds were received, to pay to itself out of such excess the amount of any unpaid Servicing Fees and any assumption fees, late payment charges or other mortgagor or obligor charges on the related Mortgage Loans or Contracts;

          (iii) to pay to itself the applicable Servicing Fee and/or pay the owner thereof any Fixed Retained Yield, in the event the Servicer is not required, and has elected not, to withhold such amounts out of any payment or other recovery with respect to a particular Mortgage Loan or Contract prior to the deposit of such payment or recovery in the Certificate Account;

          (iv) to reimburse itself and the Depositor for certain expenses (including taxes paid on behalf of the Trust Fund) incurred by and recoverable by or reimbursable to it or the Depositor, as the case may be;

          (v) to pay to the Depositor or the Unaffiliated Seller with respect to each Mortgage Loan or Contract or property acquired in respect thereof that has been repurchased by the Depositor or the Unaffiliated Seller, as the case may be, all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan or Contract was determined;

          (vi) to pay itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

          (vii) to make withdrawals from the Certificate Account in order to make distributions to Certificateholders; and

          (viii) to clear and terminate the Certificate Account.

     The Servicer will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Servicer, to Certificateholders of a Series. If the Paying Agent for a Series is the Trustee of such Series, such Paying Agent will be authorized to make withdrawals from the Certificate Account in order to make distributions to Certificateholders. If the Paying Agent for a Series is not the Trustee for such Series, the Servicer will, prior to each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

     The Servicer will cause any Paying Agent which is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

          (1) hold all amounts deposited with it by the Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement;

          (2) give the Trustee notice of any default by the Servicer in the making of such deposit; and

          (3) at any time during the continuance of any such default, upon written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

Advances and Limitations Thereon

     Unless otherwise provided in the applicable Prospectus Supplement, the Servicer will advance on or before the business day preceding each Distribution Date its own funds (an "Advance") or funds held in the Certificate Account for future distribution or withdrawal and which are not included in the Pool Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal and interest which were due during the related Due Period, that were delinquent on the Determination Date and were not advanced by any Sub-Servicer, to the extent that the Servicer determines that such advances will be reimbursable from late collections, Insurance Proceeds, Liquidation Proceeds or otherwise.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the applicable Prospectus Supplement, advances of the Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans or Contracts respecting which such amounts were advanced, or from any amounts in the Certificate Account to the extent that the Servicer shall determine that any such advances previously made are not ultimately recoverable from late collections, Insurance Proceeds, Liquidation Proceeds or otherwise. If advances have been made by the Servicer from excess funds in the Certificate Account, the Servicer will replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date.

Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts

     When a mortgagor or obligor prepays a Mortgage Loan or Contract in full, the mortgagor or obligor pays interest on the amount prepaid only to the date on which such principal prepayment is made. Similarly, Liquidation Proceeds from a Mortgaged Property or Manufactured Home will not include interest for any period after the date on which the liquidation took place, and Insurance Proceeds may include interest only to the date of settlement of the related claims. Further, when a Mortgage Loan or Contract is prepaid in part, and such prepayment is applied as of a date other than a Due Date, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to Certificateholders if such Mortgage Loan or Contract were outstanding, or if such partial prepayment were applied, on the succeeding Due Date. Unless otherwise specified in the applicable Prospectus Supplement, in order to mitigate the adverse effect to Certificateholders of a Series resulting from the prepayment or liquidation of a Mortgage Loan or Contract or settlement of an insurance claim with respect thereto, the amount of the aggregate Servicing Fees will be reduced by an amount equal to the accrual of interest on any prepaid or liquidated Mortgage Loan or Contract at the Net Mortgage Rate for such Mortgage Loan or the Net Contract Rate for such Contract from the date of its prepayment or liquidation or the date of such insurance settlement to the next Due Date (the "Prepayment Interest Shortfall"). Such reductions in the aggregate Servicing Fees will be made by the Servicer with respect to the Mortgage Loans or Contracts under the applicable Pooling and Servicing Agreement, but only to the extent that the aggregate Prepayment Interest Shortfall does not exceed the aggregate Servicing Fees relating to mortgagor or obligor payments or other recoveries distributed on the related Distribution Date. The amount of the offset against the aggregate Servicing Fees will be included in the scheduled distributions to Certificateholders on the Distribution Date on which the related principal prepayments, Liquidation Proceeds or Insurance Proceeds are passed through to Certificateholders. See "Prepayment and Yield Considerations." Payments with respect to any Prepayment Interest Shortfall will not be obtained by means of any subordination of the rights of Subordinated Certificateholders or any other credit enhancement arrangement (except to the extent such credit enhancement pays interest with respect to a Mortgage Loan or Contract in excess of the related Net Mortgage Rate or Net Contract Rate and such excess would otherwise be paid to the Servicer as a Servicing Fee).

Reports to Certificateholders

     Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, a statement setting forth the following information, if applicable, will be included with each distribution to Certificateholders of record of such Series:

          (i) to each holder of a Certificate other than a Multi-Class Certificate, the amount of such distribution allocable to principal of the related Mortgage Loans or Contracts, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans or Contracts, and the aggregate unpaid principal balance of the Mortgage Loans or Contracts after giving effect to the principal distributions on such Distribution Date;

          (ii) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Amount are then being made, the amount of such interest distribution and distribution in reduction of Stated Amount, and the Stated Amount of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date;

          (iii) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Amount of Certificates outstanding of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Amount the Stated Amount of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the Stated Amount of such Compound Interest Certificates on such Distribution Date;

          (iv) to each holder of a Multi-Class Certificate which is a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date),

               (a) the information contained in the report delivered pursuant to clause (ii) above;

               (b) the interest accrued on such Class of Compound Interest Certificates with respect to such Distribution Date and added to the Stated Amount of such Compound Interest Certificate; and

               (c) the Stated Amount of such Class of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon;

          (v) to each holder of a Certificate, the aggregate amount of the Servicing Fees paid with respect to such Distribution Date;

          (vi) to each holder of a Certificate, the amount by which the Servicing Fee has been reduced by the aggregate Prepayment Interest Shortfall for the related Distribution Date;

          (vii) the aggregate amount of any Advances by the Servicer included in the amounts actually distributed to the Certificateholders;

          (viii) to each holder of each Senior Certificate (other than a Shifting Interest Certificate):

               (a) the amount of funds, if any, otherwise distributable to Subordinated Certificateholders and the amount of any withdrawal from the Subordination Reserve Fund, if any, included in amounts actually distributed to Senior Certificateholders;

               (b) the Subordinated Amount remaining and the balance in the Subordination Reserve Fund, if any, following such distribution; and

               (c) the amount of any Senior Class Shortfall with respect to, and the amount of any Senior Class Carryover Shortfall outstanding prior to, such Distribution Date;

          (ix) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement or from any reserve fund other than the Subordination Reserve Fund:

               (a) the  amounts  so  distributed  under  any such form of credit
          enhancement   or  from  any  such  reserve  fund  on  the   applicable
          Distribution Date; and

               (b) the amount of coverage remaining under any such form of credit enhancement and the balance in any such fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

          (x) in the case of a Series of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

          (xi) the book value of any collateral acquired by the Trust Fund through foreclosure or otherwise; and

          (xii) the number and aggregate principal amount of Mortgage Loans or Contracts one month and two or more months delinquent.

     In addition, within a reasonable period of time after the end of each calendar year, a report will be furnished to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to clauses (i) through (xii) above, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other information as required to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, the Trustee with respect to a Series will be required to sign the federal income tax returns with respect to such REMIC. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Administrative Matters."

Reports to the Trustee

     No later than 15 days after each Distribution Date for a Series, the Servicer will provide the Trustee of such Series with a report setting forth the status of the related Certificate Account and the related Subordination Reserve Fund, if any, and any other reserve fund as of the close of business on such Distribution Date, stating that all distributions required to be made by the Servicer under the applicable Pooling and Servicing Agreement have been made (or if any required distribution has not been made by the Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits to and withdrawals from the Certificate Account for each category of deposits and withdrawals specified in the Pooling and Servicing Agreement. Such statement shall also include information as to (i) the aggregate unpaid principal balances of all the Mortgage Loans or Contracts as of the close of business on the last day of the month preceding the month in which such Distribution Date occurs (or such other day as may be specified in the applicable Pooling and Servicing Agreement); and (ii) the amount of any Subordination Reserve Fund and any other reserve fund, as of such Distribution Date (after giving effect to the distributions on such Distribution Date). Copies of such reports may be obtained by Certificateholders upon request in writing addressed to the related Trustee at its mailing address provided in the related Prospectus Supplement.

Collection and Other Servicing Procedures

     The Servicer, directly or through Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Pooling and Servicing Agreement and any applicable agreement governing any form of credit enhancement, follow such collection procedures as it follows with respect to mortgage loans or manufactured housing contracts serviced by it that are comparable to the Mortgage Loans or Contracts, as the case may be. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan or Contract and (ii) arrange with a mortgagor or obligor a schedule for the liquidation of deficiencies running for not more than six months after the applicable Due Date.

     Pursuant to the Pooling and Servicing Agreement, the Servicer, to the extent permitted by law, will establish and maintain or will cause to be established and maintained one or more escrow accounts (collectively, the "Servicing Account") in which the Servicer will be required to deposit or cause to be deposited payments by mortgagors or obligors, as applicable, for taxes, assessments, mortgage and hazard insurance premiums and other comparable items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in the Servicing Account, if required, to repair or otherwise protect the Mortgaged Properties or Manufactured Homes and to clear and terminate such account. The Servicer will be responsible for the administration of each Servicing Account. The Servicer will be obligated to advance certain amounts which are not timely paid by mortgagors or obligors, to the extent that the Servicer determines that such amounts will be recoverable out of Insurance Proceeds, Liquidation Proceeds, or otherwise. Alternatively, if specified in the applicable Pooling and Servicing Agreement, in lieu of establishing a Servicing Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans and Contracts

     Each Pooling and Servicing Agreement will provide that, when any Mortgaged Property or Manufactured Home is conveyed by the mortgagor or obligor, the Servicer will exercise its rights to accelerate the maturity of such Mortgage Loan or Contract under any "due-on-sale" clause applicable thereto, if any, unless (a) it is not exercisable under applicable law or (b) such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or Contract. In any such case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property or Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note or Contract and, unless prohibited by applicable state law, the mortgagor or obligor remains liable thereon, provided that the Mortgage Loan or Contract will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy, and the Mortgage Rate or Contract Rate with respect to such Mortgage Loan or Contract and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of any pool insurer and any primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor or obligor is released from liability and such person is substituted as mortgagor or obligor and becomes liable under the Mortgage Note or Contract.

     The Servicer is obligated under the Pooling and Servicing Agreement for each Series to realize upon defaulted Mortgage Loans or Contracts to the extent provided therein. However, in the case of foreclosure or of damage to a Mortgaged Property or Manufactured Home from an uninsured cause, the Servicer is not required to expend its own funds to foreclose, repossess or restore any damaged property, unless it reasonably determines (i) that such foreclosure, repossession or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan or Contract after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds. In the event that the Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to charge the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

     The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments against any mortgagor or obligor, and the Servicer is not required under the Pooling and Servicing Agreement to seek deficiency judgments.

     With respect to a Trust Fund (or one or more segregated pools of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property or Manufactured Home as a result of a default or imminent default of any Mortgage Loan or Contract secured by such Mortgaged Property or Manufactured Home, the Trustee generally will be required to dispose of such property with two years following its acquisition by the Trust Fund. The Servicer also will be required to administer the Mortgaged
Property or  Manufactured  Home in a manner  which does not cause the  Mortgaged
Property or Manufactured Home to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Fund of any "net income from foreclosure property" within the meaning of Code Section 860G(c). In general, this would preclude the holding of the Mortgaged Property or Manufactured Home as a dealer in such property or the receipt of rental income based on the profits of the lessee.

     The Servicer may modify, waive or amend the terms of any Mortgage Loan or Contract without the consent of the Trustee or any Certificateholder. Such modification, waiver or amendment shall only be given if the Servicer determines that it is in the best interests of Certificateholders and, generally, only if the Mortgage Loan is in default or the Service has determined that default is reasonably foreseeable.

Servicing Compensation and Payment of Expenses

     For each Series of Certificates, the Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans or Contracts until termination of the applicable Pooling and Servicing Agreement, subject, unless otherwise specified in the applicable Prospectus Supplement, to adjustment as described under "Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts" above. The Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan or Contract by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Certificate Account for such Series or (b) withdrawing the Servicing Fee from the Certificate Account after the entire interest payment has been deposited in the Certificate Account. The Servicer may also pay itself out of the Liquidation Proceeds or Insurance Proceeds with respect to a Mortgage Loan or Contract, or withdraw from the Certificate Account, the Servicing Fee in respect of such Mortgage Loan or Contract or other recoveries with respect thereto to the extent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee with respect to the Mortgage Loans or Contracts underlying the Certificates of a Series will be specified in the applicable Prospectus Supplement. Any additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise will be retained by the Servicer to the extent not required to be deposited in the Certificate Account.

     In addition to amounts payable to any Sub-Servicer, the Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans or Contracts underlying a Series, including, without limitation, payment of the hazard insurance policy premiums and fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, payment of the fees and disbursements of the Trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Certificateholders. However, certain of these expenses may be reimbursable to the Servicer pursuant to the terms of the applicable Pooling and Servicing Agreement. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans or Contracts. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Fund will suffer a loss to the extent that Net Liquidation Proceeds and Net Insurance Proceeds are less than the principal balance of the related Mortgage Loan or Contract, plus accrued interest thereon at the Net Mortgage Rate or Net Contract Rate. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of any Mortgaged Property or Manufactured Home, such right of reimbursement being prior to the rights of the Certificateholders to receive Liquidation Proceeds and Insurance Proceeds. The Servicer is also entitled to reimbursement from the Certificate Account of Advances, of advances made by it to pay taxes or insurance premiums with respect to any Mortgaged Property or Manufactured Home and of certain losses against which it is indemnified by the Trust Fund.

Evidence as to Compliance

     The Mortgage Loans

     Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning with the first such date occurring at least six months after the related Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Pooling and Servicing Agreement) was conducted in compliance with the terms of such agreements other than exceptions that are immaterial and any significant exceptions of errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     The Contracts

     Each Pooling and Servicing Agreement relating to a Series of Certificates representing interests in a Contract Pool will provide that on or before a specified date in each year, beginning with the first such date after the related Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm is of the opinion that the system of internal accounting controls in effect on the date of such statement relating to the servicing procedures performed by the Servicer under the Pooling and Servicing Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the Trust Fund and that nothing has come to their attention that would cause them to believe that such servicing has not been conducted in compliance with the provisions of the Pooling and Servicing Agreement, other than such exceptions as shall be set forth in such report.

     Each Pooling and Servicing Agreement will also provide for delivery to the Trustee annually on or before the specified date therein, a statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of the annual accountants' statement and the statement of officers of the Servicer may be obtained by Certificateholders without charge upon written request to the Servicer at the address of the Servicer set forth in the related Prospectus Supplement.

Certain Matters Regarding the Servicer and the Depositor

     The  Servicer  may not resign  from its  obligations  and duties  under the
Pooling and Servicing Agreement for each Series (other than its duties as Certificate Registrar for such Series, if it is acting as such), except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Trustee for such Series or a successor Servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement. If the Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for servicing the Mortgage Loans or Contracts, it may appoint another institution as Servicer, as described under "The Pooling and Servicing Agreement -- Rights Upon Event of Default -- Mortgage Loans or Contracts" below.

     The Pooling and Servicing Agreement will provide that neither the Depositor, the Servicer (if the Series of Certificates relates to Mortgage Loans or Mortgage Contracts) nor any director, officer, employee or agent of either of them will be under any liability to the Trust Fund or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor, the Servicer or any director, officer, employee or agent of the Depositor or Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Depositor, the Servicer and any director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Depositor and the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Depositor and the Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Fund arising from such right of reimbursement will be allocated pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

     Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets, or otherwise, of the Servicer will be the successor of the Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity is qualified to service mortgage loans for FNMA or FHLMC and that the applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such event is not adversely affected thereby.

     The Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series
(A) in connection with a sale or transfer of a substantial portion of its mortgage or manufactured housing servicing portfolio; provided that (i) in the case of a transfer by a Servicer of Mortgage Loans, the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, (ii) the purchaser or transferee is reasonably satisfactory to the Depositor and the Trustee for such Series and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) the applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of such assignment, sale or transfer or (B) to any affiliate of the Servicer, provided that the conditions contained in clauses (i) through (iii) above are met. In the case of any such assignment or delegation, the Servicer will be released from its obligations under the Pooling and Servicing Agreement except for liabilities and obligations incurred prior to such assignment and delegation.

                       THE POOLING AND SERVICING AGREEMENT

Events of Default

     Mortgage Loans or Contracts

     Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Mortgage Loans or Contracts include (i) any failure by the Servicer to remit to the Trustee or to any Paying Agent for distribution to Certificateholders any required payment which continues unremedied for 5 days; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 30 days (or 10 days in the case of a failure to maintain any pool insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates ("Voting Interests") aggregating not less than 25% of the Voting Interests represented by all Certificates for such Series; (iii) any breach of representation or warranty of the Servicer relating to such Servicer's authority to enter into, and its ability to perform its obligations under, such Pooling and Servicing Agreement; (iv) certain events of insolvency, readjustments of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to any its obligations and (v) if specified in the applicable Pooling and Servicing Agreement, any failure by the Servicer to remit to the Trustee the amount of any Advance by the business day preceding the applicable Distribution Date.

Rights Upon Event of Default

     Mortgage Loans or Contracts

     So long as Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 25% of the Voting Interests in the Trust Fund for such Series may terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans or Contracts (other than the Servicer's right to recovery of any Initial Deposit for such Series and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to monthly servicing compensation not to exceed the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the private or public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, (i) in the case of a Servicer of Mortgage Loans, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 and which is a FNMA- and FHLMC-approved seller/servicer or (ii) in the case of a Servicer of Contracts, an institution with a net worth of at least $15,000,000 which has serviced for at least one year immediately prior thereto a portfolio of manufactured housing loans of not less than $100,000,000, to act as successor to the Servicer under the provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans or Contracts. In the event such public bid procedure is utilized, the successor Servicer would be entitled to servicing compensation in an amount equal to the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement, and the Servicer would be entitled to receive the net profits, if any, received from the sale of its servicing rights and obligations under the Pooling and Servicing Agreement.

     During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would be unjustly prejudicial to the nonassenting Certificateholders or if, under certain circumstances, the Trustee receives conflicting directions from different groups of Certificateholders.

     No Certificateholders of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

     Each Pooling and Servicing Agreement may be amended by the Depositor, the Servicer (with respect to a Series of Certificates relating, to the Mortgage Loans or Contracts) and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any over provision therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or modify the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) to add to, modify or eliminate any provisions therein restricting transfers of certain Certificates, which are inserted in response to the Code provisions described below under "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates," or (vi) to make any other provisions with respect to matters or questions arising under such
Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. The Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer, where applicable, and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating, any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans or Contracts that are required to be distributed on any Certificates, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in clause (i) above without the consent of the holders of Certificates aggregating not less than 66-2/3% of the Voting Interests evidenced by such Class or Subclass, or (iii) reduce the aforesaid percentage of the Certificates, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of the Class or Subclass affected then outstanding. Notwithstanding the foregoing, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer, where applicable, and the Trustee provided that such action is approved by holders of Certificates evidencing 100% of the Percentage Interest of each Class that, as evidenced by an opinion of counsel, is adversely affected in any material respect by such action. For purposes of giving any such consent (other than a consent to an action which would adversely affect in any material respect the interests of the

Certificateholders of any Class, while the Servicer or any affiliate thereof is the holder of Certificates aggregating not less than 66- 2/3% of the Percentage Interest of such Class), any Certificates registered in the name of the Servicer or any affiliate thereof shall be deemed not to be outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Fund to tax or cause the Trust Fund (or one or more segregated pools of assets therein) to fail to qualify as a REMIC.

Termination; Purchase or Other Disposition of Mortgage Loans and Contracts

     The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate upon the earlier of (i) the later of the final payment or other liquidation of the last Mortgage Loan or Contract subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract and (ii) any purchase or disposition described in the following paragraph. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the late survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Depositor and specified in the notice of termination.

     If so  provided  in the  related  Prospectus  Supplement,  the  Pooling and
Servicing Agreement for each Series of Certificates will permit, but not require, the person or persons specified in such Prospectus Supplement to purchase from the Trust Fund for such Series, or will require the Trust Fund to sell, all remaining Mortgage Loans or Contracts at the time subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. In the event that an election has been made to treat the related Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase or disposition will be effected only upon receipt by the Trustee of an opinion of counsel that such purchase (i) will be part of a "qualified liquidation" or other evidence as defined in Code Section 860F(a)(4)(A), (ii) will not otherwise subject the Trust Fund (or segregated asset pool) to tax, or
(iii) will not cause the Trust Fund (or segregated asset pool) to fail to qualify as a REMIC. The exercise of such right or such disposition will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised, or the obligation to sell will arise, only after the aggregate principal balance of the Mortgage Loans or Contracts for such Series at the time of purchase is less than a specified percentage of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the related Prospectus Supplement. See "Prepayment and Yield Considerations."

The Trustee

     The Trustee under each Pooling and Servicing Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Servicer or any of their respective affiliates.

     With respect to a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer (with respect to a Series of Certificates relating to Mortgage Loans or Contracts) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Fund for state-tax reasons. Upon becoming aware of such circumstances, the Servicer or Depositor, as the case may be, will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the Voting Interest in the Trust Fund, except that, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Fund necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and surplus, or shall be a member of a bank holding system with an aggregate combined capital and surplus, of at least $50,000,000 and will be subject to supervision or examination by federal or state authorities.

            CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans or Contracts.

The Mortgage Loans

     General

     The Mortgage Loans will, in general, be secured by either first, second or more junior mortgages, deeds of trust, or other similar security agreements depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower; and the mortgagee, who is the lender. In a mortgage state instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grant the property, irrevocably until the debt is paid,, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgage's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

     Foreclosure

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state be laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having, a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

     Foreclosure on Shares of Cooperatives

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease of occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti- Deficiency Legislation and Other Limitations on Lenders" below.

     Rights of Redemption

     In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

     Junior Mortgages; Rights of Senior Mortgages

     The Mortgage Loans are secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary and junior mortgagees or junior beneficiaries are seldom given notice of defaults or senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors. It is standard practice of the Sellers to protect their interest by attending any sale of which they have notice or appearing and bidding for, or redeeming, the property if it is in their best interest to do so.

     The standard form of the mortgage or deed of trust used by most institutional lenders, (including the sellers) confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgages will have the prior right to collect and apply any insurance proceeds payable under a hazard insurance policy to restore or repair the property if feasible, and to collect any remaining insurance proceeds or any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or trust deed.

     The form of mortgage or deed of trust used by most institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" cause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

     Another provision sometimes included in the form of the mortgage or deed of trust used by institutional lenders (and included in some of the forms used by the Sellers) obligates the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligations itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgage under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the Federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage of deed of trust. Certain environmental protection laws may also impose liability for cleanup expenses on owners by foreclosure on real property, which liability may exceed the value of the property involved. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     "Due-on-Sale" Clauses

     The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Act are enforceable, within certain limitations as set forth in the Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Act nor the FHLBB regulations promulgated thereunder actually names the Window Period States, FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were:
Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New

Mexico, Utah and Washington. Under the Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

     By virtue of the Act, the Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children becomes an owner of the property in each case where the transferee(s) will occupy the property, (iii) a number resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Act and the regulations thereunder. The extent of the effect of the Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS (as successor to the FHLBB) is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose Stated Rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to impose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

     Unless otherwise specified in the applicable Prospectus Supplement, each Unaffiliated Seller will represent and warrant in the related Loan Sale Agreement that all Mortgage Loans sold by such Unaffiliated Seller to the Depositor were originated in full compliance with applicable state laws, including usury laws. See "The Trust Funds -- Representations and Warranties."

     Adjustable Rate Loans

     The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

     Enforceability of Certain Provisions

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

     Courts have Unposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have sustained their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

The Contracts

     General

     As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or a designated custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

     Security Interests in the Manufactured Homes

     The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Servicer fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Certificates and if so described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Servicer will represent that at the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

     The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee will amend the certificates of title to identify the Trustee or the Trust Fund as the new secured party, and neither the Depositor nor the Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Servicer (or the Unaffiliated Seller) which continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In many states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home might not be effective or perfected or that, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home might not be effective against creditors of the Servicer (or the Unaffiliated Seller) or a trustee in bankruptcy of the Servicer (or the Unaffiliated Seller).

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Servicer (or the Unaffiliated Seller) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Certificateholders could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee (or its custodian) must surrender possession of the certificate of title or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Pooling and Servicing Agreement, the Servicer is obligated to take steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufacturer Home and liens for personal property taxes take priority over a perfected security interest. The Unaffiliated Seller will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

     Enforcement of Security Interests in Manufactured Homes

     The  Servicer  on behalf of the  Trustee,  to the  extent  required  by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debted thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

     Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

     The  Contracts,  in general,  prohibit  the sale or transfer of the related
Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to.

     In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Unaffiliated Seller will represent that all of the Contracts comply with applicable usury law.

     Formaldehyde Litigation with Respect to Contracts

     A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     The holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the person specified in the related Prospectus Supplement, and the Certificateholders would suffer a loss only to the extent that (i) such person breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) such person, the Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Installment Contracts

     Mortgage Loans and Contracts

     The Mortgage Loan and Contracts may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower" for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclosure in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statute, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

     Environmental Risks

     Real property pledged for a Mortgaged Loan or Contract as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which have been the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any Mortgage Loan or the inability to foreclose against such property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan.

     Under the laws of certain states, failure to perform the remediation required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any Hazardous Material, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, or "Environmental Condition") may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. The value of a Mortgaged Property as collateral for a Mortgage Loan could therefore be adversely affected by the existence of any such Environmental Condition.

     The state of the law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, could be Unposed on a secured lender such as the Trust Fund. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly contained

CERCLA's secured-creditor exemption. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., disagreeing with the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender. On April 29, 1992, the United States Environmental Protection Agency (the "EPA") issued a final rule interpreting and delineating CERCLA's secured-creditor exemption. The final rule defines a specific the range of permissible actions that may be undertaken by a holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. Issuance of this rule by the EPA under CERCLA would not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the second-creditor exemption.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the documents in the Mortgage Document File. Similarly, in some states anti-deficiency legislation and other statues requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "Anti- Deficiency Legislation and Other Limitations on Lenders" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities by the lender.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan or Contract (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan or Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans or Contracts in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan or Contract during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan or Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property or Manufactured Home in a timely fashion.

Type of Mortgaged Property

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties. Finally, Mortgaged Properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

Certain Matters Relating to Insolvency

     The Unaffiliated Seller of the Mortgage Loans or Contracts and the Depositor intend that the transfer of such Mortgage Loans or Contracts to the Trust Fund constitute a sale rather for a pledge of the Mortgage Loans or Contracts to secure indebtedness of the seller of the Mortgage Loans or Contracts. However, if the Unaffiliated Seller were to become a debtor under the federal bankruptcy code or be placed in a conservatorship or receivership under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), as the case may be, it is possible that a creditor, receiver, conservator or trustee-in-bankruptcy of such seller may argue that the sale of the Mortgage Loans or Contracts by the Unaffiliated Seller is a pledge of the Mortgage Loans or Contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Certificateholders.

     Under FIRREA the FDIC as receiver or conservator of a Servicer subject to its jurisdiction may enforce a contract notwithstanding any provision of the contract providing for termination thereof by reason of the insolvency of, or appointment of a receiver or conservator for, the Servicer. Consequently, provisions in a Pooling and Servicing Agreement providing for an Event of Default upon certain events of insolvency, receivership or conservatorship of the Servicer may not be enforceable against the FDIC as receiver or conservator to the extent that the exercise of such rights is based solely upon the insolvency of or appointment of a receiver or conservator for the Servicer. In addition, the FDIC may transfer the assets and liabilities of an institution in receivership or conservatorship to another institution.

Bankruptcy Laws

     Numerous statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and the consequences thereof caused by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien. In a case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rent and leases related to the Mortgaged Property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

     To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the federal bankruptcy laws, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgage property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited by a formula.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer to the Trust Fund of any payments made by the mortgagor under the related Mortgage Loan. Moreover, some recent court decisions suggest that even a non-collusive, regularly conducted foreclosure sale may be challenged in a bankruptcy proceeding as a "fraudulent conveyance," regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent and within one year (or within any longer state statutes of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this discussion, references to a "Securityholder" or a "Holder" are to the beneficial owner of a Security.

     The following discussion addresses securities of three general types: (i) securities ("Grantor Trust Securities") representing interests in a Trust Estate (a "Grantor Trust Estate") which the Sponsor will covenant not to elect to have treated as a real estate mortgage investment conduit (REMIC); (ii) securities ("REMIC Securities") representing interests in a Trust Estate, or a portion thereof, which the Sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); and (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Mortgage Loans. This Prospectus does not address the tax treatment of partnership interests or interests in a FASIT. Such a discussion will be set forth in the related Prospectus Supplement for any Trust issuing Securities characterized as partnership interests or interests in a FASIT. The Prospectus Supplement for each series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related Trust Estate and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or "ownership interest" in the FASIT. Pursuant to the Small Business Job Protection Act of 1996, enacted on August 20, 1996 (the "1996 Act"), a FASIT election can be made on or after September 1, 1997.

Grantor Trust Securities

     With respect to each series of Grantor Trust Securities, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement) the related Grantor Trust Estate will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each Holder of a Grantor Trust Security will generally be treated as the owner of an interest in the Mortgage Loans included in the Grant or Trust Estate.

     For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Estate, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Estate and interest paid to the Holders of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust Estate will be referred to as a "Grantor Trust Strip Security."

     Special Tax Attributes

     Unless otherwise disclosed in a related Prospectus Supplement, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (a) Grantor Trust Fractional Interest Securities will represent interests in (i) "loans . .
 .  secured  by an  interest  in real  property"  within  the  meaning of section
7701(a)(19)(C)(v)   of  the  Code;   and  (ii)   "obligations   (including   any
participation or certificate of beneficial ownership therein) which . . . are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and (b) interest on Grantor Trust Fractional Interest Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. In addition, the Grantor Trust Strip Securities will be "obligations (including any participation or certificate of beneficial ownership therein) . . . principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

     The 1996 Act repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans."

     Taxation of Holders of Grantor Trust Securities

     Holders of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Gran or Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a Holder acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds 2% of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

     Holders of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code.
Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "--Discount and Premium," below.

     Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Mortgage Loans and
(ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

     Sales of Grantor Trust Securities

     Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

     Grantor Trust Reporting

     The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribu ion allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Master Servicer deems necessary or desirable to enable Holders of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC Securities

     If provided in a related Prospectus Supplement, an election will be made to treat a Trust Estate as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement), assuming compliance with the Pooling and Servicing Agreement, the Trust Estate will be treated as a REMIC for federal income tax purposes. A Trust Estate for which a REMIC election is made will be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a REMIC Regular Security) or a residual interest (a REMIC Residual Security).

     A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "- Taxes on a REMIC Trust." Generally, the total income from the Mortgage Loans in a REMIC Trust will be taxable to the Holders of the Securities of that series, as described below.

     Regulations issued by the Treasury Department (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

Special Tax Attributes

     REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs.

     The 1996 Act repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans."

     Taxation of Holders of REMIC Regular Securities

     Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership inter sts in the REMIC Trust or its assets. Holders of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "--Discount and Premium," below.

     Taxation of Holders of REMIC Residual Securities

     Daily Portions. xcept as indicated below, a Holder of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the Holder owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual Holders (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Holder by virtue of this paragraph will be treated as ordinary income or loss.

     The requirement that each Holder of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding, even though the Holder of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

     The Trustee will provide to Holders of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

     Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual Securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the Related Prospectus Supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the Prospectus Supplement should be substituted for the issue price.

     Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

     A Holder of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Mortgage Loan expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

     Basis Rules and Distributions. A Holder of a REMIC Residual Security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the Holder and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a Holder is not included in gross income to the extent it does not exceed such Holder's basis in the REMIC Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

     A Holder of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Holder's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

     Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a Holder of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such Holder. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

     In general, Holders of REMIC Residual Securities with excess inclusion income cannot offset such income by losses from other activities. For Holders that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such Holder is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a Holder of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICS held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

     The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear how significant value would be determined for these purposes. If no such rule is applicable, excess inclusions should be calculated as discussed above.

     In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

     Pass-Through of Servicing and Guaranty Fees to Individuals. A Holder of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such Holder only to the extent that such fees, along with certain of such Holder's other miscellaneous itemized deductions exceed 2% of such Holder's adjusted gross income. In addition, a Holder of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such Holder's alternative minimum tax liability. A Holder's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and
(ii) allocating the daily amount among the Holders in proportion to their respective holdings on such day.

     Taxes on a REMIC Trust

     Prohibited Transactions. The Code imposes a tax on a RE IC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

     Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a Holder of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

     Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     Sales of REMIC Securities

     General. Except as provided below, if a Regular or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Holders of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

     Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Holder of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such Holder's income. In addition, gain recognized on such a sale by a Holder of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such Holder, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

     If a Holder of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such Holder purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

     Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a recordholder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

     The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the related Prospectus Supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and
(ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

     Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "--Discount and Premium" and "--Taxation of Holders of REMIC Residual Securities-- Excess Inclusions."

     The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the Holders of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each Holder that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to Holders of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a Holder of a REMIC Residual Security or in a fiduciary capacity. Each Holder of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

     Each Holder of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level. Unless otherwise specified in the related Prospectus Supplement, the Trustee does not intend to register any REMIC Trust as a tax shelter pursuant to section 6111 of the Code.

     Termination

     In general, no spec al tax consequences will apply to a Holder of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the Trust Estate. If a Holder of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such Holder in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the Holder of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.

Debt Securities

     General

     With respect to each series of Debt Securities, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement) the Securities will be classified as debt of the Sponsor secured by the related Mortgage Loans. Consequently, the Debt S curities will not be treated as ownership interests in the Mortgage Loans or the Trust. Holders will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "--Discount and Premium," below.

     Special Tax Attributes

     As described above, Grantor Trust Securities will possess certain specia tax attributes by virtue of their being ownership interests in the underlying Mortgage Loans. Similarly, REMIC Securities will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

     Sale or Exchange

     If a Holder of a Debt Security sells or ex hanges such Security, the Holder will recognize gain or loss equal to the difference, if any, between the amount received and the Holder's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

     In general (except as described in "--Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

Discount and Premium

     A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a Holder so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

     Original Issue Discount

     In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue pri e also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Settlement Date to the first Payment Date.

     Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Mortgage Loans prepay at the rate specified in the related Prospectus Supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities and applicable by analogy to Grantor Trust Securities. Investors in Grantor Trust Securities should be aware that there can be no assurance that the rules described below will be applied to such Securities. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and
(y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

     Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Sponsor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Sponsor makes no representation, however, that the Mortgage Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

     Each Securityholder must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original Holder, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Securityholders, brokers and middlemen information with respect to the original issue discount accruing on the Securities. Unless otherwise disclosed in the related Prospectus Supplement, the Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date.

     Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

     A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

     Market Discount

     A Holder that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allo ate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Securities information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Securities Purchased at a Premium

     A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "--Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

     Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a Holder would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to Holders of such Securities in accordance with the rules described in the preceding paragraph.

     Special Election

     A Holder may elect to include in gross income al "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A Holder should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

     Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

     Grantor Trust, REMIC Regular and Debt Securities

     Interest, including origin l issue discount, distributable on Grantor Trust, REMIC Regular or Debt Securities received by a Holder who or which is not a United States person, as defined below (other than a foreign bank and certain other persons), generally will not be subject to the normal 30 percent United States withholding tax (or lower treaty rate) imposed with respect to such payments, provided that such Holder fulfills certain certification requirements. Under such requirements, the Holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. If income or gain with respect to a security is effectively connected with a United States trade or business carried on by a Holder who or which is not a United States person, the 30 percent withholding tax will not apply but such Holder will be subject to United States federal income tax at graduated rates applicable to United States persons.

     For this purpose, "United States person" means a person who or which is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to United States federal income tax, regardless of the source of its income. Proposed Treasury regulations, which would be effective for payments made after December 31, 1997, if adopted in their current form, would provide alternative certification requirements and means for claiming the exemption from federal income and withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Grantor Trust, REMIC Regular or Debt Security.

     REMIC Residual Securities

     Amounts distributed to a Holder of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest f r purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security to a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the REMIC Residual Security (e.g., Mortgage Loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Holders of REMIC Residual Securities--Excess Inclusions."

     THE FEDERAL INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on those employee benefit plans to which they apply ("Plans") and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements.

     Before purchasing any Certificates, a Plan fiduciary should determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

Certain Requirements Under ERISA

     General

     In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans or Contracts, as discussed in the related Prospectus Supplement and in "Prepayment and Yield Considerations" herein.

     Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Servicer (if any) or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Servicer (if any) or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Delegation of Fiduciary Duty

     Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code.

     The U.S. Department of Labor (the "Department") has published final regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether or not from the issuer or an underwriter, less than 25% of the value of each class of equity interest is held by "benefit plan investors," which are defined as Plans, individual retirement accounts, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Administrative Exemptions

     Individual Administrative Exemptions. Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an "Individual Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Individual Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility. An Individual Exemption does not apply to Plans sponsored by the Restricted Group (as defined below) or the Trustee.

     Some of the conditions that must be satisfied for an Individual Exemption to apply are the following:

          (1) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

          (2) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of Standard & Poor's Ratings Services ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, L.P. ("Fitch");

          (3) The Trustee is not an affiliate of any of the Depositor, the underwriter specified in the applicable Prospectus Supplement, the Servicer (if any), any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group"); and

          (4) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     If the conditions to an Individual Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a Mortgage Pool, the acquisition, holding and resale of the Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

     Moreover, an Individual Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements, (i) a Plan's investment in Certificates of any class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (ii) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or served by the same person.

     PTE 83-1. Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA.

     The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple classes that evidence a beneficial undivided fractional interest in a mortgage pool of one- to four-family residential mortgage loans and entitle the holder thereof to both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments.

     However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Fund or only of a specified percentage of future principal payments on a Trust Fund, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Fund which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or
(d) Certificates which are subordinated to other classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

     PTE 83-1 sets forth certain "general conditions" and "specific conditions" to its applicability. Section 11 of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of 1% of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

Exempt Plans

     Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements and assets of such plans may be invested in Senior Certificates without regard to the ERISA considerations described above, subject to the provisions of other applicable federal and state law.

Unrelated Business Taxable Income -- Residual Certificates

     The purchase of a Residual Certificate by such plans, or by most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not a "Disqualified Organization" which term includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans, as discussed herein under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries carefully consider the consequences under ERISA of their acquisition and ownership of Certificates.

     The sale of Certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plan generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     If specified in the related Prospectus Supplement, the Certificates of one or more classes offered pursuant to this Prospectus will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, Classes or Subclasses of Certificates), except under limited circumstances.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications), effective June 26, 1992, prohibits depository institutions from investing in certain "high-risk" mortgage securities (including securities such as certain series, Classes or Subclasses of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying" and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investment in securities which are issued in book-entry form.

     Other classes of Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA because they will not represent beneficial ownership interests in qualifying mortgage loans under SMMEA. The appropriate characterization of those Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them.

     No representation is made as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above may (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates adversely affect the liquidity of the non-SMMEA Certificates.

     Investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

     The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

     If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. Unless otherwise provided in the related Prospectus Supplement, the underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnity the related underwriters against certain civil liabilities, including liabilities under the Securities Act.

     If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

     If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters or such other person or persons specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus and the related Prospectus Supplement, some or all of such Certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Certificates, through dealers acting as agent and/or principal as in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                                  LEGAL MATTERS

     Certain legal matters and certain tax matters will be passed upon for the Depositor by Dewey Ballantine, New York, New York and/or such other counsel as will be named on the related Prospectus Supplement.

                                     RATING

     At the date of issuance of each Series of Certificates, the Certificates offered hereby will be rated in one of the four highest categories by at least one Rating Agency. See "Ratings" in the related Prospectus Supplement. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each securities rating should be evaluated independently of any other rating.

                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Commission in Washington, D.C. Copies may be obtained at rates prescribed by the Commission upon request to the Commission, and may be inspected, without charge, at the offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. See "Available Information."

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMCs Information Statement and the most recent Supplement to such Information Statement and any quarterly report made available by FHLMC can be obtained by writing or calling the Investor Inquiry Department at FHLMC at 8200 Jones Branch Drive, McLean Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-FMPC; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor has not and will not participate in the preparation of FHLMC's Offering Circulars, Information Statements or Supplements.

     Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Senior Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor has not and will not participate in the preparation of FNMA's Prospectuses.

                        INDEX OF SIGNIFICANT DEFINITIONS

Term                                                                        Page
----                                                                        ----

Act...........................................................................72
Advance.......................................................................58
Advance Reserve...............................................................44
Advances......................................................................10
APR...........................................................................21
ARM Buy-Outs..................................................................21
Balloon Loan..................................................................19
Balloon Loans.................................................................13
Balloon Period ...............................................................19
Basic Senior Class Distribution...............................................35
Buy-Down Account..............................................................19
Buy-Down Loans................................................................19
Call protection...............................................................40
CERCLA........................................................................78
Certificate Account...........................................................55
Certificate Account Depository................................................55
Certificateholder .............................................................1
Certificates...................................................................1
Class..........................................................................1
Code .....................................................................11, 81
Commission.....................................................................3
Compound Interest Certificates................................................31
Contract Pool ................................................................17
Contract Rate..............................................................7, 21
Contracts..................................................................1, 21
Convertible Mortgage Loans....................................................17
Cooperative Loans ............................................................17
Cooperative Notes ............................................................17
Cooperatives .................................................................17
Credit Enhancer ..............................................................16
Cut-Off Date Aggregate Principal Balance..................................18, 22
D&P..........................................................................107
Debt Securities...............................................................82
Deferred Interest.........................................................13, 19
Definitive Certificate........................................................30
Deleted Loan..................................................................27
Depositor...............................................................1, 4, 52
Determination Date............................................................32
Direct or Indirect Participants...............................................15
Disqualified Organization.....................................................94
Distribution Dates.............................................................7
DTC...........................................................................30
Due Date..................................................................18, 22
Due Period....................................................................41
Eligible Investments..........................................................44
Environmental Condition.......................................................78
EPA...........................................................................79
ERISA....................................................................11, 106
Excess servicing  ...........................................................102
Extension protection..........................................................40
FASIT .........................................................................2
FASIT High-Yield Securities ................................................2,11
FASIT Ownership Interest ......................................................2
FASIT Regular Securities ...................................................2,11

FDIC..........................................................................55
FHLBB.........................................................................72
FIRREA........................................................................80
Fitch........................................................................107
Foreign persons..............................................................105
Funding Period................................................................32
Gain From Acquired Property...................................................34
GEM Loans.....................................................................20
GPM Fund......................................................................21
GPM Mortgage Loans............................................................20
Grantor Trust Estate..........................................................82
Indemnification Payments......................................................34
Initial Deposit...............................................................43
Insurance Proceeds............................................................56
Interest Accrual Period.......................................................49
Interest Rate..................................................................1
Liquidated Contract...........................................................34
Liquidated Mortgage Loan..................................................14, 34
Liquidation Proceeds......................................................14, 56
Loan Sale Agreement...........................................................24
Loan-to-Value Ratio.......................................................18, 21
Moody's......................................................................107
Mortgage Certificate Pool.....................................................17
Mortgage Loans.................................................................1
Mortgage Notes................................................................17
Mortgage Pool.................................................................17
Mortgage Rate..................................................................7
Mortgaged Properties..........................................................19
Mortgages.....................................................................17
Mortgagor.....................................................................13
Multi-Class Certificates.......................................................1
Net Contract Rate .............................................................7
Net Insurance Proceeds........................................................56
Net Liquidation Proceeds......................................................56
Net Mortgage Rate .............................................................7
Non-REMIC Certificates........................................................82
Notional Amount................................................................1
OTS...........................................................................72
Pass-Through Entity...........................................................94
Pass-Through Rate .............................................................7
Paying Agent .................................................................57
Payment Deficiencies..........................................................43
Percentage Certificates.......................................................30
Plans........................................................................106
Pool...........................................................................1
Pool Distribution Amount......................................................32
Pool Value Group  ............................................................39
Pooling and Servicing Agreement................................................4
Prepayment Interest Shortfall.................................................58
PTE 83-1.....................................................................108
Purchase Obligation...........................................................12
Purchase Price................................................................26
Rating Agency.................................................................11
Record Date....................................................................7
Registration Statement.........................................................3

Regular Certificates..........................................................29
Relief Act................................................................16, 79
REMIC.........................................................................82
REMIC Certificates............................................................82
REMIC Regulations ............................................................81
Repurchase Proceeds...........................................................32
Residual Certificates.........................................................29
Residual Holders..............................................................90
Scheduled Principal...........................................................33
Secured-creditor exemption....................................................78
Securities Act.................................................................3
Senior Certificates........................................................2, 29
Senior Class Credit Enhancement...............................................35
Senior Class Distributable Amount.............................................33
Senior Class Principal Portion................................................33
Senior Class Shortfall........................................................35
Senior Class Shortfall Accruals...............................................35
Series.........................................................................1
Servicer.......................................................................1
Servicing Account ............................................................61
Servicing Fee..................................................................7
Shifting Interest Certificates.................................................2
SMMEA ...................................................................10, 109
Special Distributions.........................................................41
Special Hazard Contract.......................................................46
Special Hazard Mortgage Loan..................................................46
Standard Certificateholder...................................................100
Standard Certificates..........................................................1
Standard Hazard Insurance Policy..............................................23
Stated Amount..................................................................1
Stripped Certificates..........................................................1
Sub-Servicer...............................................................4, 54
Sub-Servicing Account.........................................................55
Subclass.......................................................................1
Subordinated Amount............................................................9
Subordinated Certificates..................................................2, 29
Subordinated Class Distributable Amount.......................................33
Subordinated Class Principal Portion..........................................34
Subordination Reserve Fund.....................................................9
Substitute Loan...............................................................27
Thrift institutions...........................................................93
Title V...................................................................73, 77
Trust Fund.....................................................................1
U.S. Person...................................................................95
UCC.......................................................................69, 74
Unaffiliated Sellers...........................................................4
Unpaid Interest Shortfall.....................................................36
Voting Interests..............................................................65
Window Period.................................................................72
Window Period Loans...........................................................72
Window Period States..........................................................72

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No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Summary Terms of the Certificates..........................................  S-3
Risk Factors............................................................... S-22
Description OF THE Mortgage Loans.......................................... S-24
Ihe Funding Corp........................................................... S-47
Irwin Home Equity Corporation.............................................. S-48
Irwin Home Equity Corporation, As Servicer................................. S-48
Allocations of Payments on the Helocs Between the Trust
Balances and the Additional Balances....................................... S-49
Prepayment and Yield Considerations........................................ S-50
Description of the Certificates............................................ S-57
Servicing of the Mortgage Loans............................................ S-70
The Trustee................................................................ S-76
The Certificate Insurance Policies and the Certificate Insurer............. S-76
Certain Federal Income Tax Considerations.................................. S-80
Erisa Considerations....................................................... S-81
Legal Investment........................................................... S-82
Plan of Distribution....................................................... S-83
Ratings.................................................................... S-83
Report of Experts.......................................................... S-83
Legal Matters.............................................................. S-84
Index of Significant Prospectus Supplement
Definitions................................................................ S-85


                          PROSPECTUS
Reports ...................................................................    3
Available Information .....................................................    3
Incorporation of Certain Information  by Reference ........................    3
Summary of Prospectus .....................................................    4
Risk Factors ..............................................................   13
The Trust Funds ...........................................................   18
Description of the Certificates ...........................................   29
Credit Support ............................................................   43
Prepayment and Yield Considerations .......................................   48
Use of Proceeds ...........................................................   52
The Depositor .............................................................   52
Underwriting Guidelines ...................................................   52
Servicing of the Mortgage Loans and Contracts .............................   54
The Pooling and Servicing Agreement .......................................   64
Certain Legal Aspects of the Mortgage Loan
and Contracts .............................................................   67
Certain Federal Income Tax Consequences ...................................   81
ERISA Considerations ......................................................   93
Legal Investment ..........................................................   96
Plan of Distribution ......................................................   98
Legal Matters .............................................................   99
Rating ....................................................................   99
Additional Information ....................................................   99
Index of Significant Definitions...........................................  100

================================================================================

================================================================================

                          Irwin Home Equity Corporation
                                  Trust 1997-2

                                IHE Funding Corp.
                                    (Seller)

                          Irwin Home Equity Corporation
                                   (Servicer)
                                        &
                              Prudential Securities
                          Secured Financing Corporation
                                   (Depositor)


                                   $70,000,000
                             Class A-1 Certificates

                                   $24,500,000
                             Class A-2 Certificates

                                   $20,500,000
                             Class A-3 Certificates

                                   $15,000,000
                             Class A-4 Certificates

                       Mortgage Pass-Through Certificates,
                                  Series 1997-2

                          ----------------------------

                              PROSPECTUS SUPPLEMENT

                          ----------------------------

                       Prudential Securities Incorporated

                                November 11, 1997

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